UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MADISON SQUARE GARDEN SPORTS CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

JAMES L. DOLAN

Executive Chairman

Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live webcast on Monday, December 11, 2023 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGS2023. There is no in-person meeting this year for you to attend.

Information on how to vote, attend and ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours,

James L. Dolan

Executive Chairman

October 25, 2023

MADISON SQUARE GARDEN SPORTS CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

PROXY STATEMENT

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Madison Square Garden Sports Corp.

The Annual Meeting of Stockholders of Madison Square Garden Sports Corp. will be held on Monday, December 11, 2023, at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet, vote your shares electronically and submit your questions during the annual meeting, by visiting www.virtualshareholdermeeting.com/MSGS2023 (there is no physical location for the annual meeting). You will need to have your 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the annual meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. For further information on how to participate in the meeting please see General Information, “How do I attend, vote and ask questions during the 2023 annual meeting?”

The annual meeting will be held to consider and vote upon the following proposals:

1.	Election of directors.

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	An advisory vote on the compensation of the Company’s executive officers.

4.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on October 16, 2023 may vote during the meeting.

Your vote is important to us. Even if you plan on participating in the annual meeting virtually, we recommend that you vote as soon as possible by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

By order of the Board of Directors,

Mark C. Cresitello Senior Vice President, Associate General Counsel & Secretary

New York, New York

October 25, 2023

MADISON SQUARE GARDEN SPORTS CORP., TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121

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References to our website in this proxy statement are provided as a convenience and the information contained on, or available through, our website is not part of this or any other document we file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans,” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of us and our business, operations, financial condition and the industries in which we operate and the factors described in our filings with the SEC, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required by law or applicable regulations.

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PROXY STATEMENT SUMMARY

This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on

Form 10-K for the fiscal year ended June 30, 2023 before voting.

VOTING ITEMS AND BOARD RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of directors	FOR
Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal 3	An advisory vote on the compensation of the Company’s executive officers	FOR

COMPANY OVERVIEW

Madison Square Garden Sports Corp. (the “Company”) owns and operates a portfolio of assets featuring some of the most recognized teams in all of sports, including the New York Knickerbockers (the “Knicks”) of the National Basketball Association (the “NBA”) and the New York Rangers (the “Rangers”) of the National Hockey League (the “NHL”). Both the Knicks and the Rangers play their home games in Madison Square Garden Arena (“The Garden”), also known as The World’s Most Famous Arena. The Company’s other professional franchises include two development league teams — the Hartford Wolf Pack of the American Hockey League (the “AHL”) and the Westchester Knicks of the NBA G League (the “NBAGL”). The Company also operates a professional sports team performance center — the Madison Square Garden Training Center in Greenburgh, NY.

CORPORATE GOVERNANCE AND BOARD PRACTICES

The Board of Directors of the Company (the “Board”) has adopted Corporate Governance Guidelines (the “Governance Guidelines”) and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business that serves the interests of the holders of both our Class A Common Stock and Class B Common Stock

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors

✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through end of service on the Board

APPROACH TO FOSTERING DIVERSITY AND INCLUSION

We aim to create an employee experience that fosters the Company’s culture of respect and inclusion. By welcoming the diverse perspectives and experiences of our employees, we all share in the creation of a more vibrant, unified, and engaging place to work.

Together with MSG Entertainment and Sphere Entertainment, we have furthered these objectives under our expanded Talent Management, Diversity and Inclusion (“D&I”) function, including:

Workforce: Embedding Diversity and Inclusion through Talent Actions

•	Created a common definition of potential and an objective potential assessment to de-bias talent review conversations so employees have an opportunity to learn, grow and thrive. Implemented quarterly performance and career conversations to facilitate regular conversations between managers and employees about goals, career growth and productivity.
•	Integrated D&I best practices into our performance management and learning and development strategies with the goal of driving more equitable outcomes.

•	Developed an emerging talent list to expand our talent pool to better identify and develop high performing diverse talent for expanded roles and promotion opportunities.

Workplace: Building an Inclusive and Accessible Community

•

Continued our efforts with the MSG Diversity & Inclusion Heritage Month enterprise calendar to acknowledge and celebrate culturally relevant days and months of recognition, anchored by our six employee resource groups (“ERGs”): Asian Americans and Pacific Islanders (AAPI), Black, LatinX, PRIDE, Veterans, and Women. Increased combined ERG involvement from 622 members in fiscal year 2022 to 1,120 members in fiscal year 2023 (an increase of 80.1%), which includes employees from the Company, MSG Entertainment and Sphere Entertainment.

•	Revamped our Conscious Inclusion Awareness Experience, a training program, and created two required educational modules focused on unconscious bias and conscious inclusion within our learning management system. As of June 30, 2023, over 90% of employees across the Company, MSG Entertainment and Sphere Entertainment had completed both required trainings either through the e-modules or through live training sessions.

•	Broadened our LGBTQ+ inclusivity strategy, by launching new gender pronoun feature within the employee intranet platform, hosted live allyship and inclusivity trainings, and launched toolkit resources for employees to learn and develop. Together with the PRIDE ERG, marched in the 2022 and 2023 NYC Pride Parades. Hosted a community conversations series focused on “Finding Your Voice as an LGBTQ+ Professional” with a prominent LGBTQ+ elected official and employees of the Company, MSG Entertainment and Sphere Entertainment.

Community: Bridging the Divide through Expansion to Diverse Stakeholders

•	Focused on connecting with minority-owned businesses to increase the diversity of our vendors and suppliers by leveraging ERGs and our community, which creates revenue generating opportunities for diverse suppliers to promote their businesses and products. In fiscal year 2023, we and Sphere Entertainment hosted a multi-city holiday market event featuring twenty underrepresented businesses in New York City and Burbank.

•	Invested in an external facing supplier diversity portal on our website, which launched in fiscal year 2023. The portal is intended to expand opportunities for the Company, MSG Entertainment and Sphere Entertainment to do business with diverse suppliers, including minority-, women-, LGBTQ+- and veteran-owned businesses.

•	Strengthened our commitment to higher education institutions to increase campus recruitment pipelines. In partnership with the Knicks and our social impact team, we hosted the 2nd Annual Historically Black Colleges and Universities (“HBCU”) Night highlighting the important contributions of these institutions and awarded a $60,000 scholarship to a New York City high school student. Additionally, we welcomed two NBA HBCU Fellows in our MSG Sports Business Operations Department covering marketing strategy, ticketing revenue strategy, and basketball operations through the NBA’s HBCU Fellows Program.

DIRECTOR NOMINEES

The Board has nominated 18 director candidates. Of the 18 nominees, five are Class A nominees and 13 are Class B nominees. Assuming all of the director nominees are elected at the 2023 annual meeting, our Class A director representation will be approximately 28% of the Board, consistent with the 25% minimum required by our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”).

All director candidates have been nominated for a one-year term to expire at the 2024 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.

Our Class A nominees are elected by holders of our Class A Common Stock. All Class A nominees are independent and collectively have significant business leadership experience, finance and accounting experience, government service experience, management experience, investment experience, operational and strategic planning experience, and extensive knowledge of the sports and sports media industries.

Our Class B nominees are elected by holders of our Class B Common Stock. Class B nominees collectively have significant industry and business leadership experience, finance and accounting experience, operational and strategic planning experience, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of Class A and Class B nominees’ diverse perspectives, institutional knowledge, and their collective deep business and investment experience.

Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors.”

Class A Director Nominees	Class B Director Nominees
Joseph M. Cohen	James L. Dolan	Quentin F. Dolan	Alan D. Schwartz
Richard D. Parsons	Charles F. Dolan	Ryan T. Dolan	Brian G. Sweeney
Nelson Peltz	Charles P. Dolan	Thomas C. Dolan	Vincent Tese
Ivan Seidenberg	Marianne Dolan Weber	Andrew Lustgarten
Anthony J. Vinciquerra	Paul J. Dolan	Stephen C. Mills

EXECUTIVE COMPENSATION PROGRAM

The Company is a sports business comprised of dynamic and powerful assets and brands. We operate in specialized industries and our named executive officers (“NEOs”) have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance.

Executive Compensation Principles:

✓	Significant portion of compensation opportunities should be at risk

✓	Long-term performance incentives should generally outweigh short-term performance incentives

✓	Executive officers should be aligned with stockholders through equity compensation

✓	Compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry

Elements of Compensation & Performance Objectives

The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that drive long-term stockholder value and reward sustained achievement of the Company’s key financial goals. The Company considers revenues and adjusted operating income (“AOI”) to be the key financial measures of the Company’s operating performance. As such, our Compensation Committee has reflected these performance measures in our annual incentive awards (in the case of AOI) and long-term incentive performance awards (in the case of AOI and revenues), along with other specific strategic and operating measures. The Company’s long-term incentive program also includes restricted stock units whose value is tied to the performance of the market value of the Company’s Class A Common Stock.

The table below summarizes the elements of our compensation program in effect for fiscal year 2023, and how each element was linked to Company performance. For more information on our executive compensation program and policies, please see “Compensation Discussion & Analysis.”

Component		Performance Link		Description
Base Salary	Cash	• Fixed level of compensation determined primarily based on the role, job performance and experience • Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (70%)	AOI (100%)	• Performance-based cash incentive opportunity • Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Compensation Committee
		Strategic (30%)	Strategic Objectives
Long-Term Incentive	Performance Stock Units (50%)	Revenues (50%)

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our long-term financial goals

•  Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		• Share-based award establishes direct alignment with our stock price performance and stockholder interests • Vest ratably over three years

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2023

GENERAL INFORMATION

COMPANY OVERVIEW

Madison Square Garden Sports Corp., incorporated on March 4, 2015, is a Delaware corporation with executive offices at Two Pennsylvania Plaza, New York, NY 10121. In this proxy statement, the words “Company,” “we,” “us,” “our,” “MSG Sports” and “MSGS” refer to Madison Square Garden Sports Corp., a holding company, and its direct and indirect subsidiaries through which substantially all of our operations are conducted. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MSGS.” As a result, we are subject to certain of the NYSE corporate governance listing standards.

PROXY STATEMENT MATERIALS

These proxy materials are provided in connection with the solicitation of proxies by our Board for the Annual Meeting of Stockholders, which will be conducted via live webcast at 10:00 a.m. Eastern Time on Monday, December 11, 2023. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/MSGS2023.

This proxy statement is first being sent to stockholders on or about October 25, 2023. Unless otherwise indicated, references to “2023,” “fiscal year 2023,” the “2023 fiscal year” and the “year ended June 30, 2023” refer to the Company’s fiscal year ended on June 30, 2023.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT OUR ANNUAL MEETING AND VOTING

When and where is the annual meeting being held?

The annual meeting will be held at 10:00 a.m. Eastern Time on Monday, December 11, 2023. Our 2023 annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. For more information on how to attend the virtual annual meeting, please see the question titled “How do I attend, vote and ask questions during the 2023 annual meeting?” below.

Who may vote during the annual meeting?

Holders of our Class A common stock, par value $0.01 per share (“Class A Common Stock”), and holders of our Class B common stock, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock, collectively, “Company Stock”), as recorded in our stock register at the close of business on

October 16, 2023, may vote during the annual meeting. On October 16, 2023, there were 19,404,363 shares of Class A Common Stock and 4,529,517 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of thirteen candidates to the Board. As a result of their ownership of all of the shares of Class B Common Stock, members of the Charles F. Dolan family and certain related family entities have the power to elect all of the directors to be elected by the holders of our Class B Common Stock, to approve Proposals 2 (appointment of the Company’s independent registered public accounting firm) and 3 (advisory vote on the compensation of the Company’s executive officers), regardless of how other shares are voted.

Why did I receive a Notice of Annual Meeting and Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials by Internet. Accordingly, the Company has sent a Notice of Annual Meeting and Internet Availability of Proxy Materials to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Annual Meeting and Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials by Internet or to request a printed copy may be found in the Notice of Annual Meeting and Internet Availability of Proxy Materials. In addition, our stockholders may request to receive proxy materials in printed form by mail or electronically. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you otherwise elect. The Company encourages our stockholders who have not already done so to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

What votes need to be present to hold the annual meeting?

In order to carry on the business of the annual meeting, we need a majority of the votes represented by the outstanding shares eligible to vote on the record date, October 16, 2023, to be present, either by participating in the virtual meeting or by proxy. This is known as a “quorum.” If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class constitutes a quorum for such action. Abstentions and broker non-votes (described below) are considered present for purposes of determining a quorum.

How do I vote?

You may vote in advance of the annual meeting by telephone, Internet or mail by following the instructions provided on the Notice of Annual Meeting and Internet Availability of Proxy Materials. If you choose to vote by mail, please sign, date and return the proxy card in the postage-paid envelope provided. You may also vote during the virtual meeting. For more information on how to vote during the meeting, please see the question titled “How do I attend, vote and asking questions during the 2023 annual meeting?” Even if you plan to participate in the virtual annual meeting, the Board strongly recommends that you submit a proxy to vote your shares in advance so that your vote will be counted if you later decide not to participate in the annual meeting.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on the election of directors or any other proposal on which the brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, your brokerage firm, bank, broker-dealer or other similar organization has discretionary voting authority under applicable rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm (Proposal 2), even if the brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you. However, your brokerage firm, bank, broker-dealer or other similar organization does not have discretionary authority to vote on the election of directors (Proposal 1) and the advisory vote with respect to NEO compensation (Proposal 3) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of our Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class A Common Stock. Election of directors by the holders of our Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of our Class B Common Stock. The ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and the advisory vote with respect to NEO compensation (Proposal 3) require the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and the holders of our Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of the proposals because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of all of the shares of our Class B Common Stock, members of the Charles F. Dolan family and certain related family entities have the power to elect all of the directors to be elected by the holders of our Class B Common Stock and to approve the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm (Proposal 2) and the advisory vote with respect to NEO compensation (Proposal 3), regardless of how other shares are voted.

Can I change my vote after I have voted?

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote during the annual meeting. You may change your vote prior to the annual meeting by:

•	re-voting your shares by Internet or by telephone by following the instructions on the Notice of Annual Meeting and Internet Availability of Proxy Materials or proxy card (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted);

•	signing and returning a valid proxy card or voting instruction form with a later date;

•	delivering a written notice of revocation to the Company’s Secretary at Two Pennsylvania Plaza, New York, NY 10121; or

•	attending the annual meeting and re-voting your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website (but your participation in the virtual annual meeting will not automatically revoke your proxy unless you validly vote again during the annual meeting).

If your shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you should follow the instructions they provide in order to change your vote.

How will my shares be voted during the annual meeting if I submit a proxy card?

The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the Director nominees named in this proxy statement to be elected by holders of the relevant class of Company Stock (Proposal 1);

•	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm (Proposal 2); and

•	FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3).

Who participates in and pays for this solicitation?

The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying materials. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our executive officers and regular employees who will receive no additional compensation for such activities.

We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement for out-of-pocket expenses. In addition, we will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend, vote and ask questions the 2023 annual meeting?

This year’s annual meeting will be a virtual meeting of stockholders conducted via live webcast. To be admitted to the 2023 annual meeting, you must have been a stockholder of record at the close of business on the record date of October 16, 2023 or be the legal proxy holder or qualified representative of such stockholder. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https://investor.msgsports.com, and will be available on www.virtualshareholdermeeting.com/MSGS2023 during the annual meeting.

Attending the Virtual Meeting. To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/MSGS2023. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Annual Meeting and Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Legal Proxy. Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or a qualified representative attend the virtual annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on December 1, 2023. For further details, see “Other Matters — Advance Notice of Proxy Holders and Qualified Representatives.”

For a period of at least 10 days ending on the day before the date of the 2023 annual meeting, a complete list of stockholders entitled to vote during the 2023 annual meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. If you are interested in viewing the list, please send an email to investor@msgsports.com one business day in advance to schedule your visit.

Voting During the Virtual Meeting. If you have not voted your shares prior to the annual meeting or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the annual meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

Asking Questions. If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/MSGS2023.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at

https://investor.msgsports.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

Help with Technical Difficulties. If you have any technical difficulties accessing the virtual meeting on the meeting date, please call the phone numbers displayed on the virtual meeting website,www.virtualshareholdermeeting.com/MSGS2023. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, https://investor.msgsports.com, including information on when the meeting will be reconvened.

What is “householding” and how does it affect me?

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Form 10-K”) unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the annual meeting.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

This Notice of Annual Meeting and Proxy Statement, the proxy card and the 2023 Form 10-K are available at www.proxyvote.com.

In accordance with the SEC rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most of our stockholders will not receive paper copies of our proxy materials. Instead, we are sending these stockholders a Notice of Annual Meeting and Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and the 2023 Form 10-K, and voting by Internet. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice of Annual Meeting and Internet Availability of Proxy Materials also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive proxy materials electronically, these materials will continue to be sent via email unless you change your election.

If you receive paper copies of our proxy materials and would like to sign up for electronic delivery via email or the Internet, please follow the instructions to vote by Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

THE DISTRIBUTIONS

The Company was incorporated as MSG Spinco, Inc., an indirect, wholly-owned subsidiary of MSG Networks Inc. (“MSG Networks”). We changed our name to The Madison Square Garden Company on September 30, 2015 (the “MSGS Distribution Date”) in connection with the distribution of all of the Company’s outstanding common stock to the stockholders of MSG Networks (the “MSGS Distribution”). Pursuant to the MSGS Distribution, the Company acquired the entertainment and sports businesses previously owned by MSG Networks through its MSG Entertainment and MSG Sports business segments.

We changed our name to Madison Square Garden Sports Corp. on April 17, 2020 in connection with the distribution of all of the outstanding common stock of MSG Entertainment Spinco, Inc. (which was previously known as Madison Square Garden Entertainment Corp. until the MSGE Distribution (as defined below), is now known as Sphere Entertainment Co., and is referred to herein as

“Sphere Entertainment”) to our stockholders (the “SPHR Distribution”). Pursuant to the SPHR Distribution, Sphere Entertainment acquired the entertainment business previously owned and operated by the Company through its Entertainment segment as well as the sports bookings business which was part of the Sports segment.

On April 20, 2023 (the “MSGE Distribution Date”), Sphere Entertainment distributed approximately 67% of the outstanding common stock of MSGE Spinco, Inc. (now known as Madison Square Garden Entertainment Corp. and referred to herein as “MSG Entertainment”) to its stockholders (the “MSGE Distribution”). Pursuant to the MSGE Distribution, MSG Entertainment acquired the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, other than the Sphere business (which was retained by Sphere Entertainment after the MSGE Distribution Date).

BOARD AND GOVERNANCE PRACTICES

CORPORATE GOVERNANCE PRACTICES

Our Board has adopted the Governance Guidelines and other practices to promote the functioning of the Board and its committees to serve the best interests of all our stockholders. The Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

✓	Annual election of directors, with all directors elected to one-year terms

✓	Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business that serves the interests of all stockholders

✓	Board self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board to facilitate an effective oversight function

✓	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

✓	Regular executive sessions of independent directors
✓	Independent Board committees, with each of the Audit Committee and the Compensation Committee comprised 100% of independent directors

✓	Restricted stock units subject to holding requirement through the end of service on the Board

Our Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and Chief Executive Officer, management succession, Board and executive compensation, and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our corporate website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

STOCKHOLDER ENGAGEMENT

Fostering long-term relationships with our stockholders is a priority for the Company. Engagement helps us gain insight into the issues most important to our stockholders, informing Board discussions and allowing us to consider investors’ views on a range of topics including corporate governance and executive compensation matters.

We regularly engage with stockholders, and during the 2023 fiscal year we engaged with holders of nearly 60% of our Class A Common Stock concerning our Board, governance and executive compensation practices, with the specific goal of seeking stockholder feedback. We greatly value the views of our stockholders, and we look forward to continuing to receive such feedback.

BOARD LEADERSHIP STRUCTURE

Our Board has the flexibility to determine whether the roles of chairman and principal executive officer (“PEO”) should be separated or combined. The Board makes this decision based on its evaluation of the circumstances and the Company’s specific needs from time to time. Currently, as Executive Chairman, Mr. James L. Dolan serves as the Company’s chairman and PEO. The Board has determined that combining these roles is the optimal leadership structure for the Company at this time because of Mr. Dolan’s experience with the Company’s business and industry, as well as his ability to most effectively identify strategic priorities of the Company and ensure execution of the Company’s strategy. The Board may in the future decide to separate the roles of chairman and PEO if it believes that a separation is consistent with the optimal leadership structure for the Company. The Board does not designate a lead independent director and believes it is appropriate not to have one because of the Company’s stockholder voting structure.

BOARD SELF-ASSESSMENT

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conducts its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

EXECUTIVE SESSIONS OF NON-MANAGEMENT AND INDEPENDENT BOARD MEMBERS

Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

RISK OVERSIGHT

Our Board believes that risk oversight is an important Board responsibility. The Board has delegated risk oversight to the Audit Committee, including oversight of cybersecurity risks. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also receives periodic updates from subject matter experts regarding specific risks, such as security of our facilities and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program. The Compensation Committee, with the assistance of its independent compensation consultant, reviewed the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s emphasis on long-term performance, its close connection to Company-wide and divisional performance and its equity-based component designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company.

COMMUNICATING WITH OUR DIRECTORS

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121. Any

person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSG Sports Integrity Hotline, which is operated by a third-party service provider, at 1-844-913-0611 or www.msg.ethicspoint.com.

CODE OF CONDUCT AND ETHICS

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. In addition, a copy may be obtained by writing to Madison Square Garden Sports Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary. Within the time period required by the SEC, we will post on our website any amendment to the Code of Conduct and Ethics and any waiver applicable to any executive officer, director or senior financial officer.

DIRECTOR INDEPENDENCE

As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee, and (iii) an independent compensation committee. On account of this, and based on our ownership and voting structure, we do not have a majority of independent directors on our Board and we have not created a corporate governance and nominating committee; however, we maintain an independent compensation committee.

Under the terms of our Certificate of Incorporation, the holders of our Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Despite the fact that our Board does not have a majority of independent directors, we value independent oversight and perspectives in our boardroom. That independent input is fostered by our Certificate of Incorporation, which gives holders of our Class A Common Stock the right to elect at least 25% of our Board, as well as by the presence on our Board of two directors elected by our Class B stockholders who meet the NYSE and SEC standards of independence. Assuming all of the director nominees are elected at the 2023 annual meeting, our Class A director representation will be approximately 28% of the Board, consistent with the 25% minimum required by our Certificate of Incorporation, and independent director representation will be approximately 39%.

Our Board has determined that each of the following non-management directors is “independent” within the meaning of the rules of the NYSE and the SEC: Messrs. Joseph M. Cohen, Richard D. Parsons, Nelson Peltz, Alan D. Schwartz, Ivan Seidenberg, Vincent Tese and Anthony J. Vinciquerra.

In reaching its determination for Messrs. Cohen, Parsons, Peltz, Schwartz, Seidenberg, Tese and Vinciquerra, the Board considered the following:

•	Mr. Cohen has served as a director of AMC Networks Inc. (“AMC Networks”) (a company that is also controlled by the Dolan Family) since June 2022. He previously served as a director of MSG Networks (a company that is also controlled by the Dolan Family as a subsidiary of Sphere Entertainment) from 2020 to 2021. He previously served in various senior executive roles with Madison Square Garden while the business was part of Cablevision Systems

Corporation (“Cablevision”) and was President of MSG Networks from 1977 to 1985. The Board determined that these relationships are not material and that Mr. Cohen is independent within the meaning of the rules of the NYSE and the SEC.

•	Mr. Schwartz previously served as a director of MSG Networks from 2010 to 2015. Mr. Schwartz also served as a director of AMC Networks from 2011 to 2016. From time to time, he, or entities for which he serves as an officer or principal, have performed services for AMC Networks. The Board determined that performance of these services, and the receipt of compensation for these services, is not material and that Mr. Schwartz is independent within the meaning of the rules of the NYSE and the SEC.

•	Mr. Tese has served as a director of Sphere Entertainment (a company that is also controlled by the Dolan Family) since April 2020 and AMC Networks since 2016. He also previously served as a director of MSG Networks from 2010 to 2015. Mr. Tese’s brother was employed by a subsidiary of the Company until 2020, was employed by a subsidiary of Sphere Entertainment from April 2020 until August 2020, was rehired by Sphere Entertainment in December 2021 and his employment was transferred from Sphere Entertainment to a subsidiary of MSG Entertainment in connection with the MSGE Distribution, in each case, in a non-executive officer position. The Board determined that these relationships are not material and that Mr. Tese is independent within the meaning of the rules of the NYSE and the SEC.

DIRECTOR NOMINATIONS

As permitted under the NYSE rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. The Board has nonetheless established a nomination mechanism in our Governance Guidelines for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”), as follows:

•	Nominees for election as Class A Directors are recommended to the Board by a majority of the independent Class A Directors then in office.
•	Nominees for election as Class B Directors are recommended to our Board by a majority of the Class B Directors then in office.

Our Certificate of Incorporation provides holders of the Company’s Class B Common Stock the right to elect up to 75% of the members of our Board and holders of our Class A Common Stock the right to elect 25% of the members of our Board.

DIRECTOR SELECTION

Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors evaluate and recommend Class A Director candidates to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Class A Directors also consider Class A Director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2024 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s Amended By-laws. See “Other Matters — Stockholder Proposals for 2024 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of our Class B Common Stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Certificate of Incorporation which provide the holders of our Class B Common Stock the exclusive right to elect our Class B Directors.

BOARD MEETINGS

The Board met four times during the fiscal year ended June 30, 2023. Each of the directors who was on the Board during the 2023 fiscal year attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served that were held during the time he or she served on the Board.

We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings. 15 of our 17 then-incumbent directors attended the 2022 annual stockholders’ meeting.

COMMITTEES

Our Board has two standing committees comprised solely of independent directors: the Audit Committee and the Compensation Committee.

Audit Committee

•	Members: Messrs. Seidenberg (Chair), Tese and Vinciquerra

•	Meetings during fiscal year ended June 30, 2023: 4

The primary purposes and responsibilities of our Audit Committee are to:

•	assist the Board in (i) its oversight of the integrity of our financial statements, (ii) its oversight of our compliance with legal and regulatory requirements, (iii) assessing our independent registered public accounting firm’s qualifications and independence, and (iv) assessing the performance of our internal audit function and independent registered public accounting firm.

•	appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	review the appointment and replacement of the head of our Internal Audit Department (which is currently provided through services from MSG Entertainment) and to review and coordinate the agenda, scope, priorities, plan and authority of the Internal Audit Department;

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•	review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy);

•	conduct and review with the Board an annual self-assessment of the Audit Committee;

•	prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	review and reassess the Audit Committee charter at least annually;

•	report to the Board on a regular basis; and

•	oversee corporate risks, including cybersecurity, and provide periodic updates to the Board on such oversight activities.

Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Messrs. Seidenberg, Tese and Vinciquerra is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Board and Governance Practices — Communicating with Our Directors.”

The text of our Audit Committee charter is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

Compensation Committee

•	Members: Messrs. Cohen (Chair), Tese and Vinciquerra

•	Meetings during fiscal year ended June 30, 2023: 9

The primary purposes and responsibilities of our Compensation Committee are to:

•	establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;

•	review and approve corporate goals and objectives relevant to the compensation of our

Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Chief Executive Officer, the “Senior Employees”), evaluate the Senior Employees’ performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;

•	approve any new equity compensation plan or material changes to an existing plan;

•	oversee the activities of the committee or committees administering our retirement and benefit plans;

•	in consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	determine and approve any severance or similar termination payments to be made to Senior Employees (current or former);

•	determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC;

•	conduct and review with the Board an annual self-assessment of the Compensation Committee; and

•	report to the Board on a regular basis, but not less than annually.

The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approves the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The Compensation Committee has also engaged an independent compensation consultant and independent legal counsel to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at www.msgsports.com under Investors — Governance — Corporate Governance — Governance Documents. A copy may be obtained by writing to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

Compensation Committee Interlocks and Insider Participation

Messrs. Cohen, Tese and Vinciquerra currently serve as members of the Compensation

Committee and Mr. Seidenberg served on the Compensation Committee until December 9, 2022. None of them is a current nor a former executive officer or employee of the Company.

Independent Committees

In addition to standing committees, the Company’s Board from time to time appoints or empowers a committee of our Board consisting entirely of independent directors (an “Independent Committee”) to act with respect to specific matters.

The Company has adopted a policy whereby an Independent Committee will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

Our Board has also adopted a special approval policy for transactions with MSG Entertainment, Sphere Entertainment and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, in which the value or expected value of the transaction or arrangement exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

For a further discussion of the scope of these policies, see “Related Party Transaction Approval Policy.”

Other Committee Matters

Our Amended By-laws permit the Board to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Our Amended By-laws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

DIRECTOR COMPENSATION

The following table describes the components of our non-employee directors’ compensation program in effect during the fiscal year ended June 30, 2023:

Compensation Element(1)	Compensation(2)(3)
Annual Cash Retainer	$75,000
Annual Equity Retainer(4)	$160,000
Annual Audit/Compensation Committee Member Fee	$15,000
Annual Audit/Compensation Committee Chair Fee	$25,000

(1)	A director who is also a Company employee receives no compensation for serving as a director.

(2)

From time to time our Compensation Committee and/or our Board may approve additional or alternate compensation arrangements for directors who serve on other committees of the Board, including Independent Committees.

(3)

Non-employee directors have the ability to make a non-revocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units (the “Deferred Compensation Election”). The Deferred Compensation Election first became available for cash payments to be received in calendar year 2023, with participating directors making their election in 2022. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the 20-trading day average closing market price on the day prior to the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Company’s 2015 Stock Plan for Non-Employee Directors, as amended (the “Director Stock Plan”), which was most recently approved by the Company’s stockholders on December 9, 2016 and is administered by the Compensation Committee.

(4)

Each director receives an annual grant of restricted stock units determined by dividing the value of the annual equity retainer by the 20-trading day average closing market price on the day prior to the grant date

(typically the annual meeting). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such compensation is made pursuant to the Director Stock Plan.

In order for our directors to develop an intimate familiarity with our teams and the services and support offered to patrons at our events, the Company makes available to each of our non-employee directors without charge up to two tickets per event for up to eight events per calendar year at The Garden, subject to availability. Director attendance at such events is integrally and directly related to the performance of their duties and, as such, we do not deem the receipt of such tickets to be perquisites. These ticket limitations do not apply to special events to which non-employee directors and their guests may have been specifically invited from time to time in their capacity as non-employee directors of the Company. In addition, non-employee directors are able to purchase tickets to events from the Company, MSG Entertainment and Sphere Entertainment at face value, subject to availability. Tickets provided to non-employee directors are not available for resale.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each person who served as a non-employee director during the fiscal year ended June 30, 2023. Directors who are current employees of the Company receive no compensation for service as directors and are therefore not identified in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Joseph M. Cohen	100,000	164,464	264,464
Charles F. Dolan	75,000	164,464	239,464
Charles P. Dolan	75,000	164,464	239,464
Marianne Dolan Weber	75,000	164,464	239,464
Paul J. Dolan	75,000	164,464	239,464
Ryan T. Dolan	75,000	164,464	239,464
Thomas C. Dolan	75,000	164,464	239,464
Andrew Lustgarten(4)	37,500	148,714	186,214
Stephen C. Mills	75,000	164,464	239,464
Richard D. Parsons	75,000	164,464	239,464
Nelson Peltz	75,000	167,155	242,155
Alan D. Schwartz	75,000	204,655	279,655
Ivan Seidenberg	102,187	165,865	268,052
Brian G. Sweeney	75,000	164,464	239,464
Vincent Tese	109,375	164,464	273,839
Anthony J. Vinciquerra	98,437	164,464	262,901

(1)

These amounts represent Board retainer fees earned during the fiscal year ended June 30, 2023, including the value of such amounts that were received by Messrs. Peltz, Schwartz and Seidenberg as restricted stock units pursuant to their Deferred Compensation Election. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-employee director.

(2)

This column reflects the grant date fair market value of (i) 1,027 restricted stock units granted in December 2022, to each non-employee director (or in the case of Mr. Lustgarten,749 units to reflect prorated fees for his service on the Board from January 1, 2023 to the 2023 annual meeting), and (ii) with respect to Messrs. Peltz, Schwartz and Seidenberg, this column also reflects the difference between (x) the grant date fair market value of 411, 411 and 548 restricted stock units granted in February 2023 for Board service during calendar year 2023, to Mr. Peltz, Mr. Schwartz and Mr. Seidenberg, respectively, and (y) the retainer fees reported in the Fees Earned or Paid in Cash column for Board service during fiscal year 2023 that were subject to their Deferred Compensation Election. Such grant date fair market values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2023 Form 10-K. The values reflected in this column differ from the $160,000 value set forth in our directors’ compensation program (or any pro rata portion) because the grant date fair value calculated under Topic 718 differs from the 20-trading day average used to determine the number of units granted to directors.

(3)

For each non-employee director, the aggregate number of restricted stock units held as of June 30, 2023 is as follows: Charles F. Dolan, 5,128 units; Charles P. Dolan, 5,128 units; Marianne Dolan Weber, 4,499 units; Paul J. Dolan, 2,935 units; Ryan T. Dolan, 2,974 units; Thomas C. Dolan, 5,128 units; Joseph M. Cohen, 2,974 units; Andrew Lustgarten, 749 units; Stephen C. Mills, 2,974 units; Richard D. Parsons, 5,128 units; Nelson Peltz, 5,988 units; Alan D. Schwartz, 5,539 units; Ivan Seidenberg, 4,150 units; Brian G. Sweeney, 5,128 units; Vincent Tese, 5,128 units; and Anthony J. Vinciquerra, 2,974 units.

(4)

Effective January 1, 2023, Mr. Andrew Lustgarten ceased to be Chief Executive Officer of the Company and was appointed to serve as a Class B Director by the directors who were elected by the holders of our Class B Common Stock. For a description of the compensation he received as an employee of the Company during fiscal year 2023, see “Executive Compensation Tables.”

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated 18 candidates for election to the Board at this year’s annual meeting.

Of the 18 director nominees, five are to be elected by the holders of our Class A Common Stock and 13 are to be elected by the holders of our Class B Common Stock. All 18 nominees have been nominated for a term to expire at the 2024 annual meeting and until their successors have been elected and qualified.

The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable, based on whether you are a holder of our Class A Common Stock or Class B

Common Stock. Information on each of our nominees is given below.

Each director nominee listed below has consented to being named in this proxy statement and has agreed to serve if elected. However, if a nominee for election as a director by the holders of our Class A Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class A proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class A Common Stock if the Board names one. If a nominee for election as a director by the holders of our Class B Common Stock becomes unavailable before the election or for good cause will not serve, the persons named on the Class B proxy card would be authorized to vote for a replacement director nominee for election as a director by the holders of our Class B Common Stock if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

JAMES L. DOLAN – Age 68

Class B Director since March 4, 2015

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been a director and the Executive Chairman of the Company since 2015. He also served as the Chief Executive Officer of the Company from 2017 to April 2020. Mr. Dolan has served as a director and the Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022 and as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since November 2019. Mr. Dolan has served as Non-Executive Chairman of AMC Networks since February 2023, previously serving in that role from September 2020 to December 2022, and has served as a director since 2011. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was also the Executive Chairman of MSG Networks from 2009 to 2021 and Chief Executive Officer of Cablevision from 1995 to 2016. He was previously President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun-off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of MSG Networks from 2009 until 2021 and a director of Cablevision from 1991 to 2016. James L. Dolan is the son of Charles F. Dolan the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Marianne Dolan Weber and Thomas C. Dolan, the brother-in-law of Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his experience as Executive Chairman of the Company since March 2015 and Chief Executive Officer of the Company from 2017 to April 2020, his experience as Executive Chairman and Chief Executive Officer of MSG Entertainment since December 2022, his experience as Non-Executive Chairman of AMC Networks since September 2020, his experience as Executive Chairman and Chief Executive Officer of Sphere Entertainment since April 2020, his experience in various positions with Cablevision, including as its Chief Executive Officer, his experience in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about the Company’s businesses and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. James L. Dolan should serve as a director of the Company.

CHARLES F. DOLAN – Age 97

Class B Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has served as a director since 2011 and Chairman Emeritus of AMC Networks since September 2020. He served as Executive Chairman of AMC Networks from 2011 to September 2020 and Chairman of Cablevision from 1985 to 2016. He was Chief Executive Officer of Cablevision from 1985 to 1995. Mr. Dolan founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985 and established Manhattan Cable Television in 1961 and Home Box Office in 1971. In addition to AMC Networks, Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2009 to 2021 and Cablevision from 1985 to 2016. Charles F. Dolan is the father of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the father-in-law of Brian G. Sweeney, the uncle of Paul J. Dolan and the grandfather of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of Mr. Dolan’s experience in the cable television and cable programming industries, as well as his experience as founder of Cablevision, his previous service as Chairman and Chief Executive Officer of Cablevision and its predecessors, his service as Executive Chairman and Chairman Emeritus of AMC Networks, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Charles F. Dolan should serve as a director of the Company.

CHARLES P. DOLAN – Age 36

Class B Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been an employee of Knickerbocker Group LLC, an entity owned by James L. Dolan, since 2010. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Charles P. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded that Mr. Charles P. Dolan should serve as a director of the Company.

MARIANNE DOLAN WEBER – Age 66

Class B Director since December 9, 2016

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Ms. Dolan Weber has been President of Heartfelt Wings Foundation since 2015 and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as the manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber has served as a director of MSG Entertainment since April 2023, AMC Networks since June 2022 and Sphere Entertainment since April 2020. She previously served as a director of AMC Networks from 2011 to June 2021, Cablevision from 2005 to 2016 and MSG Networks from 2010 to 2014. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney, the aunt of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of her experience as a member of Cablevision’s founding family and as former Chairman of the Dolan Family Foundation and her experience as the former Vice Chairman of the Dolan Family Office, LLC, as well as the knowledge and experience she has gained about the Company’s business and contributions she has made during her tenure as a director of Cablevision, the Company, MSG Entertainment, Sphere Entertainment and AMC Networks, our Board has concluded that Ms. Dolan Weber should serve as a director of the Company.

PAUL J. DOLAN – Age 65

Class B Director since December 11, 2019

Committee Membership: None

Other Public Company Directorships: J.M. Smucker Company (NYSE: SJM), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Indians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently on the MLB’s Long Range Planning Committee, Ownership Committee and Diversity and Inclusion Committee as well as the Executive Council. Mr. Dolan has been a director and member of the Executive Compensation Committee of the J.M. Smucker Company since 2006 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Additionally, Mr. Dolan has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since 2020 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016 and was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Paul J. Dolan is the nephew of Charles F. Dolan, the cousin of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and a cousin by marriage of Brian G. Sweeney.

Key Skills & Experience

In light of his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of MSG Entertainment, Sphere Entertainment, MSG Networks and of Cablevision, and his service on the board of another public company, our Board has concluded, that Mr. Paul J. Dolan should serve as a director of the Company.

QUENTIN F. DOLAN – Age 29

Class B Director since December 8, 2021

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been Investment Director of the Company since May 2022. Mr. Dolan is a graduate of New York University and has held internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020, and previously served as a director of MSG Networks from 2015 to June 2020. Quentin F. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment and MSG Networks, our Board has concluded, acting on the recommendation of the directors elected by holders of our Class B Common Stock, that Mr. Quentin F. Dolan should serve as a director of the Company.

RYAN T. DOLAN – Age 34

Class B Director since December 11, 2019

Committee Membership: None

Other Public Company Directorships: Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan has been Vice President, Interactive Experiences of MSG Ventures, a wholly-owned subsidiary of Sphere Entertainment, since June 2019, and previously served as Director, Interactive Experiences of the Company from 2016 to 2019. Mr. Dolan has served as a director of MSG Entertainment since April 2023 and Sphere Entertainment since April 2020. Mr. Dolan has played an integral role in the growth and development of MSG Ventures’ interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Ryan T. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan.

Key Skills & Experience

In light of his familiarity with the Company’s business, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment and Sphere Entertainment, our Board has concluded that Mr. Ryan T. Dolan should serve as a director of the Company.

THOMAS C. DOLAN – Age 71

Class B Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Dolan served as Executive Vice President — Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; Executive Vice President and Chief Information Officer of Cablevision from 2001 until 2005; Senior Vice President and Chief Information Officer of Cablevision from 1996 to 2001; Vice President and Chief Information Officer of Cablevision from 1994 to 1996; General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994; and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Networks since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan.

Key Skills & Experience

In light of his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Thomas C. Dolan should serve as a director of the Company.

JOSEPH M. COHEN – Age 76

Class A Director since April 17, 2020

Committee Membership: Compensation (Chair)

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX)

Career Highlights

Mr. Cohen has been Chairman and Chief Executive Officer of West Ridge Associates, a sports and media consulting firm, since 2013. West Ridge’s clients include Platinum Equities, a private equity firm, the Cleveland Guardians and Arizona Diamondbacks of Major League Baseball, and The Switch, a broadcast transmission facilities provider. Mr. Cohen has served as an independent consultant of The Switch since 2018 in various roles, including his current role as President of Sports, and previously served as President of Sports at The Switch (as an employee) from 2013 to 2018. He was Chief Executive Officer and Principal Owner of The Switch predecessor companies Hughes Television Network (1985-1989) and HTN Communications, LLC (2003-2013). Mr. Cohen served in various senior executive roles with Madison Square Garden while the business was part of Cablevision and was President of MSG Networks (1977-1985), when he was a member of the NBA and NHL television committees. He returned as Executive Vice President of MSG Media & Development (1995-2002). Mr. Cohen was Chairman of the Los Angeles Kings of the NHL (1993-1995), also serving on the NHL Board of Governors. He was President of Spectacor West and Chief Executive Officer of Spectacor Films (1991-1993), serving on the board of Allied Communications, Inc., an independent film distribution company. He was also co-founder and a director of USA Network (1977-1981). Mr. Cohen has served as a director of AMC Networks since June 2022 and previously served as a director of MSG Networks from 2020 to 2021. He also serves as a director of Joe Torre’s Safe At Home Foundation and Maccabi World Union. He serves as a director emeritus of the March of Dimes and trustee emeritus of the

California Institute of the Arts. Recognition of Mr. Cohen includes the Sports Broadcasting Hall of Fame and the WWE Hall of Fame, the Sports Business Journal’s Champions Class of 2016, Ellis Island Medal of Honor and Billboard Magazine’s Facilities Manager of the Year (1974 and 1976).

Key Skills & Experience

In light of Mr. Cohen’s long-term experience as a senior executive of other companies and his knowledge of the sports, entertainment and media industries, our Board has concluded that Mr. Cohen should be elected to serve as a director of the Company.

ANDREW LUSTGARTEN – Age 46

Class B Director since January 1, 2023

Committee Membership: None

Other Public Company Directorships: None

Career Highlights

Mr. Lustgarten served as Chief Executive Officer of the Company from 2020 to December 2022. As Chief Executive Officer of the Company, Mr. Lustgarten was responsible for setting the overall business strategy and overseeing the day-to-day operations for the Company’s sports franchises, featuring the Knicks and the Rangers. Mr. Lustgarten also led efforts to advance the Company’s business, including pursuing new initiatives to enhance these sports brands, as well as identifying opportunities for growth. Mr. Lustgarten also served as President of the Company from 2017 to September 2022 and prior to that served as Executive Vice President, Corporate Development and Strategy of the Company from 2014 to 2017. In his role as Executive Vice President, Corporate Development and Strategy, Mr. Lustgarten was responsible for developing both internal and external opportunities that advance the Company’s key growth initiatives, maintaining key industry and strategic alliances, and overseeing the Company’s involvement in new strategic transactions. Mr. Lustgarten also previously served as the President of Sphere Entertainment from November 2019 to March 2022. Prior to his employment with the Company, Mr. Lustgarten worked at the NBA, as Senior Vice President, Global Strategy and Senior Vice President, Business and Strategic Development, from 2012 to 2014, and as Special Assistant to the Commissioner from 2007 to 2012. Prior to joining the NBA in 2007, Mr. Lustgarten held various positions, including Vice President, Finance at Cablevision, and as a financial analyst in the Media and Entertainment Investment Banking Group of Bear Stearns & Co. Mr. Lustgarten serves as a director since 2001 and as Chairman since 2020 of the Lustgarten Foundation for Pancreatic Cancer Research, the nation’s largest private supporter of pancreatic cancer research. Mr. Lustgarten previously served as a director of Tao Group Hospitality from 2017 to May 2023, Boston Calling Events, LLC from 2016 to December 2022, Tribeca Enterprises LLC from 2017 to August 2019, and both the Garden of Dreams Foundation and Counter Logic Gaming from 2018 to December 2022.

Key Skills & Experience

In light of Mr. Lustgarten’s experience as a former executive of the Company, his experience at other companies and the NBA and his knowledge of the sports industry, our Board has concluded, acting on the recommendation of the directors elected by holders of our Class B Common Stock, that Mr. Lustgarten should be elected to serve as a director of the Company.

STEPHEN C. MILLS – Age 64

Class B Director since April 17, 2020

Committee Membership: None

Other Public Company Directorships: Selective Insurance Group, Inc. (NASDAQ: SIGI)

Career Highlights

Mr. Mills served as President from 2017 to 2020 and Executive Vice President and General Manager from 2013 to 2017 of the New York Knicks, which is owned by the Company. Prior to joining the New York Knicks, he served as a Partner at Athletes & Entertainers Wealth Management Group, LLC from 2009 to 2013, the Chief Operating Officer and Sports Business President of MSG Networks from 2003 to 2009, and in various roles at the NBA from 1984 to 2000. Mr. Mills has served as a director of Selective Insurance Group, Inc. since September 2020 and as a Trustee of Ariel Investments since 2015. Mr. Mills previously served as a director of MSG Networks from 2020 to 2021. Mr. Mills has also served on the board of advisors for the Hospital for Special Surgery since 2011, as a director of Harlem Junior Tennis since 2017 and as a director of the Princeton University Varsity Club since 2010. He previously served as a trustee of USA Basketball from 1992 to 2000 and the Basketball Hall of Fame from 1992 to 2000.

Key Skills & Experience

In light of Mr. Mills’ experience as a former executive of the Company, his experience at other companies and the NBA and his knowledge of the sports industry, our Board has concluded that Mr. Mills should be elected to serve as a director of the Company.

RICHARD D. PARSONS – Age 75

Class A Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: Lazard Ltd. (NYSE: LAZ), The Estée Lauder Companies Inc. (NYSE: EL)

Career Highlights

Mr. Parsons is a co-founder and partner of Imagination Capital LLC, a venture capital firm launched in November 2017. He is also co-founder and chairman of Equity Alliance, an investment fund that was founded in 2021. He was Senior Advisor for Providence Equity Partners LLC, a global private equity and investment firm, from 2009 until 2012. He previously served as the interim Chief Executive Officer of the Los Angeles Clippers from May 2014 to September 2014. Mr. Parsons was Chairman of Citigroup Inc. from 2009 to 2012 and was a director of Citigroup from 1996 until 2012. Prior to that, he was Chairman of the Board of Time Warner from 2003 to 2008; Chief Executive Officer of Time Warner from 2002 to 2007; Co-Chief Operating Officer of AOL Time Warner from 2001 to 2002; President of Time Warner from 1995 to 2000; Chairman and Chief Executive Officer of Dime Bancorp from 1990 to 1995; and President and Chief Operating Officer of Dime Bancorp from 1988 to 1990. He was a Partner of Patterson, Belknap, Webb & Tyler law firm from 1979 to 1988. Mr. Parsons has served as a director of The Estée Lauder Companies Inc. since 1999 and Lazard Ltd. since 2012. Mr. Parsons previously served as a director of Group Nine Acquisition Corp. from 2021 to 2022, MSG Networks from 2010 to May 2014 and again from September 2014 to 2015. In addition, Mr. Parsons served as Interim Chairman of the Board of Directors of CBS Corporation from September 25, 2018, to October 21, 2018. Mr. Parsons is Chairman Emeritus of the Apollo Theater Foundation and Chairman of the Jazz Foundation of America and is a director of the Commission on Presidential Debates. He has been a member of the Gerald R. Ford Presidential Foundation since 2011.

Key Skills & Experience

In light of Mr. Parsons’ extensive skills and wide-ranging experience arising from his roles as legal counsel, executive officer and outside director and an independent Chairman of the Board of other public companies, in areas such as consumer business, professional sports, corporate governance, financial reporting, risk management, compensation and corporate affairs, in addition to the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company and a former director of MSG Networks, our Board has concluded that Mr. Parsons should serve as a director of the Company.

NELSON PELTZ – Age 81

Class A Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: Unilever PLC (NYSE: UL), The Wendy’s Company (NASDAQ: WEN)

Career Highlights

Mr. Peltz has served as the Chief Executive Officer and a founding partner of Trian Fund Management, L.P., a management company for various investment funds and accounts, since its formation in 2005. From 1993 until 2007, Mr. Peltz served as Chairman and Chief Executive Officer of The Wendy’s Company (formerly known as Triarc Companies, Inc.), which during that time period owned Arby’s Restaurant Group, Inc. and Snapple Beverage Group, as well as other consumer and industrial businesses. Mr. Peltz has served as The Wendy’s Company’s non-executive Chairman since 2007. In addition, Mr. Peltz has served as a director of Unilever PLC since July 2022. Mr. Peltz previously served as a director of Janus Henderson Group plc from February to November 2022, Invesco Ltd. from November 2020 to February 2022, The Procter & Gamble Company from March 2018 to October 2021, Sysco Corporation from 2015 to 2021, Legg Mason, Inc. from 2009 to 2014 and 2019 to July 2020, Mondelēz International, Inc. from 2014 to 2018, MSG Networks from 2014 to 2015, Ingersoll-Rand plc from 2012 to 2014 and H. J. Heinz Company from 2006 to 2013.

Key Skills & Experience

Mr. Peltz was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena. In light of Mr. Peltz’s more than 40 years of business and investment experience, including as the Chairman and Chief Executive Officer of public companies, his extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, his strong operating experience and strategic planning skills and strong relationships with institutional investors, investment banking and capital markets advisors and others that can be drawn upon for the Company’s benefit, and the knowledge and experience he has gained about the Company’s business and the contributions he made during his tenure as a director of the Company and a former director of MSG Networks, our Board has concluded that Mr. Peltz should serve as a director of the Company.

ALAN D. SCHWARTZ – Age 73

Class B Director since September 30, 2015

Committee Membership: None.

Other Public Company Directorships: None

Career Highlights

Mr. Schwartz has been Executive Chairman of Guggenheim Partners, LLC, an investment advisory financial services firm, since 2009 and has previously served as consultant for Rothschild Inc. from 2008 to 2009, and various roles at The Bear Stearns Companies, Inc., including: Chief Executive Officer from January 2008 to March 2008; President and Co-Chief Operating Officer from 2007 to 2008; and Co-President from 2001 to 2007. Mr. Schwartz is currently a director of Marvin & Palmer Associates, Inc., an investment advisory firm, and previously served as a director of MSG Networks from 2010 to 2015 and AMC Networks from 2011 to 2016. He is a trustee of NYU Langone Health, a trustee emeritus of Duke University, a member of the boards of the Robin Hood Foundation, the Clinton Health Access Initiative and the National Medal of Honor Museum.

Key Skills & Experience

In light of his experience as an investment banker, his experience as a senior executive of other businesses, his service as a director of other public companies and charitable institutions, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, MSG Networks and AMC Networks, our Board has concluded that Mr. Schwartz should serve as a director of the Company.

IVAN SEIDENBERG – Age 76

Class A Director since April 17, 2020

Committee Membership: Audit (Chair)

Other Public Company Directorships: None

Career Highlights

Mr. Seidenberg served as Chief Executive Officer of Verizon Communications, Inc., a telecommunications provider, from 2002 to 2011. He also served as Chairman of the board of Verizon from 2004 to 2011. He previously served as Chairman and Chief Executive Officer of Bell Atlantic Corporation and NYNEX Corporation, Verizon’s predecessor companies, from 1995 to 2002. Mr. Seidenberg previously served as a director of Perella Weinberg Partners, an investment banking financial services firm, from June 2021 to April 2023, Blackrock Inc. from 2011 to May 2020 and Boston Properties Inc. from 2014 to 2016.

Key Skills & Experience

In light of Mr. Seidenberg’s experience as an investment banker, a senior executive and director of other public companies, our Board has concluded that Mr. Seidenberg should be elected to serve as a director of the Company.

BRIAN G. SWEENEY – Age 59

Class B Director since September 30, 2015

Committee Membership: None

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Madison Square Garden Entertainment Corp. (NYSE: MSGE), Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Sweeney served as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision, including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President — Strategic Software Solutions from 2012 to 2013; and Senior Vice President—eMedia from 2000 to 2012. Mr. Sweeney has served as a director of MSG Entertainment since April 2023, Sphere Entertainment since April 2020 and AMC Networks since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Brian G. Sweeney is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin by marriage of Paul J. Dolan.

Key Skills & Experience

In light of his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about the Company’s business and contributions he has made during his tenure as a director of the Company, MSG Entertainment, Sphere Entertainment, MSG Networks, AMC Networks, and Cablevision, our Board has concluded that Mr. Sweeney should serve as a director of the Company.

VINCENT TESE – Age 80

Class B Director since September 16, 2015

Committee Membership: Audit, Compensation

Other Public Company Directorships: AMC Networks Inc. (NASDAQ: AMCX), Claros Mortgage Trust (NYSE: CMTG) Sphere Entertainment Co. (NYSE: SPHR)

Career Highlights

Mr. Tese has served as a director of AMC Networks since 2016, Sphere Entertainment since April 2020 and Claros Mortgage Trust, a real estate investment trust, since November 2021. Mr. Tese served as Executive Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC), a bank holding company, from 2009 until January 2019 and Executive Chairman of its subsidiary Florida Community Bank from 2010 until January 2019. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, Director of Economic Development for New York State from 1987 to 1994 and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese was the Commissioner of the Department of Economic Development and Chairman of both the Science and Technology Foundation and the Job Development Authority. Mr. Tese has also served as a director of New York Racing Association, Inc., and a trustee of New York Presbyterian Hospital since 1996 and New York University School of Law. Mr. Tese previously served as a director of Intercontinental Exchange, Inc. from 2004 to May 2022, Cablevision from 1996 to 2016, MSG Networks from 2010 to 2015, FCB Financial Holdings, Inc. from 2010 until January 2019 and Mack-Cali Realty Corporation from 1997 until June 2019. He also served as a director of Gabelli Asset Management, National Wireless Holdings, Inc., and The Bear Stearns Companies, Inc. from 1994 to 2008.

Key Skills & Experience

In light of his experience as the Chief Executive Officer of the New York State Urban Development Corporation, his other government service, his experience as the executive chairman of private companies, his service as a director of other public companies, as well as the knowledge and experience he has gained about the Company’s business and the contributions he has made during his tenure as a director of the Company, Sphere Entertainment, MSG Networks, AMC Networks and Cablevision, our Board has concluded that Mr. Tese should serve as a director of the Company.

ANTHONY J. VINCIQUERRA – Age 69

Class A Director since April 17, 2020

Committee Membership: Audit, Compensation

Other Public Company Directorships: Qualcomm Incorporated (NASDAQ: QCOM)

Career Highlights

Mr. Vinciquerra has served as Chairman of the Board and Chief Executive Officer of Sony Pictures Entertainment Inc., a film entertainment company and wholly-owned subsidiary of Sony Corporation, since June 2017. Mr. Vinciquerra previously served as a Senior Advisor to Texas Pacific Group (TPG), a private equity company, in the technology, media and telecom sectors from 2011 to 2017, Chairman of Fox Networks Group, a television entertainment company, from 2008 to 2011, and President and Chief Executive Officer of Fox Networks Group from 2002 to 2011. Mr. Vinciquerra has served as a director of Qualcomm Incorporated since 2015 and previously served as a director of Pandora Media, Inc. from 2016 to 2017, Univision Communications, Inc. from 2011 to 2017, Motorola Mobility Holdings, Inc. from 2011 to 2012 and DirecTV from 2013 to 2015.

Key Skills & Experience

In light of Mr. Vinciquerra’s experience as a senior executive and director of other public companies, our Board has concluded that Mr. Vinciquerra should be elected to serve as a director of the Company.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed Deloitte as our independent registered public accounting firm (the independent auditors) with respect to our operations for the fiscal year ending June 30, 2024. Deloitte will audit our financial statements for the fiscal year ending June 30, 2024. Representatives of Deloitte will be present at the annual meeting. Those representatives will have the opportunity to make a statement if they desire to do so and will answer appropriate questions. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We are asking that you ratify the appointment of Deloitte, although your ratification is not required. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of our Company Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS

The following table provides information about fees billed for services rendered by Deloitte for our fiscal years ended June 30, 2023 and June 30, 2022:

	Fiscal Year Ended June 30,
	2023	2022
Audit fees(1)	$868,000	$715,000
Audit-related fees(2)	$27,500	$25,000
Tax fees	—	—
All other fees	—	—

(1)

Audit fees of the Company in the fiscal years ended June 30, 2023 and 2022 consisted of fees in connection with the integrated audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Audit-related fees of the Company in the fiscal years ended June 30, 2023 and 2022 consisted primarily of fees for contractually-required audits and other audit support services.

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. In addition, under the Audit Committee’s pre-approval policy, the Chairman of the audit Committee may pre-approve audit and non-audit services, provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed and paid by the Company were pre-approved under the Audit Committee’s pre-approval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered accounting firm.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s Internal Audit function is provided to the Company by the Internal Audit Department of MSG Entertainment through an agreement with MSG Entertainment. The Internal Audit function provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.

The Company’s independent registered public accounting firm, Deloitte, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and its evaluation of the Company’s internal control over financial reporting. The Audit Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with Deloitte the firm’s independence. All audit and non-audit services performed by Deloitte must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee discussed the overall scope of and plans for their respective audits with the Company’s Internal Audit function and Deloitte. For the fiscal year ended June 30, 2023, the Audit Committee met with head of the Company’s Internal Audit function and representatives of Deloitte in regular and executive sessions, to discuss the results of their examinations related to the Company, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs. The Company’s Internal Audit function is provided by the Internal Audit Department of MSG Entertainment (which provides internal audit services to the Company under an agreement with MSG Entertainment) and PricewaterhouseCoopers LLP (while members of the Internal Audit Department at MSG Entertainment were on leaves of absence).

Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the 2023 Form 10-K that was filed with the SEC.

Members of the Audit Committee

Ivan Seidenberg (Chair)

Vincent Tese

Anthony J. Vinciquerra

LETTER FROM THE COMPENSATION COMMITTEE

Dear Fellow Stockholder,

The Compensation Committee believes in the importance of motivating executives with a pay-for-performance compensation structure that aligns with the Company’s strategy. To that end, each year, the Compensation Committee evaluates the Company’s compensation program and makes compensation decisions within the context of four over-arching principles that we believe establish pay and performance alignment and appropriately motivate our executive officers:

•	A significant portion of each executive officer’s compensation opportunity should be at risk;

•	Long-term incentives should generally comprise a greater proportion of total compensation than short-term incentives;

•	Equity compensation should be a meaningful component of total compensation in order to establish a direct alignment of interests between executive officers and our stockholders; and

•	We should attract, retain, motivate and reward the best talent in a competitive industry.

During the 2023 fiscal year, management of the Company has engaged with holders of nearly 60% of our Class A Common Stock to discuss our Board, governance and compensation practices, with the specific goal of seeking stockholder feedback. The Compensation Committee also seeks to include the input of our stockholders in the regular evaluation of our programs and welcomes continued stockholder feedback regarding our executive compensation practices.

Further detail on our compensation program and 2023 fiscal year compensation is included in the following Compensation Discussion & Analysis. We are committed to maintaining a compensation structure that aligns pay with performance and effectively motivates our executive officers to continue driving long-term value creation for our stockholders.

Members of the Compensation Committee

Joseph M. Cohen (Chair)

Vincent Tese

Anthony J. Vinciquerra

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis provides a discussion of our compensation philosophy and 2023 fiscal year compensation for the following NEOs:

Current NEOs
James L. Dolan	Executive Chairman
David G. Hopkinson	President and Chief Operating Officer
David Granville-Smith	Executive Vice President
Victoria M. Mink	Executive Vice President, Chief Financial Officer and Treasurer
Jamaal T. Lesane	Executive Vice President and General Counsel
Former Executive
Andrew Lustgarten	Former President and Chief Executive Officer

During fiscal year 2023, Mr. Andrew Lustgarten served as the Company’s President and Chief Executive Officer until September 9, 2022 and as Chief Executive Officer until January 1, 2023, at which point he ceased to be an executive officer. Effective September 9, 2022, Mr. David G. Hopkinson was appointed President and Chief Operating Officer of the Company and became an executive officer. Effective January 1, 2023, Mr. Lustgarten was appointed to serve as a Class B director by the directors who are designated as elected by the holders of our

Class B Common Stock. Effective June 15, 2023, the Company entered into an employment agreement with Mr. David Granville-Smith to serve as Executive Vice President of the Company and Mr. Granville-Smith became an executive officer.

For a discussion of compensation received by Mr. Lustgarten in his capacity as a non-employee director during fiscal year 2023, see “Board and Governance Practices—Director Compensation.”

EXECUTIVE SUMMARY

Business Overview

The Company owns and operates a portfolio of assets featuring some of the most recognized teams in all of sports, including the Knicks of the NBA and the Rangers of the NHL. Both the Knicks and the Rangers play their home games in The Garden, also known as The World’s Most Famous Arena. The Company’s other professional franchises include two development league teams — the Hartford Wolf Pack of the AHL and the Westchester Knicks of the NBAGL. The Company also operates a professional sports team performance center — the Madison Square Garden Training Center in Greenburgh, NY.

Fiscal Year 2023 Performance Results and Operational Highlights

The Company delivered strong financial results for fiscal year 2023, following fiscal year 2022’s record-level results. Highlights included:

•	The Company achieved record full-year revenues of $887.4 million, as well as full-year operating income of $85.2 million and AOI of $115.0 million; (1)

•	Fiscal year 2023 record revenues were driven by growth across every key revenue category — including tickets, suites, sponsorship and media rights, as well as food, beverage and merchandise sales, which all exceeded fiscal year 2022’s record-level results;

(1)	AOI is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the most comparable GAAP measure, please see Annex A.

•	The Company completed its first return of capital since becoming a pure-play sports company in 2020, returning approximately $250 million to shareholders through a special cash dividend of $7.00 per share and a $75 million accelerated share repurchase program;

•	Both the Knicks and the Rangers qualified for the NBA and NHL playoffs, hosting eight home playoff games at The Garden in the aggregate and with the Knicks advancing to the Eastern Conference Semifinals;

•	For the 2022-23 regular seasons, the Company delivered a combined average season ticket renewal rate above 90% for the Knicks and the Rangers, along with strong sales of new season ticket packages;

•	The Company continued to improve the in-arena fan experience which helped drive robust in-arena spending, with food, beverage and merchandise per-capita spending up by a high single-digit percentage as compared to fiscal year 2022, which had exceeded pre-pandemic levels by a double-digit percentage;

•	The Company — in partnership with MSG Entertainment — renewed a number of significant marketing partnerships, including signature-level partners Verizon and Spectrum, while also welcoming new partners such as signature-level Hub International and MSC Cruises – the official cruise line partner and first official global partner for the Knicks;

•	The Company continued to increase direct fan engagement by offering original content on the Knicks’ and the Rangers’ social media platforms, resulting in over 1.7 million net new social media followers across both teams’ channels and bringing total combined social media followers to over 18 million as of the end of the fiscal year;

•	The Company continued to see growth in local and national media rights fees from ongoing annual contractual rate increases; and
•	Over the course of fiscal year 2023, the Company paid down $140 million in debt.

Stockholder Engagement & Responsiveness

During the 2023 fiscal year, we engaged with holders of nearly 60% of our Class A Common Stock concerning our Board, governance and executive compensation practices, with the specific goal of seeking stockholder feedback.

The Compensation Committee has incorporated various aspects of stockholder feedback into our current pay practices over time, and we continue to make enhancements that we believe further align our compensation disclosures with our long-term strategy and interests of our stockholders. Such enhancements include the improvement of disclosures regarding the annual incentive program goal-setting process and the measurement of achievement against those goals, illustrating the alignment of the annual incentive payouts with the Company’s strategic objectives. In seeking to continue our efforts to align our compensation practices with long-term stockholder interests, the Committee seeks out and values opportunities to receive stockholder feedback. We look forward to continuing to receive such feedback to inform the regular, ongoing review of our compensation program.

Executive Compensation Program Objectives and Philosophy

The Company is a sports business comprised of dynamic and powerful assets and brands. We operate in specialized industries and our NEOs have substantial and meaningful professional experience in these industries. Given the unique nature of our business, the Company places great importance on its ability to attract, retain, motivate and reward experienced NEOs who can continue to drive our business objectives and achieve strong financial, operational and stock price performance. The Compensation Committee has designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing the Company’s businesses and driving long-term stockholder value.

Our Compensation Committee has designed a program that reflects four key overarching executive compensation principles:

Principle	Implementation(1)

A significant portion of compensation opportunities should be at risk.	• The majority of executive compensation is at risk and based on stockholder returns as well as the Company’s performance against predetermined financial performance targets.
Long-term performance incentives should generally outweigh short-term performance incentives.	• Incentive compensation focuses more heavily on long-term rather than short-term accomplishments and results.
Executive officers should be aligned with our stockholders through equity compensation.	• Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with stockholder interests.
The compensation structure should enable the Company to attract, retain, motivate and reward the best talent in a competitive industry.

•  The overall executive compensation program is competitive, equitable and thoughtfully structured so as to attract, retain, motivate and reward talent.

•  The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

(1) Excludes any one-time awards, including awards granted in connection with commencement of employment.

In designing our executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity compensation, and (3) performance-based and time-based vesting of compensation.

Elements of Compensation

The Company compensates its NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our NEOs tied to key financial and strategic measures that generate long-term stockholder value and reward sustained achievement of the Company’s key financial goals.

The Company considers revenues and AOI to be the key measures of its operating performance. As such, our Compensation Committee has reflected these performance measures in our annual incentive awards (in the case of AOI) and long-term incentive performance awards (in the case of both revenues and AOI), along with other specific strategic and operating measures. The Company’s long-term incentive program also includes restricted stock units whose value is tied to the performance of the market value of the Company’s Class A Common Stock. In order to further align compensation opportunities with the Company’s strategic vision and focus on growth, the Compensation Committee has also occasionally granted certain awards in the form of stock options, where appropriate, which support the goal of generating long-term stockholder value.

The table below summarizes the elements of our compensation program as in effect for fiscal year 2023, and how each element supported the Company’s compensation objectives:

Component		Performance Link		Description
Base Salary	Cash	• Fixed level of compensation determined primarily based on the role, job performance and experience • Intended to compensate NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (70%)	AOI (100%)	• Performance-based cash incentive opportunity • Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Compensation Committee
		Strategic (30%)	Strategic Objectives
Long-Term Incentive	Performance Stock Units (50%)	Revenues (50%)

•  Financial performance targets are pre-determined by the Compensation Committee and reflect our long-term financial goals

•  Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		• Share-based award establishes direct alignment with our stock price performance and stockholder interests • Vest ratably over three years

2023 Fiscal Year Annual Compensation Opportunities Mix

As described above, the Company’s compensation program is designed with significant long-term performance-based and at-risk components. For the 2023 fiscal year, a substantial majority of NEO annual target compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman Pay Mix(1)(2)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman)

(1)

Reflects the allocation of base salary, annual target bonus opportunity, and long-term incentive award target value as set forth in each current NEO’s employment agreement for the 2023 fiscal year and excludes awards that are not considered standard annual compensation for the 2023 fiscal year. For calculating the Average NEO Pay Mix and to best reflect the go-forward pay mix, includes Mr. Granville-Smith’s fiscal year 2024 target bonus opportunity and long-term incentive target value, as per the terms of his employment agreement with the Company, he was not eligible to participate in the Company’s fiscal year 2023 MPIP (as defined below) and long-term incentive program given his start date of June 15, 2023.

(2)	Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sound Compensation Governance Practices

The Company’s executive compensation program is overseen by the wholly independent Compensation Committee, with the support of an independent compensation consultant and independent legal counsel. We maintain a compensation program with strong governance features, including:

Compensation Practices

✓	Substantial proportion of compensation at risk (87% for Executive Chairman; 74% on average for other NEOs)

✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals

✓	Stockholder feedback considered in Compensation Committee review of compensation program

✓	Anti-hedging/pledging

✓	No excise tax gross-up provisions

✓	Review of tally sheets for each NEO by Compensation Committee at least annually

✓	Fully independent Compensation Committee oversight of compensation decisions

✓	Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel

COMPENSATION PROGRAM PRACTICES AND POLICIES

The following discussion describes the practices and policies implemented by the Compensation Committee during the fiscal year ended June 30, 2023. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation for the year ended June 30, 2023 is covered by employment agreements approved by the Company’s Compensation Committee.

During fiscal year 2023, the Company entered into a new employment agreement with each of Mr. Hopkinson, effective September 9, 2022, and Mr. Granville-Smith, effective June 15, 2023. In addition, the Company amended and restated the existing employment agreement with Mr. Dolan, effective as of the MSGE Distribution Date, to reflect his new role as Executive Chairman and Chief Executive Officer of MSG Entertainment in connection with the MSGE Distribution, with no change to Mr. Dolan’s compensation at the Company or any other material terms of the employment agreement.

In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2022, a majority of stockholders voted to approve, on an advisory basis, the Company’s executive compensation. The Compensation Committee considered the results of this vote, as well as the Company’s ongoing discussions with stockholders, in its assessment and development of the compensation program.

Role of the Compensation Committee

Our Compensation Committee administers our executive compensation program. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering our retirement and benefit plans; and (4) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board and Governance Practices — Committees — Compensation Committee.”

Role of the Independent Compensation Consultant

The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

The independent compensation consultant collaborates with independent legal counsel and reports directly to the Compensation Committee and, at the request of the Compensation Committee, the independent compensation consultant meets with members of management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to the Compensation Committee.

The services provided by the independent compensation consultant to the Compensation

Committee during the fiscal year ended June 30, 2023 included:

•	Attending all Compensation Committee meetings;

•	Providing information, research, and analysis pertaining to our executive compensation program for the 2023 fiscal year;

•	Regularly updating the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisting the Compensation Committee in making pay determinations for the executive officers;

•	Assisting the Compensation Committee in making compensation decisions in connection with the entry into new employment agreements with the (i) President and Chief Operating Officer; and (ii) Executive Vice President, and the amendment and restatement of the existing employment agreement with the Executive Chairman;

•	Advising on the design of the executive compensation program and the reasonableness of individual compensation targets and awards;

•	Conducting a compensation risk assessment; and

•	Providing advice and recommendations that incorporated both market data and Company-specific factors.

During the 2023 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.

The Compensation Committee charter requires the Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2023, the Compensation Committee concluded that the independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, the Compensation Committee believes that the independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2023. In reaching this conclusion, the Compensation Committee considered the same rules regarding advisor independence.

Role of Executive Officers in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and, following discussions with the independent compensation consultant, establishes their compensation. Senior management of the Company assists the Compensation Committee and the independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to the Compensation Committee, either directly or through the independent compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and recommendations and discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Performance Objectives

As described below under “— Elements of Our Compensation Program,” performance-based incentive compensation is an important element of the Company’s executive compensation program.

Generally, the Compensation Committee has historically based the performance objectives for the Company’s incentive compensation on revenues and AOI of the Company. The Company considers these performance objectives to be key measures of the Company’s operating performance.

The Company defines AOI, which is a non-U.S. GAAP financial measure, as operating income (loss) excluding (i) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (ii) share-based compensation expense or benefit, (iii) restructuring charges or credits, (iv) gains or losses on sales or dispositions of businesses, (v) the impact of purchase accounting adjustments related to business acquisitions, and (vi) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), AOI (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

The Company amended its definition of AOI during the 2023 fiscal year so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded. Because the performance objectives for the Company’s fiscal year 2023 annual incentive plan and 2021 Performance Stock Units (as defined below) were set prior to amending the AOI definition, such operating lease costs were still excluded for purposes of calculating the payouts of these awards.

The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets prepared by the independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the current NEOs for the fiscal year ended June 30, 2023, including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to the current NEOs upon various termination scenarios.

Determining Compensation Levels; Benchmarking

As part of the Compensation Committee’s review of total compensation for the fiscal year ended June 30, 2023, the independent compensation consultant assisted the Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends. The Compensation Committee, in consultation with the independent compensation consultant, considered broad market data (both industry-related and general industry data) and multiple broad-based compensation surveys in order to appropriately assess compensation levels.

For the fiscal year ended June 30, 2023, the Compensation Committee, in consultation with the independent compensation consultant, determined not to utilize a peer group or target positioning in determining compensation given the limited number of comparable publicly-traded companies.

In addition to the market data documented above, the Compensation Committee considered internal information (job responsibility, experience, parity among executive officers, contractual commitments, attraction and retention of talent and historical compensation) to determine compensation.

ELEMENTS OF OUR COMPENSATION PROGRAM

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. The compensation program included the following key elements for the fiscal year ended June 30, 2023: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy. The Compensation Committee reviews historical compensation, other information provided by the independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for executive officers. The allocation between cash and equity compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Mr. Dolan is also employed by MSG Entertainment and Sphere Entertainment as each company’s Executive Chairman and Chief Executive Officer and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Dolan also receives compensation for services rendered to MSG Entertainment and Sphere Entertainment, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Dolan by MSG Entertainment and Sphere Entertainment, see MSG Entertainment’s and Sphere Entertainment’s 2023 Definitive Proxy Statements, respectively.

Mr. Granville-Smith is employed by Sphere Entertainment and AMC Networks and receives separate compensation from each company with respect to such employment. The compensation program and philosophies discussed in this proxy statement reflect only compensation that is paid by the Company for services rendered to the Company, except as otherwise noted. While the Compensation Committee is aware that Mr. Granville-Smith also receives compensation for services rendered to Sphere Entertainment and AMC Networks, its compensation decisions are based on its independent assessment and application of the compensation goals and objectives of the Company. For more information regarding the compensation of Mr. Granville-Smith by Sphere Entertainment, see Sphere Entertainment’s 2023 Definitive Proxy Statements.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate them for the day-to-day services that they perform for the Company. Base salaries for these executive officers have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreement between the Company and each NEO contains a minimum base salary level. For information regarding these base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee reviews the salaries of the executive officers at least annually. The Compensation Committee may adjust base salaries for executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements.

The base salaries for each of Messrs. Dolan, Hopkinson and Granville-Smith, Ms. Mink and Messrs. Lesane and Lustgarten as of the end of the fiscal year ended June 30, 2023, or as of their separation date, as applicable, were as follows: $1,250,000, $1,250,000, $800,000, $900,000, $650,000 and $1,000,000. The actual base salary paid to Mr. Hopkinson, who was promoted to President and Chief Operating Officer effective September 9, 2022, includes base salary paid to him prior to September 9, 2022 for his services as Executive Vice President, MSG Sports and President, Team Business Operations of the Company. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for additional information regarding the base salaries, and actual amounts paid by the Company, during the Company’s fiscal year. Effective August 28, 2023, Mr. Lesane’s annual base salary increased to $750,000. The Compensation Committee determined salaries for the NEOs after evaluation of Company and individual performance, market pay levels, the range of increases generally provided to the Company’s employees and, to the extent appropriate, management’s recommendations.

Annual Cash Incentives

Overview

Annual cash incentives earned for performance in the 2023 fiscal year were determined by performance against goals under the Management Performance Incentive Plan (“MPIP”) for the purpose of determining the final annual incentive payouts. MPIP is an annual incentive plan under which eligible members of management, including the NEOs, were provided an opportunity to earn an annual cash award. The 2023 fiscal year MPIP was based on performance measures tied to an AOI target for the 2023 fiscal year as well as certain pre-determined strategic objectives.

This annual incentive was designed to link executive compensation directly to the Company’s performance by providing incentives and rewards based upon business performance during the applicable fiscal year.

MPIP awards to all eligible employees, including the NEOs, were conditioned upon the satisfaction of predetermined financial and strategic objectives. For fiscal year 2023, financial objectives were weighted at 70% and strategic objectives were weighted at 30% for all eligible employees (including our NEOs).

MPIP results were calculated based on performance achievement against these predetermined goals, as discussed below.

As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the adjusted financial and strategic objectives, the payout level of the annual cash incentives was calculated at 129.9% of the target level.

Target Award Opportunities

Each employee eligible for an annual incentive award was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year.

Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition,

each employment agreement between the Company and each of the NEOs contains a minimum target annual incentive award level. See “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee, in its sole discretion and subject to the terms of employment agreements, may revise target annual incentive award levels for the NEOs.

Annual Incentive Payouts

The below table summarizes each NEO’s target annual incentive opportunity and actual 2023 fiscal year annual incentive payouts, as determined by the Compensation Committee. The annual incentive payouts are described in more detail below.

Name	2023 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	2023 Fiscal Year MPIP as a % of Target	Actual 2023 Fiscal Year Annual Incentive Award
Current NEOs
James L. Dolan	$1,250,000	200%	129.9%	$3,247,500
David G. Hopkinson	$1,250,000	150%	129.9%	$2,435,625
David Granville-Smith(1)	$800,000	—	—	—
Victoria M. Mink	$900,000	100%	129.9%	$1,169,100
Jamaal T. Lesane	$650,000	100%	129.9%	$844,350
Former Executive
Andrew Lustgarten (2)	$1,000,000	200%	129.9%	$1,299,000

(1)

Pursuant to the terms of his employment agreement, Mr. Granville-Smith was not eligible for an annual cash inventive award for the fiscal year ended June 30, 2023, but was provided a one-time cash award in the amount of $925,000, which was intended to compensate him for forfeited compensation from his previous employer. Mr. Granville-Smith will be required to repay the full amount of this one-time cash award in the event of his resignation without “good reason” or termination for “cause” within one year following the commencement of his employment with the Company. Pursuant to his employment agreement, commencing with the 2024 fiscal year, Mr. Granville-Smith will be eligible to participate in the annual incentive program with an annual target bonus opportunity equal to not less than 100% of his base salary.

(2)

With respect to Mr. Lustgarten, this table reflects the prorated annual incentive award earned during the fiscal year ended June 30, 2023 for the period of July 1, 2022 through January 1, 2023. See “Executive Compensation Tables — Employment Agreements” for a description of the benefits paid to Mr. Lustgarten upon his separation from the Company.

Performance Targets & Achievement Levels

Financial Component (70%): For the fiscal year ended June 30, 2023, the MPIP financial performance objectives included a rigorous AOI target, with potential payouts under this component ranging from 0-200% of target.

The financial component of MPIP was determined based on the extent to which financial performance compared to the predetermined AOI target. The MPIP contemplated certain adjustments when evaluating the financial performance against the pre-determined objective. The measurement against the adjusted target for the 2023 fiscal year provided the following calculated result:

Financial Metrics (Weighting)	2023 Fiscal Year Payout Results
AOI (100%)	129.8% of target

Based on the performance against the pre-determined AOI target, the calculated result of the financial component of the MPIP, giving effect to the payment provisions of the MPIP, was 129.8%.

Strategic Component (30%): For the fiscal year ended June 30, 2023, the MPIP also included a performance component that measured achievement against relevant strategic goals. These goals, and associated milestones and tactics, are reviewed and approved by the Compensation Committee.

Goal Setting Process: In the 2023 fiscal year, numerous specific goals that were aligned with the Company’s broad strategic initiatives were established for the Company. Discrete milestones and tactics were enumerated to measure year-end achievement. As part of this process, each goal (and its related tactics) was assigned a weight, and at the end of the fiscal year, the level of achievement of each goal and tactic was evaluated on a scale ranging from 0-200%.

2023 Fiscal Year Goals & Achievement: The strategic component for NEO payouts was calculated based on the extent to which goals were achieved or missed in the fiscal year.

In the 2023 fiscal year, the Company’s strategic goals focused on a range of operational and strategic initiatives, including:

•	Optimizing ticket sales strategies and enhancing the in-arena fan experience;

•	Deepening fan connections and elevating our brands; and

•	Promoting efficiency and future growth.

The strategic component focused on numerous core strategies aimed at promoting the Company’s initiatives, which were supported by more than 40 individualized and measurable milestones and tactics. Successful achievement of milestones and tactics for fiscal year 2023 included:

•	Driving greater revenues and AOI by focusing on: (i) optimizing ticket sales strategies and (ii) enhancing the in-arena fan experience:

○	Implemented new ticket sales strategies which led to higher customer engagement, increased season package sales and renewals, and higher individual and group sales, driving record-level ticket revenue in fiscal year 2023; and

○	Continued to elevate and improve the in-arena fan experience through improved in-game entertainment and event production, which resulted in higher customer satisfaction survey scores.

•	Creating long-term growth through initiatives aimed at deepening fan connections and elevating our brands, resulting in expanded revenues and AOI:

○	Expanded monetizable digital content opportunities, while also growing fan bases and engagement:

-	Launched new podcast with former Rangers goalie, Henrik Lundqvist; and

-	Increased social media followers of the Knicks and the Rangers by a combined 1.7 million net new followers, resulting in a combined total of over 18 million followers as of the end of the fiscal year;

○	Expanded premium hospitality spaces – in partnership with MSG Entertainment – including through the addition of two new event-level suite offerings for the start of the 2023-24 seasons; and
○	Expanded our merchandise retail collaborations with premium lifestyle brands which contributed to a high-single-digit percentage increase in merchandise per-capita spending; and

•	Driving long-term enterprise value through: (i) external strategic and financial opportunities and (ii) efficiency initiatives:

○	Returned approximately $250 million to shareholders during the fiscal year through a special cash dividend of $7.00 per share and a $75 million accelerated share repurchase program;

○	Completed the combination of Counter Logic Gaming (“CLG”) with NRG for a noncontrolling equity interest in the larger, combined CLG/NRG esports company;

○	Completed strategic investments in Xtract One Technologies and Don’t Quit, forming partnerships with innovative companies in venue security and sports nutrition spaces; and

○	Drove operating efficiencies through greater automation of internal systems.

Based on the performance against these predetermined goals, the Compensation Committee determined the payout result of the strategic component of the MPIP was achieved at 130.0% of target.

Annual Cash Incentive Payout: As a result of level of achievement of the financial and strategic objectives, as discussed above, the payout level of the annual cash incentives was calculated at 129.9% of the target level for the 2023 fiscal year.

Long-term Incentives

Long-term incentives represent a substantial portion of our executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2023, standard long-term incentives were comprised of performance stock units and restricted stock units.

The Compensation Committee believes this equity mix:

•	Establishes strong alignment between executive officers and the interests of the Company’s stockholders;

•	Provides meaningful incentive to drive actions that will improve the Company’s long-term stockholder value; and

•	Supports the Company’s objectives of attracting and retaining the best executive officer talent.

The following table summarizes our 2023 fiscal year standard annual long-term incentive awards to our NEOs:

Element	Weighting		Summary

Performance Stock Units	50%	✓	Performance is measured by revenues and AOI, which are equally weighted and considered key value drivers of our business
		✓	Financial performance targets are pre-determined by the Compensation Committee early in the three-year performance period to incentivize strong execution of our financial strategy and long-term financial goals
		✓	Cliff-vest after three years based on financial performance in the final year of the three-year period

Restricted Stock Units	50%	✓	Share-based award establishes direct alignment with our stock price performance and stockholder interests
		✓	Vest ratably over three years

Additional information regarding long-term incentive awards granted to NEOs during the 2023 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation Tables” below.

Performance Stock Units

Performance stock units are intended to align our executive officers’ interests with those of our stockholders, with a focus on long-term financial results. Under our executive compensation program for the fiscal year ended June 30, 2023, performance stock units were granted to executive officers and certain other members of management pursuant to the 2015 Employee Stock Plan (the “Employee Stock Plan”).

2023 Fiscal Year Grants

During the fiscal year ended June 30, 2023, the Compensation Committee approved the following awards of performance stock units to the NEOs,

which are for the 2023-2025 fiscal year performance period:

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
Current NEOs
James L. Dolan	19,125	$3,056,558
David G. Hopkinson(2)	6,997	$1,187,510
David Granville-Smith(3)	—	—
Victoria M. Mink	3,732	$596,448
Jamaal T. Lesane	2,488	$397,632
Former Executive
Andrew Lustgarten	12,439	$1,988,001

(1)

The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of performance stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.

(2)

This amount includes 1,788 units ($355,007) granted in April 2023 to reflect the increased target long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Hopkinson’s promotion to President and Chief Operating Officer in accordance with his new employment agreement effective September 2022.

(3)	Pursuant to his employment agreement, Mr. Granville-Smith was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2023.

Standard performance stock units are structured to be settled upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period.

Target Setting

For the 2023 fiscal year performance stock units granted for the 2023-2025 fiscal year period (the “2023 Performance Stock Units”), the Compensation Committee selected revenues and AOI as the two financial metrics to be measured in the final fiscal year of the three-year vesting period (i.e., performance is based on 2025 fiscal year financials). Goals were set at the beginning of the 2023 fiscal year based on the Company’s long- range strategic plan, which is subject to review by the Board in connection with its approval of the annual budget. The Company’s long-range strategic plan is confidential, and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, the Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the revenues and AOI payout results as a percentage of target as well as the resulting payout for the 2023 Performance Stock Units as a percentage of target measured in the last year of the performance period.

Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Revenues (50%)	85% of target goal	115% of target goal
AOI (50%)	75% of target goal	125% of target goal

The performance stock unit payout opportunity ranges from 0 to 110% of target, based on performance and subject to continued employment and employment agreement and award agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If the Company exceeds threshold levels but does not achieve the targeted rates, or if the Company achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if the Company fails to achieve both threshold levels of performance.

Restricted Stock Units

Restricted stock units serve to align executive officers’ interests with those of our stockholders and promote the retention of employees, including the NEOs.

The Compensation Committee approved the following awards of restricted stock units to the NEOs during the fiscal year ended June 30, 2023 pursuant to the Company’s Employee Stock Plan:

Name	Restricted Stock Units	Grant Value(1)
Current NEOs
James L. Dolan	19,125	$3,056,558
David G. Hopkinson(2)	6,997	$1,187,510
David Granville-Smith(3)	—	—
Victoria M. Mink	3,732	$596,448
Jamaal T. Lesane	2,488	$397,632
Former Executive
Andrew Lustgarten	12,439	$1,988,001

(1)

The grant date fair value listed above is calculated in accordance with Topic 718. The Company determines the number of restricted stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of grant.

(2)

This amount includes 1,788 units ($355,007) granted in April 2023 to reflect the increased target long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Hopkinson’s new employment agreement effective September 2022.

(3)

Pursuant to his employment agreement, Mr. Granville-Smith was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2023 and received a one-time special restricted stock unit award in June 2023 of 19,508 units ($3,490,371), which was intended to compensate him for forfeited compensation from his previously employer, and which is not included in the table above.

Standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement and award agreement terms (as applicable).

2021 Fiscal Year Performance Stock Unit Awards

The performance stock units granted to NEOs in the 2021 fiscal year (collectively, the “2021 Performance Stock Units”) were subject to revenues and AOI performance objectives, which were each weighted at 50% over a performance period of July 1, 2022 through June 30, 2023 (the third year of the three-year performance award). The target or level of achievement, where applicable, for each performance objective was adjusted in accordance with the terms of the awards, which adjustments were approved by the Compensation Committee at the time of grant.

Giving effect to the required adjustments, in August 2023, the Compensation Committee certified the Company’s financial performance against previously determined revenues and AOI determined as a percentage of target performance at 102.8% and 110.0%, respectively, with a resulting payout for the 2021 Performance Stock Units calculated as 106.4% of target.

Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits all directors, consultants and employees (including NEOs), and all members of their immediate families and any individual who is materially dependent upon them for financial support who resides in the same household, from directly or indirectly (i) engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by the Company and (ii) placing securities in margin accounts or otherwise pledging Company securities.

Holding Requirements

Under our executive compensation program for the fiscal year ended June 30, 2023, standard annual restricted stock unit awards vest ratably over three years and standard annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by the Company, MSG Entertainment or Sphere Entertainment until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their employment agreement). With respect to our non-employee directors, and as discussed above under “— Director Compensation,” compensation includes annual awards of restricted stock units. Pursuant to the award agreements, directors’ restricted stock units are settled in shares of Class A Common Stock (or, in the Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, where the restricted stock units are settled immediately). One effect of the cliff and three-year ratable vesting (with respect to our NEOs and eligible employees) and the holding requirements (with respect to our non-employee directors) is to require each of our non-employee directors, NEOs and eligible employees to maintain significant holdings of Company securities at all times.

Clawback Policy

The Company’s Clawback Policy, which was established in accordance with the listing requirement of the NYSE, provides for the recovery or “clawback” of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is effective December 1, 2023 and applies to incentive-based compensation received by current and former executive officers of the Company during the three fiscal years preceding an accounting restatement and after the effective date of the NYSE’s listing requirement, October 2, 2023.

BENEFITS

Benefits offered to executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. The executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s medical, dental and vision plans, as he receives such benefits from MSG Entertainment.

Defined Benefit Plans

Prior to the SPHR Distribution, the Company sponsored the MSG Sports & Entertainment, LLC Cash Balance Pension Plan (the “Cash Balance Pension Plan”), a tax-qualified defined benefit plan for participating employees, including certain executive officers. Sponsorship of the Cash Balance Pension Plan was transferred to Sphere Entertainment following the SPHR Distribution and subsequently transferred to MSG Entertainment following the MSGE Distribution. Under the MSG Sports, LLC Excess Cash Balance Plan (the “Excess Cash Balance Plan”), a nonqualified deferred compensation plan, the Company provides additional benefits to employees, including executive officers, who are restricted by the applicable Internal Revenue Service (“IRS”) annual compensation limitation. The Cash Balance Pension Plan was frozen to new participants and future benefit accruals effective as of December 31, 2015, but accrued benefits under the plan continue to earn interest credits. The Excess Cash Balance Plan was created in connection with the SPHR Distribution to hold the frozen balances of the Company’s employees from the Excess Cash Balance Plan. The Excess Cash Balance is frozen to new participants and future benefit accruals.

More information regarding the Cash Balance Pension Plan and the Excess Cash Balance Plan is

provided in the Pension Benefits table under “Executive Compensation Tables” below.

Defined Contribution Plans

Prior to the SPHR Distribution, the Company sponsored the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, for participating employees, including executive officers. Following the SPHR Distribution, sponsorship of the Savings Plan was transferred to Sphere Entertainment and the Company contributed as a participating employer. Following the MSGE Distribution, sponsorship of the Savings Plan was transferred to MSG Entertainment and the Company continues to contribute as a participating employer. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable employer.

In addition, the Company offers the MSG Sports, LLC Excess Savings Plan (the “Excess Savings Plan”), a nonqualified deferred compensation plan, to employees, including executive officers, whose contributions to the Savings Plan are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

Matching and discretionary contributions made by the Company in the fiscal year ended June 30, 2023 in respect of the NEOs under the Savings Plan and the Excess Savings Plan are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Deferred Compensation Plan

The Company sponsors the Madison Square Garden Sports Corp. Executive Deferred Compensation Plan (the “EDC Plan”), under which participating employees, including executive officers, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years. More information regarding the EDC Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below.

MSG Cares Charitable Matching Gift Program

Our employees, including our NEOs, are eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, the Company matches charitable contributions made by our employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice. In December 2022, we increased the aggregate amount of the Company match offered to members of management, including our NEOs, from $1,000 to $5,000 per employee for each fiscal year.

PERQUISITES

The Company provides certain perquisites to executive officers as described below. Additional information concerning perquisites received by each of the NEOs is set forth in the Summary Compensation Table under “Executive Compensation Tables” below. The perquisites described below were provided pursuant to arrangements between the Company and Sphere Entertainment prior to the MSGE Distribution and pursuant to arrangements between the Company and MSG Entertainment following the MSGE Distribution.

Car and Driver

Messrs. Dolan and Hopkinson have regular access to a car and driver which each is permitted to use for personal use in addition to business purposes. Prior to the MSGE Distribution, such costs with respect to Mr. Dolan were shared equally by the Company and Sphere Entertainment. Following the MSGE Distribution, such costs with respect to Mr. Dolan are shared equally by the Company, MSG Entertainment and Sphere Entertainment (so that the Company is responsible for 33.3% instead of 50.0% of such costs). Prior to January 1, 2023, Mr. Lustgarten had regular access to a car and driver which he was permitted to use for personal use in addition to business purposes. In addition, certain other executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to the Company, those employees were imputed compensation for tax purposes.

Aircraft Arrangements

During fiscal year 2023, the Company had access to certain aircraft through time sharing arrangements with a subsidiary of MSG Entertainment (such subsidiary having been a subsidiary of Sphere Entertainment prior to the MSGE Distribution). Mr. Dolan is permitted to use such aircraft for personal use and is not required to reimburse the Company for such use. Additionally, Mr. Dolan has access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation, and he is not required to reimburse the Company for such use. Prior to the MSGE Distribution, such costs of personal aircraft and helicopter use were shared equally by the Company and Sphere Entertainment. Following the MSGE Distribution, such costs of personal aircraft and helicopter use are shared equally by the Company, MSG Entertainment and Sphere Entertainment (so that the Company is responsible for 33.3% instead of 50.0% of such costs).

Prior to January 1, 2023, Mr. Lustgarten had access to corporate aircrafts for personal use which the Company paid for to the extent such personal use was not fully paid for by Mr. Lustgarten. Mr. Lustgarten also had access to helicopter travel prior to January 1, 2023, including for personal travel. Helicopter use had primarily been for commutation and he was not required to reimburse the Company for such use.

See “Transactions with Related Parties — Aircraft Arrangements.”

Executive Security

Mr. Dolan participates in MSG Entertainment’s executive security program (or participated in Sphere Entertainment’s program prior to the MSGE Distribution), including services related to cybersecurity and connectivity. Prior to the MSGE Distribution, such costs were shared equally by the Company and Sphere Entertainment. Following the MSGE Distribution, such costs are shared equally by the Company, MSG Entertainment and Sphere Entertainment (so that the Company is responsible for 33.3% instead of 50.0% of such costs). See “Transactions with Related Parties —

Relationship Between Us, MSG Entertainment, Sphere Entertainment and AMC Networks.” Because certain of these costs can be viewed as conveying personal benefits to Mr. Dolan, they are reported as perquisites.

Other

From time to time certain employees, including the NEOs (and their guests), have access at no cost to tickets to Company events and events at The Garden (which is operated by MSG Entertainment), and may also purchase tickets to such events at face value. In addition, Mr. Hopkinson has access at no cost to tickets to events at venues operated by MSG Entertainment or Sphere Entertainment other than The Garden to the extent necessary for his role with respect to the sponsorship business. Attendance at such events is integrally and directly related to the performance of the employees’ duties, and, as such, we do not deem the receipt of such tickets to be perquisites. In addition, certain employees, including NEOs (and their guests), may have access at no cost to tickets to events at venues operated by MSG Entertainment or Sphere Entertainment other than The Garden, and may also purchase tickets to such events at face value. Tickets provided to employees, including the NEOs, are not available for resale.

Our NEOs may also make incidental use from time to time of certain amenities made available through Company resources, such as medical and other health related services provided by the Company’s staff.

POST-TERMINATION COMPENSATION

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executive officers.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability or termination following a change in control of the Company or following a going private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “— Termination and Severance” below.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement for filing with the SEC.

Members of the Compensation Committee

Joseph M. Cohen (Chair)

Vincent Tese

Anthony J. Vinciquerra

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s NEOs. See “Compensation

Discussion & Analysis” for an explanation of our compensation philosophy and program.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended June 30, 2023, 2022, and 2021, respectively. Our Executive Chairman is a shared employee of the Company, MSG Entertainment and Sphere Entertainment. Our Executive Vice President is a shared employee of Sphere Entertainment (as an executive officer) and AMC Networks (in a non-executive officer role). Additionally, our former President and Chief Executive Officer was a shared employee of the Company and Sphere Entertainment prior to his departure from Sphere Entertainment in fiscal year 2022. The information set forth below only reflects the compensation for those shared NEOs paid by the Company for services rendered to the Company. For more information regarding the compensation of Messrs. Dolan and Lustgarten by MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2023 Definitive Proxy Statements, respectively.

Effective September 9, 2022, Mr. Lustgarten ceased to be President of the Company, and effective January 1, 2023, he ceased to be Chief Executive Officer and an executive officer of the Company, which was a termination without “cause” under his employment agreement. Mr. Lustgarten’s 2023 fiscal year compensation is reflected herein because he was employed by the Company as an executive officer for a portion of the year. Mr. Hopkinson became President and Chief Operating Officer effective September 9, 2022.

Effective January 1, 2023, Mr. Lustgarten was appointed to serve as a Class B director by the directors who are designated as elected by the holders of our Class B Common Stock. For a discussion of compensation received by Mr. Lustgarten in his capacity as a non-employee director during fiscal year 2023, see “Board and Governance Practices — Director Compensation.”

Effective June 15, 2023, the Company entered into an employment agreement with Mr. David Granville-Smith to serve as Executive Vice President of the Company.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Current NEOs
James L. Dolan Executive Chairman	2023	1,250,000	—	6,113,115	—	3,247,500	7,825	401,822	11,020,262
	2022	1,413,462	—	6,047,654	—	3,779,000	4,648	513,517	11,758,281
	2021	400,000	—	3,658,957	—	880,000	4,860	532,791	5,476,608
David G. Hopkinson(7) President and Chief Operating Officer	2023	1,218,846	—	2,375,020	—	2,435,625	—	106,403	6,135,894
David Granville-Smith Executive Vice President(8)	2023	21,538	925,000	3,490,371	—	—	—	166	4,437,075
Victoria M. Mink Executive Vice President, Chief Financial Officer and Treasurer	2023	900,000	—	1,192,896	—	1,169,100	—	53,798	3,315,794
	2022	848,077	—	1,137,438	—	1,360,440	—	39,539	3,385,494
	2021	800,000	—	1,118,196	—	880,000	—	30,266	2,828,462
Jamaal T. Lesane(89) Executive Vice President and General Counsel	2023	632,692	—	795,264	—	844,350	—	40,400	2,312,706
	2022	413,654	—	380,627	—	623,535	—	23,130	1,442,106
Former Executive
Andrew Lustgarten (6) President and Chief Executive Officer	2023	519,231	—	3,976,002	—	1,299,000	—	6,234,159	12,028,392
	2022	948,077	—	3,947,892	—	3,023,200	—	361,799	8,280,968
	2021	900,000	—	3,353,936	—	1,980,000	—	286,013	6,519,949

(1)

For 2023, salaries paid by the Company to the NEOs accounted for approximately the following percentages of their total Company compensation: Mr. Dolan – 11%; Mr. Hopkinson – 20%; Mr. Granville-Smith – 0.5%; Ms. Mink – 27%; Mr. Lesane – 27% and Mr. Lustgarten – 4%. With respect to Mr. Dolan, the 2022 salary information includes a payment received in December 2021 pursuant to his new employment agreement of $588,462 for the period from the Dolan Effective Date (as defined herein) through June 30, 2021, reflecting the difference between the base salary under his new employment agreement and the base salary paid to him previously for such period.

(2)

This column reflects a one-time special bonus paid outside of MPIP to Mr. Granville-Smith in connection with forfeited compensation from his previous employer in connection with the commencement of his employment with the Company.

(3)

This column reflects the aggregate grant date fair value of Company restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. The assumptions used by the Company in calculating these amounts are set forth in Note 15 to our financial statements included in our 2023 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. For the 2023 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2022, April 2023 and June 2023, as applicable. At the highest level of performance, the value of such 2023 performance stock units on the applicable grant date would be: $3,362,293 for Mr. Dolan; $1,306,316 for Mr. Hopkinson; $656,061 for Ms. Mink; $437,427 for Mr. Lesane and $2,186,817 for Mr. Lustgarten. Pursuant to the terms of his employment agreement, Mr. Granville-Smith did not receive a performance stock unit award during the 2023 fiscal year. With respect to Mr. Hopkinson, such amount includes an award granted in April 2023 to reflect, on a non-pro rata basis, a new target long-term incentive opportunity as a result of Mr. Hopkinson’s promotion to President and Chief Operating Officer in accordance with his new employment agreement effective September 2022.

For the 2022 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2021 and April 2022, as applicable. At the highest level of performance, the value of such

2022 performance stock units on the applicable grant date would be: $3,326,210 for Mr. Dolan; $625,591 for Ms. Mink; $209,345 for Mr. Lesane and $2,171,340 for Mr. Lustgarten. With respect to Messrs. Dolan and Lustgarten, such amount includes awards granted in April 2022 to reflect, on a non-pro rata basis, a new target long-term incentive opportunity as a result of, as applicable, (i) Mr. Dolan’s new employment agreement effective April 2021 and (ii) Mr. Lustgarten’s new employment agreement effective January 2022. With respect to Ms. Mink and Mr. Lesane, such amounts include awards granted in April 2022 to reflect, on a pro rata basis, a new target long-term incentive opportunity as a result of, as applicable, (i) Ms. Mink’s new employment agreement effective January 2022 and (ii) Mr. Lesane’s promotion to Executive Vice President and General Counsel in accordance with his new employment agreement effective March 2022.

For the 2021 figures, this column reflects the value of restricted stock units and performance stock units granted in August 2022. At the highest level of performance, the value of such 2021 performance stock units on the grant date would be: $1,958,705 for Mr. Dolan; $598,590 for Ms. Mink and $1,795,421 for Mr. Lustgarten.

(4)

For the 2023 figures, this column reflects the annual incentive award earned by each of the current NEOs with respect to performance during the fiscal year ended June 30, 2023 and paid in September 2023 (except with respect to Mr. Granville-Smith, who was not eligible for an annual incentive award for fiscal year 2023 pursuant his employment agreement). With respect to Mr. Lustgarten, the 2023 figure reflects the prorated annual incentive awards earned during the fiscal year ended June 30, 2023 for the period from July 1, 2022 through January 1, 2023 (his separation date from the Company). See “ —Termination and Severance” below for a description of the benefits paid in accordance with his employment agreement upon his separation. For the 2022 figures, this column reflects the annual incentive award earned by each of the NEOs with respect to performance during the fiscal year ended June 30, 2022 and paid in September 2022. With respect to Mr. Dolan, the 2022 figure also includes a payment received in December 2021 pursuant to his new employment agreement of $384,247 for the period from the Dolan Effective Date through June 30, 2021, reflecting the difference between the pro rata portion of his annual incentive award calculated based on the salary under his new employment agreement and the pro rata portion of the annual incentive award paid to him previously for such period. For the 2021 figures, this column reflects the annual incentive award earned by each NEO under the Company’s program with respect to performance during the fiscal year ended June 30, 2021 and paid in September 2021.

(5)

For each period, this column represents the sum of the increase during such period in the present value of each individual’s accumulated Excess Cash Balance Plan account over the amount reported for the prior period. There were no above-market earnings on nonqualified deferred compensation. With respect to Messrs. Lesane and Lustgarten, the 2023 figures exclude an increase in the present value of their accumulated Cash Balance Pension Plan accounts of $1,954 and $97, respectively, as the Cash Balance Pension Plan is sponsored by MSG Entertainment. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.

(6)	The table below shows the components of this column:

Name	Year	401(k) Plan Match(a)	401(k) Plan Discretionary Contribution	Excess Savings Plan Match(a)	Excess Savings Plan Discretionary Contribution(a)	Life Insurance Premiums(b)	MSG Cares Matching Gift Program(c)	Perquisites(d)	Separation Related Payments(e)	Total
Current NEOs

James L. Dolan	2023	—	—	50,000	21,875	—	—	329,947	—	401,822

David G. Hopkinson	2023	12,585	5,338	32,631	14,276	2,448	—	39,125	—	106,403

David Granville-Smith	2023	—	—	—	—	166	—	—	—	166

Victoria M. Mink	2023	12,277	5,338	23,723	10,379	2,081	—	—	—	53,798

Jamaal T. Lesane	2023	15,162	5,338	9,492	4,153	1,255	5,000	—	—	40,400
Former Executive

Andrew Lustgarten	2023	769	5,338	27,723	12,129	1,224	—	186,976	6,000,000	6,234,159

(a)	This column represents, for each individual, a matching and/or discretionary contribution by the Company on behalf of such individual under the Savings Plan or Excess Savings Plan, as applicable.

(b)

This column represents amounts paid for each individual to participate in the Company’s group life insurance program. Mr. Dolan received his life insurance benefits from Sphere Entertainment prior to the MSGE Distribution, and now receives these benefits from MSG Entertainment following the MSGE Distribution.

(c)	This column represents amount paid by the Company to eligible 501(c)(3) organizations as matching contributions for donations made by the NEOs under the MSG Cares Charitable Matching Gift Program.

(d)

This column represents the aggregate estimated perquisites described in the table below. Prior to the MSGE Distribution, the perquisites were provided pursuant to arrangements between the Company and Sphere Entertainment. Following the MSGE Distribution, the perquisites were provided pursuant to arrangements between the Company and MSG Entertainment. For more information regarding the calculation of these perquisites, please see “Compensation Discussion & Analysis — Perquisites.”

Name	Year	Car and Driver(I)	Aircraft(II)	Executive Security(III)	Total ($)

Current NEOs

James L. Dolan	2023	81,323	244,911	*	329,947

David G. Hopkinson	2023	39,125	—	*	39,125

David Granville-Smith	2023*		*	*	**

Victoria M. Mink	2023*		*	*	**

Jamaal T. Lesane	2023*		*	*	**

Former Executive

Andrew Lustgarten	2023	49,240	137,736	*	186,976

*	Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.

**	The aggregate value of the perquisites in 2023 for the individual is less than $10,000.

(I)

Amounts in this column for Mr. Dolan represent an amount charged to the Company by Sphere Entertainment and MSG Entertainment for Mr. Dolan’s personal use of Sphere Entertainment and MSG Entertainment vehicles, which includes commutation.

(II)

As discussed under “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements,” the amounts in the table reflect the Company’s share of the incremental cost for personal use of aircrafts (see “Transactions with Related Parties — Aircraft Arrangements”), as well as personal helicopter use primarily for commutation.

(III)

The amounts in this column represent the amounts billed to the Company by Sphere Entertainment and MSG Entertainment for Mr. Dolan’s participation in Sphere Entertainment’s and MSG Entertainment’s executive security programs.

(e)

As previously discussed, Mr. Lustgarten ceased to be Chief Executive Officer and an executive officer of the Company effective January 1, 2023, which was a termination without “cause” under his employment agreement. See “—Termination and Severance—Benefits Payable to Mr. Lustgarten as a Result of Separation” for a description of the benefits paid to Mr. Lustgarten upon his separation from the Company.

(7)

Effective as September 9, 2022, Mr. Hopkinson was appointed President and Chief Operating Officer and Mr. Lustgarten continued to be Chief Executive Officer but ceased to be President. Effective January 1, 2023, Mr. Lustgarten stepped down as Chief Executive Officer and ceased to be an executive officer.

(8)	Effective as of June 15, 2023, Mr. Granville-Smith was appointed Executive Vice President.

(9)	Effective as of March 21, 2022, Mr. Lesane was appointed Executive Vice President and General Counsel.

GRANTS OF PLAN-BASED AWARDS

The table below presents information regarding awards granted during the fiscal year ended June 30, 2023 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units.

Name	Year	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current NEOs
James L. Dolan	2023	8/29/2022	(2)		2,500,000	5,000,000
	2023	8/29/2022	(3)				17,213	19,125	21,038		3,056,558
	2023	8/29/2022	(4)							19,125	3,056,558

David G. Hopkinson	2023	8/29/2022	(2)		1,875,000	3,750,000
	2023	8/29/2022	(3)				4,688	5,209	5,730		832,502
	2023	4/25/2023	(3)				1,609	1,788	1,967		355,007
	2023	8/29/2022	(4)							5,209	832,502
	2023	4/25/2023	(4)							1,788	355,007
David Granville-Smith	2023	6/15/2023	(4)							19,508	3,490,371
Victoria M. Mink	2023	8/29/2022	(2)		900,000	1,800,000
	2023	8/29/2022	(3)				3,359	3,732	4,105		596,448
	2023	8/29/2022	(4)							3,732	596,448
Jamaal T. Lesane	2023	8/29/2022	(2)		650,000	1,300,000
	2023	8/29/2022	(3)				2,239	2,488	2,737		397,632
	2023	8/29/2022	(4)							2,488	397,632
Former Executive
Andrew Lustgarten	2023	8/29/2022	(2)		2,000,000	4,000,000
	2023	8/29/2022	(3)				11,195	12,439	13,683		1,988,001
	2023	8/29/2022	(4)							12,439	1,988,001

(1)

This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2023 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $ 3,362,293 for Mr. Dolan; $1,306,316 for Mr. Hopkinson; $656,061 for Ms. Mink; $437,427 for Mr. Lesane and $2,186,817 for Mr. Lustgarten.

(2)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s MPIP for performance in the fiscal year ended June 30, 2023. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. There is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid in September 2023 for performance in the 2023 fiscal year are disclosed in the Non-Equity Incentive Plan Compensation column and related footnote thereto of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion & Analysis — Elements of Our Compensation Program — Annual Cash Incentives.”

(3)

This row reflects the threshold, target and maximum number of performance stock units awarded in the fiscal year ended June 30, 2023. Each performance stock unit award was granted with a target number of units, with an actual payment based upon the achievement of performance targets. These grants of performance stock units, which were made under the Employee Stock Plan, will vest upon the later of September 15, 2025 and the date of certification of achievement against pre-determined performance goals measured in the 2025 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to Mr. Lustgarten, whose fiscal year 2023 performance stock units will vest on the date of certification of achievement against pre-determined performance goals measured in the 2025 fiscal year in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Performance Stock Units” and “—Employment Agreements.”

(4)

This row reflects the number of restricted stock units awarded in the fiscal year ended June 30, 2023. These grants of restricted stock units, which were made under the Employee Stock Plan, vest in three equal installments on September 15, 2023, 2024 and 2025, subject to continued employment requirements and employment agreement and award terms (as applicable), except with respect to (i) Mr. Granville-Smith, whose fiscal year 2023 restricted stock units vest in three equal installments on September 15, 2024, 2025 and 2026, and (ii) Mr. Lustgarten, whose fiscal year 2023 restricted stock units vested upon his separation date in accordance with his employment agreement. See “Compensation Discussion & Analysis — Elements of Our Compensation Program — Long-Term Incentives — Restricted Stock Units” and “—Employment Agreements.”

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2023

The table below shows (i) each grant of stock options that is unexercised and outstanding, and (ii) the aggregate number and value of unvested restricted stock units and performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Current NEOs

James L. Dolan	—	—	—	—	84,176(2)	15,829,297

David G. Hopkinson			—	—	24,086(3)	4,529,372

David Granville-Smith	—	—	—	—	19,508(4)	3,668,479

Victoria M. Mink	—	—	—	—	18,025(5)	3,389,601

Jamaal T. Lesane	—	—	—	—	8,339(6)	1,568,149

Former Executive

Andrew Lustgarten	93,826(7)	—	138.78	12/15/2027	35,077(8)	6,596,230

(1)	Calculated using the closing market price of Class A Common Stock on the NYSE on June 30, 2023 of $188.05 per share.

(2)

With respect to Mr. Dolan, the total in this column represents 3,747 restricted stock units (from an original award of 11,240 restricted stock units) and 11,240 target performance stock units granted as long-term incentive awards on August 27, 2020, 7,516 restricted stock units (from an original award of 11,273 restricted stock units) and 11,273 target performance stock units granted as long-term incentive awards on August 19, 2021, 4,860 restricted stock units (from an original award of 7,290 restricted stock units) and 7,290 target performance stock units granted as long-term incentive awards on April 25, 2022 and 19,125 restricted stock units and 19,125 performance stock units granted as long-term incentive awards on August 29, 2022. The restricted stock units granted on April 25, 2022, vest in three equal installments on September 15, 2022, 2023 and 2024. All other restricted stock units vest ratably over three years on

September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).

(3)

With respect to Mr. Hopkinson, the total in this column represents 765 restricted stock units (from an original award of 2,295 restricted stock units) and 2,295 target performance stock units granted as long-term incentive awards on May 12, 2021, 2,610 restricted stock units (from an original award of 3,915 restricted stock units) and 3,915 target performance stock units granted as long-term incentive awards on August 19, 2021, 203 restricted stock units (from an original award of 304 restricted stock units) and 304 target performance stock units granted as long-term incentive awards on April 25, 2022, 5,209 restricted stock units and 5,209 target performance stock units granted as long-term incentive awards on August 29, 2022 and 1,788 restricted stock units and 1,788 performance stock units granted as long-term incentive awards on April 25, 2023. The restricted stock units granted on May 12, 2021, vest in three equal installments on September 15, 2021, 2022 and 2023, the restricted stock units granted on April 25, 2022, vest in three equal installments on September 15, 2022, 2023 and 2024, and the restricted stock units granted on April 25, 2023, vest in three equal installments on September 15, 2023, 2024 and 2025. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).

(4)

With respect to Mr. Granville-Smith, this column represents a one-time special award of 19,508 restricted stock units granted as long-term incentive awards on June 15, 2023 in accordance with his new employment agreement and which was intended to compensate him for forfeited compensation from his previous employer. The restricted stock units vest ratably over three years on September 15, 2024, 2025 and 2026. All vestings are subject to continued employment and the terms of Mr. Granville’s employment agreement.

(5)

With respect to Ms. Mink, the total in this column represents an award of 1,145 restricted stock units (from an original award of 3,435 restricted stock units) and 3,435 target performance stock units granted as long-term incentive awards on August 27, 2020, 2,297 restricted stock units (from an original award of 3,445 restricted stock units) and 3,445 target performance stock units granted as long-term incentive awards on August 19, 2021, 96 restricted stock units (from an original award of 143 restricted stock units) and 143 target performance stock units granted as long-term incentive awards on April 25, 2022 and 3,732 restricted stock units and 3,732 performance stock units granted on August 29, 2022. The restricted stock units granted on April 25, 2022 vest in three equal installments on September 15, 2022, 2023 and 2024. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).

(6)

With respect to Mr. Lesane, the total in this column represents an award of 344 restricted stock units (from an original award of 1,031 restricted stock units) and 1,031 target performance stock units granted as long-term incentive awards on August 27, 2020, 690 restricted stock units (from an original award of 1,034 restricted stock units) and 1,034 target performance stock units granted as long-term incentive awards on August 19, 2021, 106 restricted stock units (from an original award of 158 restricted stock units) and 158 target performance stock units granted as long-term incentive awards on April 25, 2022 and 2,488 restricted stock units and 2,488 performance stock units granted as long-term incentive awards on August 29, 2022. The restricted stock units granted on April 25, 2022 vest in three equal installments on September 15, 2022,

2023 and 2024. All other restricted stock units vest ratably over three years on September 15th each year following the year of grant. All performance stock units cliff-vest upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. All vestings are subject to continued employment requirements and employment agreement and award terms (as applicable).

(7)	The amount in this row represents Mr. Lustgarten’s stock options granted on December 15, 2017 in connection with his promotion to President of the Company, which have fully vested.

(8)

With respect to Mr. Lustgarten, the total in this column represents an award of 10,303 target performance stock units granted as long-term incentive awards on August 27, 2020, 10,334 target performance stock units granted as long-term incentive awards on August 19, 2021, 2,001 target performance stock units granted as long-term incentive awards on April 25, 2022 and 12,439 target performance stock units granted as long-term incentive awards of August 29, 2022. The performance stock units cliff-vest upon the date of certification of achievement against pre-determined performance goals measured in the final year of a three-year period ending June 30th of the applicable year. None of Mr. Lustgarten’s vestings are subject to continued employment requirements.

STOCK VESTED

The table below shows restricted stock unit awards that vested during the fiscal year ended June 30, 2023. No stock options were exercised in the fiscal year ended June 30, 2023.

	Restricted Stock Units
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(1)
Current NEOs

James L. Dolan	31,961	$4,948,841
David G. Hopkinson	2,171	$336,158

David Granville-Smith
Victoria M. Mink	5,032	$779,155

Jamaal T. Lesane	1,548	$239,692
Former Executive

Andrew Lustgarten	39,849	$6,856,771

(1)

Calculated using the closing market price of Class A Common Stock on the NYSE on the vesting dates (or the immediately preceding business day, if the vesting date was not a business day), September 15, 2022 and January 1, 2023, of $154.84 and $183.33 per share, respectively.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of June 30, 2023.

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)

Current NEOs
James L. Dolan	Cash Balance Pension Plan	0(3)	—
	Excess Cash Balance Plan	7(3)	276,673

David G. Hopkinson	Cash Balance Pension Plan	0(4)	—
	Excess Cash Balance Plan	0(4)	—
David Granville-Smith	Cash Balance Pension Plan	0(4)	—
	Excess Cash Balance Plan	0(4)	—
Victoria M. Mink	Cash Balance Pension Plan	0(4)	—
	Excess Cash Balance Plan	0(4)	—
Jamaal T. Lesane	Cash Balance Pension Plan	0(5)	—
	Excess Cash Balance Plan	0(5)	—
Former Executive

Andrew Lustgarten	Cash Balance Pension Plan	0(5)	—
	Excess Cash Balance Plan	0(5)	—

(1)	Accruals under both the Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen as of December 31, 2015.

(2)	Additional information concerning Pension Plans and Postretirement Plan assumptions is set forth in Note 14 to our financial statements included in our 2023 Form 10-K.

(3)

Mr. Dolan does not participate in the Cash Balance Pension Plan. Mr. Dolan commenced participation in the Excess Cash Balance Plan in connection with the MSGS Distribution. Amounts accrued by Mr. Dolan prior to the MSGS Distribution under MSG Networks’ excess cash balance plan were transferred to the Excess Cash Balance Plan and remained with the Company following the SPHR Distribution. The number of years of credited service under the Excess Cash Balance Plan includes the period of Mr. Dolan’s participation in MSG Networks’ excess cash balance plan.

(4)	Messrs. Hopkinson and Granville-Smith and Ms. Mink commenced employment after the Cash Balance Pension Plan and the Excess Cash Balance Plan were frozen and therefore are not eligible to participate.

(5)

In connection with the SPHR Distribution, Messrs. Lesane’s and Lustgarten’s benefits under the Cash Balance Plan were retained by Sphere Entertainment and were subsequently transferred to MSG Entertainment in connection with the MSGE Distribution. Messrs. Lesane and Lustgarten do not participate in the Excess Cash Balance Plan.

The Company maintains several benefit plans for our executive officers. The material terms and conditions are discussed below.

Cash Balance Pension Plan

Upon the MSGS Distribution, the Company assumed from MSG Networks the sponsorship of the Cash Balance Pension Plan, a tax-qualified defined benefit plan that generally covers regular full-time and part-time non-union employees of the Company and certain of its affiliates who have completed one year of service. The Cash Balance Pension Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). Following the SPHR Distribution, the Cash Balance Pension Plan was retained by Sphere Entertainment. Following the MSGE Distribution, the sponsorship of the Cash Balance Pension Plan was transferred to MSG Entertainment. A notional account is maintained for each participant under the Cash Balance Pension Plan, which consists of (i) annual allocations made by the Company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals, subject to applicable IRS limits.

A participant’s interest in the Cash Balance Pension Plan is subject to vesting limitations for the first three years of employment. A participant’s account also vests in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the Cash Balance Pension Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.

Excess Cash Balance Plan

The Excess Cash Balance Plan is a nonqualified deferred compensation plan that is intended to provide eligible participants with a portion of their overall benefit that they would accrue under the Cash Balance Pension Plan but for Code limits on the amount of “compensation” (as defined in the Cash Balance Pension Plan) that can be taken into account in determining benefits under tax-qualified plans. The Excess Cash Balance Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). The Company maintains a notional excess cash balance account for each eligible participant, and for each calendar year, credits these accounts with the portion of the allocation that could not be made on his or her behalf under the Cash Balance Pension Plan due to the compensation limitation. In addition, the Company credits each notional excess cash balance account monthly with interest at the same rate used under the Cash Balance Pension Plan. A participant vests in the excess cash balance account according to the same schedule in the Cash Balance Pension Plan. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.

Madison Square Garden 401(k) Savings Plan (“Savings Plan”)

Under the Savings Plan, a tax-qualified retirement savings plan, participating employees, including the NEOs, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company provides a (a) matching contribution equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) discretionary non-elective contribution by the Company. In connection with the MSGS Distribution, the Savings Plan became a multiple employer plan sponsored by the Company, to which MSG Networks also contributed for its employees. Following the SPHR Distribution, the Savings Plan was retained by Sphere Entertainment and the Company contributed for its employees. Following the MSGE Distribution, sponsorship of the Savings Plan was transferred to MSG Entertainment and the Company remains a contributing employer.

Excess Savings Plan

The Excess Savings Plan is an unfunded, nonqualified deferred compensation plan that operates in conjunction with the Company’s tax-qualified Savings Plan. An employee is eligible to participate in the Excess Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($330,000 in calendar year 2023) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($22,500 for calendar year 2023) can continue to make contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, the Company provides a (a) matching contribution equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) discretionary non-elective contribution by the Company. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

Executive Deferred Compensation Plan

Under the EDC Plan, participating employees, including the NEOs, may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDC Plan. The EDC Plan does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDC Plan does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of up to five years.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows (i) the contributions made by each NEO and the Company during the fiscal year ended June 30, 2023, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended June 30, 2023 and (iii) the account balance of each of our NEOs under the Excess Savings Plan and the EDC Plan as of June 30,

2023, as applicable. For contributions, earnings and balances with respect to the participation of Mr. Dolan in MSG Entertainment’s and Sphere Entertainment’s Excess Savings Plans, see MSG Entertainment’s and Sphere Entertainment’s 2023 Definitive Proxy Statements, respectively.

Name	Plan Name	Executive Contributions in 2023 ($)(1)	Registrant Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2023 ($)

Current NEOs

James L. Dolan	Excess Savings Plan	51,923	71,875	16,388	—	838,235

	EDC Plan	—	—	—	—	—

David G. Hopkinson	Excess Savings Plan	43,743	46,907	2,555	—	172,511

	EDC Plan	—	—	—	—	—

David Granville-Smith	Excess Savings Plan	—	—	—	—	—

	EDC Plan	—	—	—	—	—

Victoria M. Mink	Excess Savings Plan	36,185	34,102	4,360	—	243,964

	EDC Plan	1,360,440	—	177,314	—	1,537,754

Jamaal T. Lesane	Excess Savings Plan	12,471	13,645	476	—	36,350

	EDC Plan	623,535	—	73,030	—	696,565

Former Executive

Andrew Lustgarten	Excess Savings Plan	21,538	39,852	10,460	—	519,969

	EDC Plan	836,569	—	105,422	—	1,004,613

(1)

These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to (i) the Excess Savings Plan and (ii) the EDC Plan.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

Each of our NEOs had an employment agreement with the Company in the fiscal year ended June 30, 2023. The Company entered into a new employment agreement with Mr. Hopkinson, effective September 9, 2022, in connection with his promotion to President and Chief Operating Officer, and a new employment agreement with

Mr. Granville-Smith effective June 15, 2023. In addition, the Company amended and restated the existing employment agreement with Mr. Dolan in connection with the MSGE Distribution, effective as of the MSGE Distribution Date, which reflects his new role as Executive Chairman and Chief Executive Officer of MSG

Entertainment. Set forth below is a description of the agreements between the Company and each of Messrs. Dolan, Hopkinson and Granville-Smith, Ms. Mink, and Messrs. Lesane and Lustgarten.

As noted above in the Compensation Discussion & Analysis, Mr. Dolan also serves as an executive officer of MSG Entertainment and Sphere Entertainment and Mr. Granville-Smith also serves an executive officer of Sphere Entertainment and a non-executive officer employee of AMC Networks. Such MSG Entertainment, Sphere Entertainment and AMC Networks employment arrangements are pursuant to employment agreements between Messrs. Dolan and Granville-Smith and each of MSG Entertainment, Sphere Entertainment and AMC Networks, as applicable (which are not described herein). For a description of Messrs. Dolan’s and Granville-Smith’s employment agreements with MSG Entertainment and Sphere Entertainment, as applicable, see MSG Entertainment’s and Sphere Entertainment’s 2023 Definitive Proxy Statements, respectively.

James L. Dolan

On April 20, 2023, the Company amended and restated the existing employment agreement with Mr. Dolan dated December 27, 2021, which was effective April 17, 2021 (the “Dolan Effective Date”), which provides for Mr. Dolan’s employment as the Executive Chairman of the Company. The amended and restated agreement recognizes that Mr. Dolan is employed by MSG Entertainment and Sphere Entertainment during his employment with the Company. As noted above, Mr. Dolan’s MSG Entertainment and Sphere Entertainment employment arrangements are pursuant to a separate written employment agreement with each of MSG Entertainment and Sphere Entertainment, respectively (for more information regarding Mr. Dolan’s employment arrangements with MSG Entertainment and Sphere Entertainment, see MSG Entertainment’s and Sphere Entertainment’s 2023 Definitive Proxy Statements, respectively).

The employment agreement provides for an annual base salary of not less than $1,250,000 and eligibility to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to not less than 200% of his base salary. Mr. Dolan is not eligible for our standard benefits program, with the exception of Mr. Dolan’s participation in the Company’s Excess Saving Plan and EDC Plan, with his full Company salary being used to determine applicable benefits under the Company’s Excess Savings Plan; provided that if Mr. Dolan’s employment with MSG Entertainment is terminated while Mr. Dolan remains employed by the Company, then he would be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans. Starting with the fiscal year beginning July 1, 2021, Mr. Dolan is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives at the Company, with an aggregate annual target value of not less than $6,150,000.

Pursuant to his employment agreement, Mr. Dolan received (i) a payment, for the period from the Dolan Effective Date through June 30, 2021, equal to the difference between the base salary under the agreement and the base salary paid to him previously for such period; (ii) a payment, for the period from the Dolan Effective Date through June 30, 2021, equal to difference between the pro rata portion of his annual bonus calculated based on the base salary under the agreement and the pro rata portion of the annual bonus paid to him previously for such period and (iii) a mid-year grant with an aggregate target value of $2,550,000, as determined by the Compensation Committee, to reflect the increase in his target annual long-term award over the award for the 2022 fiscal year previously granted to him in August 2021.

If, on or prior to June 30, 2024 (the “Dolan Scheduled Expiration Date”), Mr. Dolan’s employment is either terminated by the Company for any reason other than “cause” (as defined in the agreement), or is terminated by Mr. Dolan for “good reason” (as defined in the agreement) and cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Dolan’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Dolan’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Dolan’s employment is terminated due to his death or disability before the Dolan Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

If Mr. Dolan’s employment is terminated after the Dolan Scheduled Expiration Date due to a Qualifying Termination, death or disability, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (c), (d) and (e) above. Following the Dolan Scheduled Expiration Date, Mr. Dolan would no longer be entitled to the benefits and rights set forth in clauses (a) and (b) above in the event of a Qualifying Termination and certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation will no longer continue in effect with respect to services following such date.

The employment agreement contains certain covenants by Mr. Dolan, including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

David G. Hopkinson

In connection with Mr. Hopkinson’s appointment as President and Chief Operating Officer on September 9, 2022, the Company entered into a new employment agreement with Mr. Hopkinson, effective as of September 9, 2022, which replaced his prior employment agreement with the Company. The employment agreement provides for an annual base salary of not less than $1,250,000 (subject to annual review and increase in the discretion of our Compensation Committee). Mr. Hopkinson is eligible to participate in the Company’s discretionary annual cash incentive program with an annual target bonus equal to not less than 150% of his annual base salary. Mr. Hopkinson will also continue to participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Mr. Hopkinson’s continued employment by the Company. It is expected that Mr. Hopkinson will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $2,375,000 as determined by the Compensation Committee in its discretion. Mr. Hopkinson is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

Pursuant to his employment agreement, Mr. Hopkinson received a mid-year grant, as determined by the Compensation Committee, with a target value of $700,000 to reflect the increased target value for the 2023 fiscal year.

If, on or prior to September 9, 2025 (the “Hopkinson Scheduled Expiration Date”), Mr. Hopkinson’s employment with the Company is terminated (i) by the Company other than for “cause” as defined in the agreement or (ii) by Mr. Hopkinson for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Mr. Hopkinson’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Hopkinson’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Hopkinson’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Hopkinson to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Hopkinson’s outstanding restricted stock or restricted stock units granted to him under the plans of the Company will immediately be eliminated and will be payable or deliverable to Mr. Hopkinson subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Hopkinson’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

If Mr. Hopkinson ceases to be an employee of the Company prior to the Hopkinson Scheduled Expiration Date due to death or disability, Mr. Hopkinson (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b), (d) and (e) above. Additionally, each of Mr. Hopkinson’s outstanding long-term cash awards will immediately vest in full and will be payable; provided that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee of the Board (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Hopkinson including a non-competition covenant that restricts Mr. Hopkinson’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

David Granville-Smith

In connection with Mr. Granville-Smith’s appointment as Executive Vice President, the Company entered into an employment agreement with Mr. Granville-Smith dated June 15, 2023,

which was effective as of June 15, 2023 (the “Granville-Smith Effective Date”). The agreement recognizes that Mr. Granville-Smith is employed by Sphere Entertainment and AMC Networks during his employment with the Company. As noted above, Mr. Granville-Smith’s Sphere Entertainment and AMC Networks employment arrangements are pursuant to a separate written employment agreement with each of Sphere Entertainment and AMC Networks, respectively (for more information regarding Mr. Granville-Smith’s employment arrangement with Sphere Entertainment, see Sphere Entertainment’s 2023 Definitive Proxy Statement).

The employment agreement provides for an annual base salary of not less than $800,000 and, commencing with the Company’s fiscal year starting July 1, 2023, an annual target bonus opportunity equal to not less than 100% of annual base salary. Mr. Granville-Smith will be eligible, subject to his continued employment by the Company, to participate, commencing with the Company’s fiscal year starting July 1, 2023, in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Granville-Smith will receive one or more annual long-term awards with an aggregate target value of not less than $1,700,000. Notwithstanding the foregoing, in connection with Mr. Granville-Smith’s continuing employment with the Company, the award issued to Mr. Granville-Smith in August 2023 had an annual target value of $2,000,000.

Mr. Granville-Smith received a one-time special award of restricted stock units with an aggregate grant date fair value of $3,500,000, which was granted on the Granville-Smith Effective Date and is subject to three-year vesting. In connection with the commencement of his employment with the Company, Mr. Granville-Smith also received a one-time special cash payment of $925,000, paid within 30 days after the Granville-Smith Effective Date. If Mr. Granville-Smith’s employment with the Company terminates prior to the first anniversary of the commencement of his employment as a result of (a) an involuntary termination by the Company for “cause” (as defined in the agreement) or (b) his resignation (other than for “good reason” (as defined in the agreement)), then Mr. Granville-Smith will be required to refund to the Company the full amount of the special cash award.

Mr. Granville-Smith is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to June 15, 2028 (the “Granville-Smith Scheduled Expiration Date”), Mr. Granville-Smith’s employment is either terminated by the Company for any reason other than cause, or is terminated by Mr. Granville-Smith for good reason and cause does not then exist, then, subject to Mr. Granville-Smith’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Granville-Smith’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Granville-Smith’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Granville-Smith to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Granville-Smith’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Granville-Smith subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Granville-Smith’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Granville-Smith’s employment is terminated due to his death or disability before the Granville-Smith Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Granville-Smith, including a non-competition agreement that restricts Mr. Granville-Smith’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Victoria M. Mink

On November 17, 2021, Ms. Mink and the Company entered into a new employment agreement, effective as of January 1, 2022, which replaced her existing agreement and provides for Ms. Mink’s continued employment as the Executive Vice President, Chief Financial Officer and Treasurer of the Company. The employment agreement provides for an annual base salary of not less than $900,000 (subject to annual review and increase in the discretion of our Compensation Committee). Ms. Mink is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus equal to not less than 100% of her annual base salary. Ms. Mink will also participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Ms. Mink’s continued employment by the Company and actual grant by the Compensation Committee. It is expected that Ms. Mink will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Ms. Mink is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

Pursuant to her employment agreement, Ms. Mink received, as determined by the Compensation Committee, a mid-year grant with a target value of $100,000 to reflect the increased target value for the 2022 fiscal year.

If, on or prior to December 31, 2024 (the “Mink Scheduled Expiration Date”), Ms. Mink’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Ms. Mink for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Ms. Mink’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Mink’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Mink’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Mink to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Mink’s outstanding restricted stock or restricted stock units granted to her under the plans of the Company will immediately be eliminated and will be payable or deliverable to Ms. Mink subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Mink’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

If Ms. Mink’s employment is terminated due to her death or disability prior to the Mink Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), she or her estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of her outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Ms. Mink including a noncompetition agreement that restricts Ms. Mink’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company.

Jamaal T. Lesane

In connection with Mr. Lesane’s appointment as Executive Vice President and General Counsel, Mr. Lesane and the Company entered into an employment agreement dated March 17, 2022, which is effective as of March 21, 2022. Pursuant to the employment agreement, Mr. Lesane receives an annual base salary of not less than $550,000 (subject to annual review and increase in the discretion of our Compensation Committee). He is eligible to participate in the Company’s discretionary annual bonus program with an annual target bonus opportunity equal to 75% of his base salary. He is also eligible, subject to his continued employment by the Company and actual grant by the Compensation Committee, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company, with an expected aggregate annual target value of not less than $550,000. Any such awards are subject to actual grant by the Compensation Committee and are pursuant to the applicable plan document and the terms and conditions established by the Compensation Committee in its sole discretion. Mr. Lesane is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

Pursuant to his employment agreement, Mr. Lesane received, as determined by the Compensation Committee, a mid-year long-term incentive grant representing the increase to his annual target pro-rated for the final three months of the 2022 fiscal year.

If, on or prior to March 20, 2025 (the “Lesane Scheduled Expiration Date”), Mr. Lesane’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Lesane for “good reason” (as defined in the agreement) and so long as “cause” does not then exist, then, subject to Mr. Lesane’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Lesane’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Lesane’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Lesane to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Lesane’s outstanding restricted stock or restricted stock units granted to hi under the plans of the Company will immediately be eliminated and will be payable or deliverable to Mr. Lesane subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Lesane’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

If Mr. Lesane’s employment is terminated due to his death or disability prior to the Lesane Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Lesane including a noncompetition agreement that restricts Mr. Lesane’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Andrew Lustgarten

Mr. Lustgarten served as President until September 9, 2022, and Chief Executive Officer until January 1, 2023, at which time he ceased to be an executive officer of the Company. On January 11, 2023, Mr. Lustgarten entered into a separation agreement with the Company consistent with the terms of his employment agreement.

On December 16, 2021, the Company entered into an employment agreement with Andrew Lustgarten effective as of January 1, 2022, which replaced his prior agreement and provided for Mr. Lustgarten’s continued employment as the President and Chief Executive Officer of the Company. The employment agreement recognized that Mr. Lustgarten was employed by Sphere Entertainment during his employment with the Company.

The employment agreement provided for an annual base salary of not less than $1,000,000 (subject to annual review and increase in the discretion of our Compensation Committee) and a discretionary annual target bonus equal to not less than 200% of Mr. Lustgarten’s annual base salary. Mr. Lustgarten was also eligible to participate in future long-term incentive programs that were made available to similarly situated executives of the Company, subject to Mr. Lustgarten’s continued employment by the Company. It was expected that Mr. Lustgarten would receive one or more annual long-term awards with an aggregate target value of not less than $4,000,000.

Pursuant to his employment agreement, Mr. Lustgarten received, as determined by the Compensation Committee, a mid-year grant with a target value of $700,000 to reflect the increased target value for the 2022 fiscal year.

If Mr. Lustgarten’s employment with the Company was terminated on or prior to December 31, 2024 (the “Lustgarten Scheduled Expiration Date”) (i) by the Company other than for “cause” (as defined in the employment agreement), or (ii) by Mr. Lustgarten for “good reason” (as defined in the employment agreement) and cause does not then exist, then, subject to Mr. Lustgarten’s execution of a separation agreement with the Company, the Company would provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Lustgarten’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Lustgarten’s outstanding long-term cash awards would immediately vest in full and would be payable to Mr. Lustgarten to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Lustgarten’s outstanding restricted stock or restricted stock units granted to him under the plans of the Company would immediately be eliminated and would be payable or deliverable to Mr. Lustgarten subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Lustgarten’s outstanding stock options and stock appreciation awards under the plans of the Company would immediately vest.

If Mr. Lustgarten’s employment was terminated due to his death or disability prior to the Lustgarten Scheduled Expiration Date, and at such time cause did not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary would be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards would immediately vest in full, whether or not subject to performance criteria and would be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award was subject to any performance criteria, then (i) if the measurement period for such performance criteria had not yet been fully completed, then the payment amount would be at the target amount for such award, and (ii) if the measurement period for such performance criteria had already been fully completed, then the payment amount of such award would be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

If Mr. Lustgarten’s employment with the Company was terminated after the Lustgarten Scheduled Expiration Date (i) by the Company other than for “cause,” (ii) by Mr. Lustgarten for “good reason,” or (iii) due to his death or disability, then he would be entitled to the same benefits described in (b), (d) and (e) of the second preceding paragraph.

The employment agreement contained certain covenants by Mr. Lustgarten including a non-competition agreement that restricts Mr. Lustgarten’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

TERMINATION AND SEVERANCE

This section describes the payments that would be received by our NEOs who were employed by the Company as of June 30, 2023 upon various terminations of employment scenarios. The information under “Separation from the Company” assumes that each NEO was employed by the Company under his or her applicable employment agreement, and his or her employment terminated as of June 30, 2023. This information is presented to illustrate the payments such NEOs would have received from the Company under the various termination scenarios.

Separation from the Company

Payments may be made to NEOs upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company without cause, termination by the Company with cause, termination by the NEO for good reason, other voluntary termination by the NEO, retirement, death, disability, or termination following a change in control of the Company or following a going private transaction. Certain of these circumstances are addressed in the employment agreement between the Company and each NEO. For a description of termination provisions in the employment agreements with our NEOs, please see “— Employment Agreements” above. In addition, award agreements for long-term incentives also address some of these circumstances.

Award Agreement Terms in the Event of a Change in Control or Going Private Transaction

The award agreements governing the restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by the Company, MSG Entertainment, Sphere Entertainment or affiliates of such entities if such entities remain affiliates of the Company, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company, or (iv) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from the Company that is at least six months, but no more than nine months, following the change in control or going private transaction.

The award agreements governing the performance restricted stock units of the Company provide that upon a change in control or going private transaction of the Company, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction if, upon the earlier of (x) July 1, 2023 (in the case of the fiscal year 2021 awards), July 1, 2024 (in the case of fiscal year 2022 awards) or July 1, 2025 (in the case of 2023 fiscal year awards) if the applicable NEO is employed by the Company, MSG Entertainment, Sphere Entertainment or affiliates of such entities and if such entities remain affiliates of the Company through the applicable date, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from the Company.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to the NEOs who were employed by the Company as of June 30, 2023 under various circumstances regarding the termination of their employment. In calculating these amounts, we have taken into consideration or otherwise assumed the following:

•	Termination of employment occurred after the close of business on June 30, 2023.

•	We have valued equity awards (other than stock options) using the closing market price of our Class A Common Stock of $188.05 on the NYSE on June 30, 2023, the last trading day of our fiscal year.

•	We have valued stock options at their intrinsic value equal to the closing market price of our Class A Common Stock of $188.05 on the NYSE on June 30, 2023, less the per share exercise price, multiplied by the number of shares underlying the stock options.

•	In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Code Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

•	We have assumed that all performance objectives for performance-based long-term incentive awards are achieved (but not exceeded).

•	We have assumed that on June 30, 2023, each NEO who was also simultaneously employed by MSG Entertainment, Sphere Entertainment or both is simultaneously terminated from the Company, MSG Entertainment and Sphere Entertainment, as applicable.

Benefits Payable as a Result of Voluntary Termination of Employment by Employee, Termination of Employment by Employee Due to Retirement or by the Company for Cause.

In the event of a voluntary termination of employment, retirement or termination by the Company for cause, no NEO would have been entitled to any payments at June 30, 2023, excluding any pension or other vested retirement benefits.

Benefits Payable as a Result of Termination of Employment by the Company Without Cause or by NEO for Good Reason*

Elements	James L. Dolan	David G. Hopkinson	David Granville- Smith	Victoria M. Mink	Jamaal T. Lesane
Severance	$7,500,000(1)	$6,250,000(1)	$3,200,000(1)	$3,600,000(1)	$2,600,000(1)
Pro rata bonus	$3,247,500(2)	$2,435,625(2)	—	$1,169,100(2)	$844,350(2)
Unvested restricted stock units	$6,628,386(3)	$1,988,629(3)	$3,668,479(3)	$1,367,124(3)	$682,245(3)
Unvested performance stock units	$9,200,910(4)	$2,540,744(4)	—	$2,022,478(4)	$885,904(4)
Unvested stock options	—	—	—	—	—

* The	amounts in this table do not include any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives.

(3)

Represents the full vesting of the 2021, 2022 and 2023 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 3,747 units ($704,623), 12,376 units ($2,327,307) and 19,125 units ($3,596,456), respectively; Mr. Hopkinson: 765 units ($143,858), 2,813 units ($528,985) and 6,997 units ($1,315,786), respectively; Mr. Granville-Smith: 19,508 units ($3,668,479) (2023 only); Ms. Mink: 1,145 units ($215,317), 2,393 units ($450,004) and 3,732 units ($701,803), respectively; and Mr. Lesane: 344 units ($64,689), 796 units ($149,688) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $246,736, Mr. Hopkinson: $61,509, Ms. Mink: $50,890 and Mr. Lesane: $25,396.

(4)

Represents the full vesting at target of the 2021, 2022 and 2023 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 11,240 units ($2,113,682), 18,563 units ($3,490,772) and 19,125 units ($3,596,456) respectively; Mr. Hopkinson: 2,295 units ($431,575), 4,219 units ($793,383) and 6,997 units ($1,315,786), respectively; Ms. Mink: 3,435 units ($645,952), 3,588 units ($674,723) and 3,732 units ($701,803), respectively; and Mr. Lesane: 1,031 units ($193,880), 1,192 units ($224,156) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $342,496, Mr. Hopkinson: $82,061, Ms. Mink: $75,285 and Mr. Lesane: $32,977.

Benefits Payable as a Result of Termination of Employment Due to Death or Disability*

Elements	James L. Dolan	David G. Hopkinson	David Granville- Smith	Victoria M. Mink	Jamaal T. Lesane
Severance	—	—	—	—	—
Pro rata bonus	$3,247,500(2)	$2,435,625(2)	—	$1,169,100(2)	$844,350(2)
Unvested restricted stock units	$6,628,386(2)	$1,988,629(2)	$3,668,479(2)	$1,367,124(2)	$682,245(2)
Unvested performance stock units	$9,200,910(3)	$2,540,744(3)	—	$2,022,478(3)	$885,904(3)
Unvested stock options	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits

(1)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs but without regard to personal performance objectives.

(2)

Represents the full vesting of the 2021, 2022 and 2023 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 3,747 units ($704,623), 12,376 units ($2,327,307) and 19,125 units ($3,596,456), respectively; Mr. Hopkinson: 765 units ($143,858), 2,813 units ($528,985) and 6,997 units ($1,315,786), respectively; Mr. Granville-Smith: 19,508 units ($3,668,479) (2023 only); Ms. Mink: 1,145 units ($215,317), 2,393 units ($450,004) and 3,732 units ($701,803), respectively; and Mr. Lesane: 344 units ($64,689), 796 units ($149,688) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $246,736, Mr. Hopkinson: $61,509, Ms. Mink: $50,890 and Mr. Lesane: $25,396.

(3)

Represents the full vesting at target of the 2021, 2022 and 2023 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 11,240 units ($2,113,682), 18,563 units ($3,490,772) and 19,125 units ($3,596,456), respectively; Mr. Hopkinson: 2,295 units ($431,575), 4,219 units ($793,383) and 6,997 units ($1,315,786), respectively; Ms. Mink: 3,435 units ($645,952), 3,588 units ($674,723) and 3,732 units ($701,803), respectively; and Mr. Lesane: 1,031 units ($193,880), 1,192 units ($224,156) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $342,496, Mr. Hopkinson: $82,061, Ms. Mink: $75,285 and Mr. Lesane: $32,977.

Benefits Payable as a Result of Termination of Employment by the Company without Cause or for Good Reason Following a Change in Control or Going Private Transaction(1)(2)*

Elements	James L. Dolan	David G. Hopkinson	David Granville- Smith	Victoria M. Mink	Jamaal T. Lesane
Severance	$7,500,000(3)	$6,250,000(3)	$3,200,000(3)	$3,600,000(3)	$2,600,000(3)
Pro rata bonus	$3,247,500(2)	$2,435,625(2)	—	$1,169,100(2)	$844,350(2)
Unvested restricted stock units	$6,628,386(5)	$1,988,629(5)	$3,668,479(5)	$1,367,124(5)	$682,245(5)
Unvested performance stock units	$9,200,910(6)	$2,540,744(6)	—	$2,022,478(6)	$885,904(6)
Unvested stock options	—	—	—	—	—

*	The amounts in this table do not include any pension or other vested retirement benefits

(1)

The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or the Company following a change in control. The amounts payable as a result of termination of employment by the NEO or the Company following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or the Company following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then the Company would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.

(2)

The amounts in this table assume that the applicable NEO has either been terminated without “cause” or resigned for “good reason” following such a change in control or going private transaction in accordance with the terms of the applicable NEO’s employment agreement and award agreements applicable to the NEO’s stock awards. Any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resignation for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “— Award Agreement Terms in the Event of a Change in Control or Going Private Transaction” above.

(3)	Represents severance equal to two times the sum of his or her annual base salary and annual target bonus.

(4)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other NEOs without regard to personal performance objectives. Pursuant to the terms of Mr. Granville-Smith’s employment agreement, he was not eligible for an annual cash incentive award for the fiscal year ended June 30, 2023.

(5)

Represents the full vesting of the 2021, 2022 and 2023 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan: 3,747 units ($704,623), 12,376 units ($2,327,307) and 19,125 units ($3,596,456), respectively; Mr. Hopkinson: 765 units ($143,858), 2,813 units ($528,985) and 6,997 units ($1,315,786), respectively; Mr. Granville-Smith: 19,508 units ($3,668,479) (2023 only); Ms. Mink: 1,145 units ($215,317), 2,393 units ($450,004) and 3,732 units ($701,803), respectively; and Mr. Lesane: 344 units ($64,689), 796 units ($149,688) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding restricted stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective restricted stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $246,736, Mr. Hopkinson: $61,509, Ms. Mink: $50,890 and Mr. Lesane: $25,396.

(6)

Represents the full vesting at target of the 2021, 2022 and 2023 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan: 11,240 units ($2,113,682), 18,563 units ($3,490,772) and 19,125 units ($3,596,456), respectively; Mr. Hopkinson: 2,295 units ($431,575), 4,219 units ($793,383) and 6,997 units ($1,315,786), respectively; Ms. Mink: 3,435 units ($645,952), 3,588 units ($674,723) and 3,732 units ($701,803), respectively; and Mr. Lesane: 1,031 units ($193,880), 1,192 units ($224,156) and 2,488 units ($467,868), respectively. In addition to the amounts included in the table above, upon vesting of their outstanding performance stock units, each NEO (other than Mr. Granville-Smith) would also receive the value of the accrued special cash dividend declared by the Board of Directors in respect of their respective performance stock units held on the record date of October 17, 2022, in the amount of: Mr. Dolan: $342,496, Mr. Hopkinson: $82,061, Ms. Mink: $75,285 and Mr. Lesane: $32,977.

Benefits Payable to Mr. Lustgarten as a Result of Separation

Effective January 1, 2023, Mr. Lustgarten was terminated without “cause” (as defined in his employment agreement). Mr. Lustgarten received the following separation benefits in accordance with his employment agreement: (i) a payment of $6,000,000 (equal to two times the sum of Mr. Lustgarten’s annual base salary and target bonus); (ii) a prorated annual bonus for the period from July 1, 2022 through January 1, 2023 of $1,299,000; (iii) 24,098 restricted stock units vested on January 1, 2023, which had an aggregate value as of that date of $4,417,886 (representing the value of the 2021, 2022 and 2023 fiscal year grants of 3,435 units ($629,739), 8,224 units ($1,507,706) and 12,439 units 2,280,442), respectively); and (iv) the time-based restrictions on 35,077 performance stock units were eliminated on January 1, 2023, which had an aggregate value as of that date of $6,430,666 (representing the value of the 2021, 2022 and 2023 fiscal year grants of 10,303 units ($1,888,849), 12,335 units ($2,261,376) and 12,439 units ($2,280,442), respectively), which performance stock units remained subject to the applicable performance criteria.

Upon the vesting and settlement of his outstanding restricted stock units and performance stock units, Mr. Lustgarten also received or will receive the value of the accrued special cash dividend declared by the Board of Directors in respect these awards held on the record date of October 17, 2022, in the amount of $168,686 (with respect to the restricted stock units) and $245,539 (with respect to the performance stock units).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to compensation plans in effect as of

June 30, 2023 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock Equity compensation plans approved by security holders	445,136	138.78	1,025,126
Class A Common Stock Equity compensation plans not approved by security holders	—	—	—
Total	445,136	138.78	1,025,176

(1)	Includes the following plans: Employee Stock Plan and the Director Stock Plan. Consists of 351,310 restricted stock units (both time-vesting and target performance-vesting) and 93,826 stock options.

(2)

In August 2023, the Compensation Committee granted awards of restricted stock units and target performance stock units covering an aggregate of 92,450 shares. The number of securities in columns (a) and (c) do not reflect the grant of these units.

(3)	Represents the weighted average exercise price of the 93,826 outstanding stock options.

P
AY
V
ERSUS
P
ERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Item 402(v) of Regulation
S-K,
the table below sets forth information about the relationship b etw
een compensation actually paid (“CAP”) to our principal executive officer
(“
PEO”) and
non-PEO
NEOs and certain financial performance measures of the Company and how the Company aligns executive compensation with the Company’s performance. CAP represents an amount calculated in accordance with the SEC’s prescribed formula pursuant to Dodd-Frank and does not represent compensation actually paid to or earned by our NEOs in any year. Neither the Compensation Committee nor the C
o
mpany directly used this information when making compensation-related decisions for the 2023 fiscal year. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with Company performance, refer to the “Compensation Disc
u
ssion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total ($) (1)		Compensation Actually Paid ($) (2)		Average Summary Compen- sation Table Total for Non-PEO NEOs ($) (3)	Average Compen- sation Actually Paid for Non- PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment Based on:		(GAAP) Net Income ($000s) (7)	Company Selected Performance Measure
	PEO 1 (Lust- garten)	PEO 2 (Dolan)	PEO 1 (Lust- garten)	PEO 2 (Dolan)			Total Share- holder Return ($) (5)	Peer Group Total Share- holder Return ($) (6)		Adjusted Operating Income ($000s) (8)
2023	12,028,392	11,020,262	12,879,468	14,505,755	4,050,367	4,559,706	134.02	144.03	45,628	115,045
2022	8,280,968	—	7,609,256	—	5,052,269	4,716,445	102.80	121.64	48,880	142,211
2021	6,519,949	—	8,013,656	—	3,211,373	(927,368)	117.48	230.15	(15,897)	(12,530)

(1)
The dollar amounts reported for the PEOs,
Messrs
. Dolan and Lustgarten, under “Summary Compensation Table Total” are the amounts of total compensation reported for Messrs. Dolan and Lustgarten for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported for Messrs. Dolan and Lustgarten under “Compensation Actually Paid” represent the amount of CAP to Messrs. Dolan and Lustgarten, as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments

in the table below were made to Messrs. Dola n and Lustgarten’s total compensation for each year to determine the CAP:

	James L. Dolan	Andrew Lustgarten
	2023 ($)	2023 ($)	2022 ($)	2021 ($)
Total Compensation as reported in Summary Compensation Table	11,020,262	12,028,392	8,280,968	6,519,949
Subtract change in pension value as reported in Summary Compensation Table	7,825	—	—	—
Add pension value attributable to covered fiscal year’s service and any change in such value attributable to plan amendments made in covered fiscal year	—	—	—	—
Subtract value of equity awards as reported in Summary Compensation Table	6,113,115	3,976,002	3,947,892	3,353,936
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	7,192,913	2,339,154	3,725,170	3,555,977
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	122,730	653,344	94,962	866,537
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—	2,510,812	—	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	1,701,558	(921,771)	(543,952)	425,128
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—	—	—	—
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year (a)	589,232	245,539	—	—
Compensation Actually Paid to PEO	14,505,755	12,879,468	7,609,256	8,013,656

(a)
For 2023, reflects a $7.00 per share dividend with a record date of October 17, 2022. Calculated value reflects cash dividends that will be retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.

(3)
The dollar amounts reported under “Average Summary Compensation Total for non-PEO
NEOs” represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Dolan for fiscal year 2023 and Mr. Lustgarten for all of the years) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2023, David Hopkinson, David Granville-Smith, Victoria M. Mink, and Jamaal T. Lesane; (ii) for fiscal year 2022, James L. Dolan, Victoria M. Mink, Jamaal T. Lesane, Alexander Shvartsman, and Lawrence J. Burian; and (iii) for fiscal year 2021, James L. Dolan, Victoria M. Mink, Lawrence J. Burian, and Alexander Shvartsman.

(4)
The dollar amounts reported under “Average Compensation Actually
Paid
for
non-PEO
NEOs” represent the average amount of CAP to the NEOs as a group (excluding Mr. Dolan for 2023 and Mr. Lustgarten for all of the years), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the

requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the non-PEO NEOs’ total compensation for each year to determine the CAP:

	NEO Averages
	2023 ($)	2022 ($)	2021 ($)
Total Compensation as reported in Summary Compensation Table	4,050,367	5,052,269	3,211,373
Subtract change in pension value as reported in Summary Compensation Table	—	2,810	(5,297)
Add pension value attributable to covered fiscal year’ s se rvice and any change in such value attributable to plan amendments made in covered fiscal year	—	—	—
Subtract value of equity awards as reported in Summary Compensation Table	1,963,388	1,855,583	1,633,917
Add year-end fair value of equity awards granted in covered fiscal year that were unvested at end of covered fiscal year	2,159,848	1,737,164	1,732,344
Add change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year (a)	8,401	62,243	201,011
Add vesting date fair value of equity awards granted in covered fiscal year that vested during covered fiscal year	—	—	—
Add change in fair value from end of prior fiscal year to end of covered fiscal year for awards granted in prior fiscal years that were unvested at end of covered fiscal year	222,448	(276,838)	(1,785,995)
Subtract fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year (b)	—	—	2,657,482
Add dividends or other earnings paid on stock or option awards in covered fiscal year that are not otherwise included in total compensation for covered fiscal year (c)	82,030	—	—
Compensation Actually Paid to Non-PEO NEOs	4,559,706	4,716,445	(927,368)

(a)	For fiscal year 2021, calculation is net of awards both vested and forfeited in 2021 (see footnote (b) for further detail).

(b)
For James L. Dolan in fiscal year 2021, includes value of Performance Alignment PSU Grants and Performance Alignment Option Grants which were voluntarily relinquished in October 2021 in connection with the settlement of litigation.

(c)
For 2023, reflects a $7.00 per share dividend with a record date of October 17, 2022. Calculated value reflects cash dividends that will be retained by the Company until the underlying shares vest, with such dividends paid (without interest) on the applicable delivery date to the extent that the shares vest.

(5)
Cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
As permitted by SEC rules, the peer group referenced for purposes of “Peer Group Total Shareholder Return” is that of the Bloomberg Americas Entertainment Index, which is the industry index reported in our 2023 Form
10-K
in accordance with Regulation
S-K
Item 201(e).

(7)
Reflects Net Income as reported in our Annual Report on Form
10-K
for the relevant fiscal year; Net Income Attributable to MSGS Stockholders was $47,793 in 2023, $51,131 in 2022, and $(13,954) in 2021.

(8)
Reflects AOI as defined in our Annual Report on Form
10-K
for the relevant fiscal year. AOI is a
non-GAAP
financial measure. For a reconciliation of this
non-GAAP
measure to the most comparable GAAP measure, please see Annex A. The AOI figures used to set performance targets and determine payouts within our MPIP and LTIP (as described in the “Compensation Discussion & Analysis” section of this proxy statement) may contemplate certain potential future adjustments or exclusions.

Financial Performance Measures
As described in greater detail in the “Compensation Discussion & Analysis” section of this proxy statement, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important performance measures used by the Company to link CAP to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:

•	AOI;

•	Net revenue; and

•	Company strategic objectives.
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance Table.

PAY RATIO

We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. James Dolan, our Executive Chairman and PEO as of June 30, 2023, pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K (“Item 402(u)”). The pay ratio is calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

To identify our median employee, we first determined our employee population as of June 30, 2023, which consisted of employees located in the U.S. and internationally, representing all full-time, part-time, seasonal and temporary employees employed by the Company on that date. Using information from our payroll records, we then measured each employee’s annual total compensation, consisting of base salary, overtime payments, short and long-term incentives, and sales incentives. For non-U.S. employees paid in local currency, the total annual compensation was translated to U.S. dollars using published exchange rates as of June 30, 2023, and total compensation for full-time employees who were employed for less than the full fiscal year (i.e., full-time employees who were hired during the course of the 2023 fiscal year) was annualized. The Company did not otherwise make any adjustments under Item 402(u).

Once we identified the median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our NEOs for purposes of the Summary Compensation Table above.

Given the nature of our business, more than half of our employee population consists of part-time, seasonal and temporary employees. These employees, by the nature of their limited hours worked during the year, have relatively low total compensation when compared to full-time employees. Item 402(u) does not permit annualized or full-time equivalent adjustments to the compensation of these individuals when identifying our median employee or calculating the pay ratio.

Using these guidelines, for the 2023 fiscal year our PEO’s annualized total compensation of $11,020,262 and the median-compensated employee, a full-time Knicks City Dancer had an annual total compensation of $77,567. The resulting ratio was 142:1.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio provided above may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION

We are seeking stockholder approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed under the “Compensation Discussion & Analysis” and “Executive Compensation Tables” sections of this proxy statement. The Company’s stockholders previously approved, in an advisory vote held at the 2022 annual meeting of stockholders, holding an advisory vote to approve the compensation of our NEOs once every three years. Notwithstanding the foregoing, the Company has determined to hold an advisory vote to approve the compensation of our NEOs this year, in advance of 2025’s required vote. At the 2022 annual meeting of stockholders, approximately 89.8% of votes cast (including approximately 60.3% of votes cast by our Class A Common Stock) voted “FOR” the “say-on-pay” resolution. In considering your vote, we invite you to review the Company’s compensation philosophy and program under “Compensation Discussion & Analysis.” As described in the Compensation Discussion & Analysis, we believe that the Company’s executive compensation program effectively aligns the interests of our NEOs with those of our stockholders by tying a significant portion of compensation to the Company’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executive officers critical to the Company’s long-term success. We are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the stockholders of Madison Square Garden Sports Corp. (“MSGS”) approve, on an advisory basis, the compensation of MSGS’s named executive officers, as disclosed pursuant to Item 402(u) of Regulation S-K in MSGS’s Proxy Statement for the 2023 annual meeting under the headings ‘Compensation Discussion & Analysis’ and ‘Executive Compensation Tables’.”

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Approval of this proposal requires the favorable vote of a majority of the votes cast by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Certificate of Incorporation, holders of our Class A Common Stock will have one vote per share and holders of our Class B Common Stock will have ten votes per share.

The Board recommends that you vote FOR this proposal.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

James L. Dolan(1)	Executive Chairman
David G. Hopkinson	President and Chief Operating Officer
David Granville-Smith	Executive Vice President
Victoria M. Mink	Executive Vice President, Chief Financial Officer and Treasurer
Jamaal T. Lesane	Executive Vice President and General Counsel
Alexander Shvartsman	Senior Vice President, Controller and Principal Accounting Officer

(1)	The biography for James L. Dolan appears above under “Proposal 1 — Election of Directors.”

DAVID G. HOPKINSON, 52, has served as the President and Chief Operating Officer of the Company since September 2022. Prior to that, Mr. Hopkinson served as Executive Vice President, MSG Sports and President, Team Business Operations at the Company from October 2020 to September 2022. In this role, Mr. Hopkinson led the commercial strategy for the Company’s portfolio of assets and was responsible for managing the business operations for the teams, directly overseeing core functions that include strategic planning, marketing, ticketing, and the in-game experience, as well as community and fan development. Prior to the Company, he served as Global Head of Partnerships for Real Madrid Club de Futbol (“Real Madrid”), one of the world’s top revenue-generating football clubs, where he was responsible for all aspects of global partnerships. Before joining Real Madrid in 2018, Mr. Hopkinson spent over 20 years with Maple Leaf Sports and Entertainment (“MLSE”) in roles of increasing responsibility. In his last role with MLSE, Mr. Hopkinson served as Chief Commercial Officer, where he was responsible for all revenue generation across MLSE’s portfolio of teams, which includes the Toronto Maple Leafs (NHL), Toronto Raptors (NBA) and Toronto FC (MLS), as well as ticket sales and services, global partnerships, food and beverage and retail operations. Mr. Hopkinson began his career in ticket sales, first with the Toronto Argonauts Football Club, followed by the Toronto Raptors. Mr. Hopkinson has served on the Chancellor’s Advisory Committee at McGill University in Montreal, Canada, in addition to the

Boards of the Canada Basketball, Canada’s Walk of Fame and the Women’s College Hospital Foundation in Toronto. In 2013, he was awarded the Queen Elizabeth II Diamond Jubilee Medal in recognition of Service to Canada.

DAVID GRANVILLE-SMITH, 56, has served as Executive Vice President of the Company, Sphere Entertainment Co., and AMC Networks Inc., since June 2023. Previously, Mr. Granville-Smith served as the Chief Operating Officer and Chief Financial Officer of A&E Television Networks, LLC (“A+E Networks”), a global media and entertainment brand portfolio, from December 2016 to June 2023, and as A+E Networks’ Executive Vice President and Chief Financial Officer from July 2014 to December 2016. As Chief Financial Officer of A+E Networks, Mr. Granville-Smith led all key financial functions across the company, including Finance and Accounting, Financial Planning and Analysis, Treasury and Tax, and as Chief Operating Officer, Mr. Granville-Smith oversaw Technology, Media Production and Operations, Engineering and Broadcast Operations, Digital Product Technology and Office Services and Facilities. Mr. Granville-Smith was also responsible for the Corporate Development & Strategy Group. During his tenure at A+E Networks, he provided strategic, financial, and operational leadership across all divisions of the company, including the Brand Portfolio Group, Ad Sales, Distribution, Digital and International, in order to drive the company’s overall growth and value creation. While at A+E Networks, Mr. Granville-Smith served on the boards of A+E

Networks Latin America, Propagate Content, and Vice TV. Prior to joining A+E Networks, Mr. Granville-Smith held various positions at J.P. Morgan Chase & Co. (“J.P. Morgan”) and The Bear Stearns Companies, Inc., which was acquired by J.P. Morgan in 2008, from 1991 to 2014, including Managing Director and Head of the Media Group in the Investment Banking Division at J.P. Morgan from 2008 to 2014. Prior to that, he worked in the Mergers & Acquisitions Group at Smith Barney from 1989 to 1991. Throughout his career in banking, Mr. Granville-Smith worked on a multitude of significant strategic and financing transactions for companies in the diversified media and entertainment, television network, content distribution and telecommunications industries. Mr. Granville-Smith serves as a trustee of the Parrish Art Museum in Water Mill, New York.

VICTORIA M. MINK, 55, is the Executive Vice President, Chief Financial Officer (since January 2019) and Treasurer (since April 2020) of the Company. Previously, she served as Executive Vice President, Finance from October 2018 through December 2018. Prior to joining the Company, Ms. Mink served as the Senior Vice President, Chief Accounting Officer for Altice USA from June 2016 to October 2018, where she was responsible for all accounting and financial reporting compliance, including acquisition transactions, a spin-off transaction and an initial public offering. She was also responsible for setting the strategic direction, goals and initiatives for the accounting, accounts payable and financial systems departments, presenting to the audit committee, implementing new accounting policies and compliance with company policies and Sarbanes Oxley. Prior to this, Ms. Mink served as the Senior Vice President, Controller and Principal Accounting Officer for Cablevision from 2011 to 2016. Ms. Mink joined Cablevision in November 1997. Before joining Cablevision, Ms. Mink was an audit manager with KPMG LLP.

JAMAAL T. LESANE, 47, has served as the Executive Vice President and General Counsel of the Company since March 2022. He previously served as Senior Vice President and Associate General Counsel of the Company from January 2017 to March 2022, and prior to that served as Vice President, Legal and Business Affairs from January 2008 to January 2017. Before joining the Company in 2008, Mr. Lesane served as Associate Counsel at HBO from 2006 to 2007 and was an associate at Covington & Burling LLP from 2001 to 2006.

ALEXANDER SHVARTSMAN, 50, has served as the Senior Vice President, Controller and Principal Accounting Officer of the Company since April 2020. Previously, Mr. Shvartsman served in various roles at the Company, including as Senior Vice President and Assistant Controller from 2016 to April 2020, Vice President, External Reporting and Consolidations from 2015 to 2016; Vice President, Technical Accounting and Accounting Policy from March 2015 to October 2015; Director, Technical Accounting and Accounting Policy from 2013 to 2015; and Director, External Reporting from 2010 to 2013. Prior to his roles at the Company, Mr. Shvartsman served in various capacities at CIT Group Inc., American Standard Inc. and KPMG LLP.

TRANSACTIONS WITH RELATED PARTIES

RELATIONSHIP BETWEEN US, MSG ENTERTAINMENT, SPHERE ENTERTAINMENT, AND AMC NETWORKS

The Company, MSG Entertainment, Sphere Entertainment and AMC Networks are all under the control of members of the Charles F. Dolan family and certain related family entities. The Company, MSG Entertainment, Sphere Entertainment and AMC Networks have entered into the agreements described in this section. Certain of the agreements summarized in this section are included as exhibits to our 2023 Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as filed. Additional information concerning the arrangements between us and each of MSG Entertainment, Sphere Entertainment and AMC Networks is set forth in Note 17 to our financial statements included in our 2023 Form 10-K.

Arrangements with Sphere Entertainment

In connection with the MSGS Distribution, the Company entered into several agreements with MSG Networks, including a Distribution Agreement and Tax Disaffiliation Agreement. Following the merger of MSG Networks with Sphere Entertainment in July 2021, MSG Networks became a wholly-owned subsidiary of Sphere Entertainment. Accordingly, arrangements with MSG Networks are now effectively with Sphere Entertainment on a consolidated basis or have been terminated.

SPHR Distribution Agreement

On March 31, 2020, the Company entered into a Distribution Agreement with Sphere Entertainment (the “SPHR Distribution Agreement”) in connection with the SPHR Distribution.

Under the SHPR Distribution Agreement, the Company and Sphere Entertainment provided each other with indemnities with respect to certain liabilities, and released each other from certain claims, in each case arising out of each company’s business and other matters related to the SPHR Distribution.

The SPHR Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

SPHR Tax Disaffiliation Agreement

On March 31, 2020, the Company entered into a Tax Disaffiliation Agreement with Sphere Entertainment (the “SPHR Tax Disaffiliation Agreement”) that governs the Company’s and Sphere Entertainment’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters.

The SPHR Tax Disaffiliation Agreement requires that neither Sphere Entertainment nor any of its subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the SPHR Distribution from qualifying as a tax-free transaction to the Company and to its stockholders under Section 355 of the Code, or would otherwise cause holders of the Company’s stock receiving Sphere Entertainment’s stock in the SPHR Distribution to be taxed as a result of the SPHR Distribution and certain transactions undertaken in connection with the SPHR Distribution.

Moreover, each party must indemnify the other party and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the SPHR Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Media Rights Agreements

The media rights agreements between the Company and MSG Networks covering the Knicks and the Rangers provide MSG Networks exclusive media rights to team games in their local markets. Each of the media rights agreements became effective July 2015 with a stated term of 20 years, with a stated annual rights fee in the fiscal year ended June 30, 2023 of $133 million for the Knicks and $40 million for the Rangers. The rights fee in each media rights agreement increases annually; for the fiscal year ending June 30, 2024, the stated rights fee increased to $138 million for the Knicks and $41 million for the Rangers. The rights fee is subject to adjustments in certain circumstances, including if the Company does not make available a minimum number of games in any year. MSG Networks has certain rights to match third-party offers received by the Knicks or the Rangers, as the case may be, for their respective media rights following the terms of the agreements.

Arrangements with MSG Entertainment

Prior to the MSGE Distribution, the agreements described below were between the Company and Sphere Entertainment. Following the MSGE Distribution, the agreements described below were assigned or otherwise transferred from Sphere Entertainment to MSG Entertainment and are now between the Company and MSG Entertainment.

MSGE Services Agreement

The Company is party to a services agreement with MSG Entertainment (the “MSGE Services Agreement,”) pursuant to which MSG Entertainment provides certain corporate and other services to the Company, including with respect to such areas as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. The Company similarly provides certain services to MSG Entertainment, including certain legal and communications functions, ticket services and certain operational and marketing services. For the year ended June 30, 2023, the Company recorded approximately $36.5 million of expense to MSG Entertainment pursuant to the MSGE Services Agreement (inclusive of approximately $30.9 million to Sphere Entertainment prior to the MSGE Distribution, and inclusive of certain amounts paid to Sphere Entertainment and MSG Entertainment for the provision of executive support costs discussed below under “ —Other Arrangements and Agreements with MSG Entertainment, Sphere Entertainment and/or AMC Networks”).

The Company and MSG Entertainment, as parties receiving services under the MSGE Services Agreement, indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the MSGE Services Agreement. Similarly, each party providing services under the MSGE Services Agreement indemnifies the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Arena License Agreements

In connection with the SPHR Distribution, subsidiaries of the Company entered into Arena License Agreements with a subsidiary of MSG Entertainment that require the Knicks and the Rangers to play their home games at the Garden. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees will be 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments.

For the year ended June 30, 2023, the Company recognized total license fee expense under the Arena License Agreements of approximately $67.6 million to MSG Entertainment (all of which was to Sphere Entertainment prior to the MSGE Distribution).

The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While MSG Entertainment will provide game day services for the Knicks and the Rangers, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, MSG Entertainment, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden.

Pursuant to the Arena License Agreements, MSG Entertainment operates and manages the sale of food and beverage services during all Knicks and Rangers events, for which MSG Entertainment shares 50% of net profits with the Company. For the year ended June 30, 2023, the Company recorded revenue for food and beverage services of approximately $12.1 million shared from MSG Entertainment (inclusive of approximately $10.9 million from Sphere Entertainment during prior to the MSGE Distribution).

Pursuant to the Arena License Agreements, MSG Entertainment also has the right and obligation to operate and manage team merchandise sales at The Garden and MSG Entertainment earns a 30% commission on revenues from team merchandise sold in The Garden. MSG Entertainment maintains the exclusive right to control the operation and sale of non-team merchandise. For the year ended June 30, 2023, the Company recorded commission expense of approximately $5.0 million related to team merchandise sales at The Garden (inclusive of approximately $4.4 million from Sphere Entertainment prior to the MSGE Distribution).

Pursuant to the Arena License Agreements, MSG Entertainment has the exclusive right to license and manage suites and club memberships at The Garden, including for use during Knicks and Rangers games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with the Company. The Company is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. The Company receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to MSG Entertainment. For any customizable suite package, revenues are divided between the Company and MSG Entertainment on a proportional basis, with the Company receiving all revenues attributable to Knicks and Rangers events included in the package, less a 20-25% commission to MSG Entertainment. For the year ended June 30, 2023, the Company recorded approximately $104.6 million of revenue from licensing suite and club memberships (inclusive of approximately $102.2 million from Sphere Entertainment prior to the MSGE Distribution).

Pursuant to the Arena License Agreements, the Company retains 47.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. MSG Entertainment is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 32.5% of the revenue from the sale of any arena naming rights. For the year ended June 30, 2023, the Company recorded approximately $8.5 million of revenue from arena shared sponsorship assets from MSG Entertainment (all of which was from Sphere Entertainment prior to the MSGE Distribution).

Pursuant to the Arena License Agreements, MSG Entertainment does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth MSG Entertainment’s responsibilities with respect to box office services, ticket printing and the Knicks’ and the Rangers’ respective responsibilities to comply with MSG Entertainment’s ticket agent agreements.

The Arena License Agreements provide that the Knicks and the Rangers are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that MSG Entertainment may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.

The Arena License Agreements provide for MSG Entertainment to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.

NBA consent is required to amend the Knicks’ Arena License Agreement.

Sponsorship Sales and Service Representation Agreements

In connection with the SPHR Distribution, the Knicks and the Rangers entered into sponsorship sales and service representation agreements with a subsidiary of MSG Entertainment, which have terms of more than 10 years (subject to an early termination right exercisable by May 31, 2025 and effective June 30, 2025). Under these agreements, MSG Entertainment is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the Knicks and the Rangers, as well as the Knicks’ development team, the Westchester Knicks, and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). MSG Entertainment receives a commission from the Company, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfillment costs associated with a particular sponsorship asset. For the year ended June 30, 2023, the Company recorded commission expense of approximately $10.3 million to MSG Entertainment (inclusive of approximately $8.9 million to Sphere Entertainment prior to the MSGE Distribution).

The Company also pays annual sales operation fixed payments to MSG Entertainment associated with providing sponsorship sales services. For each subsequent year, the payment will be 103% of the payment for the immediately preceding contract year. For the year ended June 30, 2023, the Company recorded expense of approximately $8.6 million to MSG Entertainment (inclusive of approximately $6.9 million to Sphere Entertainment prior to the MSGE Distribution).

These agreements are subject to certain termination rights, including the right of each of the Company and MSG Entertainment to terminate if the Company and MSG Entertainment are no longer affiliates, and the Company’s right to terminate if certain sales thresholds are not met (unless MSG Entertainment pays the Company the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement.

Team Sponsorship Allocation Agreement

The Company and MSG Entertainment (and Sphere Entertainment prior to the MSGE Distribution) each routinely enter into sponsorship agreements with third-parties that include the assets of both companies with either the Company or MSG Entertainment serving as the contracting party with the third-party sponsor. In connection with the SPHR Distribution, the Company entered into a team sponsorship allocation agreement with MSG Entertainment pursuant to which the Company and MSG Entertainment distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. The Company and MSG Entertainment have also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and have agreed that neither party would take any action that would cause the other one to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with each other in the event of a breach by a third-party sponsor.

Group Ticket Sales and Service Representation Agreement

In connection with the SPHR Distribution, the Company entered into a group ticket sales and service representation agreement with MSG Entertainment, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which the Company is the MSG Entertainment’s sales and service representative to sell group tickets and ticket packages. MSG Entertainment pays the Company a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of MSG Entertainment by the Company and MSG Entertainment reimburses the Company for a share of certain of its costs, which is determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. For the year ended June 30, 2023, the Company recorded revenue of approximately $4.5 million related to the group ticket sales and service representation agreement (inclusive of approximately $4.1 million from Sphere Entertainment prior to the MSGE Distribution).

Other Arrangements and Agreements with MSG Entertainment

The Company has made market rate interest-bearing advances to MSG Entertainment in connection with the construction of new premium hospitality suites at The Garden. The advances will be repaid (including interest) through cash receipts from the licenses for each new suite. As of June 30, 2023, the Company had advanced $269,446 to MSG Entertainment in connection with the arrangement (inclusive of $169,273 to Sphere Entertainment prior to the MSGE Distribution).

The Company subleases approximately 47,000 square feet of office space at Two Pennsylvania Plaza in New York City from MSG Entertainment. In the year ended June 30, 2023, the Company recorded approximately $2.9 million of sublease expense to MSG Entertainment (inclusive of approximately $2.5 million to Sphere Entertainment prior to the MSGE Distribution) pursuant to the sublease.

Other Arrangements and Agreements with MSG Entertainment, Sphere Entertainment and/or AMC Networks

The Company has agreed to share certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman with Sphere Entertainment and MSG Entertainment (following the MSGE Distribution), for the Company’s Executive Vice President, with Sphere Entertainment and AMC Networks, and for the Company’s Vice Chairman, with Sphere Entertainment, MSG Entertainment (following the MSGE Distribution) and AMC Networks. The Company’s portion of such executive support expenses for the fiscal year ended June 30, 2023 was $685,414. The Company has also entered into a number of commercial and other arrangements and agreements with MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, none of which are material to the Company. For the fiscal year ended June 30, 2023, these included, but were not limited to, arrangements for the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology, certain licensing agreements, sponsorship agreements, certain trademark licensing agreements and lease of suites and sponsorship of the Company and its professional sports teams, as applicable.

In addition, the Company and each of MSG Entertainment, Sphere Entertainment and AMC

Networks are or were party to aircraft arrangements described below. See “— Aircraft Arrangements” and “— Dolan Family Arrangements.”

AIRCRAFT ARRANGEMENTS

The Company has various arrangements with a subsidiary of MSG Entertainment, pursuant to which the Company has the right to lease on a “time-sharing” basis certain aircraft owned or leased by MSG Entertainment or is otherwise required to reimburse MSG Entertainment for use of the aircraft in connection with use by executives. The Company is required to pay MSG Entertainment specified expenses for each flight it utilizes, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. Prior to the MSGE Distribution, these arrangements were between the Company and a subsidiary of Sphere Entertainment. The Company made payments to Sphere Entertainment of $440,057 and to MSG

Entertainment of $100,466 during the fiscal year ended June 30, 2023. In calculating the amounts payable under these agreements, the parties allocate in good faith the treatment of any flight that is for the benefit of both companies.

The Company has agreed to an allocation of the costs of (i) personal helicopter use (including commutation) with MSG Entertainment, Sphere Entertainment and AMC Networks and (ii) personal aircraft use with MSG Entertainment and Sphere Entertainment, in each case, for certain shared executives. The Company’s portion of such expenses during the fiscal year ended June 30, 2023 was $540,233. See “Compensation Discussion & Analysis — Perquisites — Aircraft Arrangements.”

DOLAN FAMILY ARRANGEMENTS

From time to time, certain services of the Company may be made available to members of the Dolan family and to entities owned by them. It is the policy of the Company to receive reimbursement for the costs of these services. In addition, see “Stock Ownership Table” for a description of registration rights agreements among the Dolan family interests and the Company.

Kristin Dolan, a former director of the Company and the spouse of James L. Dolan, the Executive Chairman of the Company, is the founder and was the chief executive officer of 605, LLC (“605”),

an audience measurement and data analytics company in the media and entertainment industries, until February 2023. James L. Dolan and Kristin Dolan owned 605 during the fiscal year ended June 30, 2023. The Company’s Audit Committee has approved the entry into one or more agreements with 605 to provide certain data analytics services to the Company for an aggregate amount of up to $1 million. For the fiscal year ended June 30, 2023, the Company made no payments to 605 for services permitted pursuant to such approval. The Company expects to engage 605 to provide additional data analytics services in the future.

OTHER

Quentin F. Dolan, a director and the son of James L. Dolan, the Executive Chairman of the Company, has been employed by a subsidiary of the Company in a non-executive capacity since

May 2022. For the fiscal year ended June 30, 2023, Mr. Quentin F. Dolan earned $185,156 in his capacity as a non-executive employee.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Our Executive Chairman, James L. Dolan, also serves as the Executive Chairman and Chief Executive Officer of MSG Entertainment and Sphere Entertainment, our Executive Vice President, David Granville-Smith, also serves as Executive Vice President of Sphere Entertainment and AMC Networks and our Senior Vice President, Associate General Counsel and Secretary, Mark C. Cresitello, serves as Secretary of Sphere Entertainment. Nine of our director nominees (including James L. Dolan) also serve as directors of MSG Entertainment. Ten of our director nominees (including James L. Dolan) also serve as directors of Sphere Entertainment. Seven of our director nominees (including James L. Dolan) also serve as directors of AMC Networks. Gregg G. Seibert, the Company’s Vice Chairman, also serves as Vice Chairman of MSG Entertainment, Sphere Entertainment and AMC Networks and Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting the Company, on the one hand, and MSG Entertainment, Sphere Entertainment or AMC Networks, on the other hand. For example, there is the potential for a conflict of interest when we and MSG Entertainment, Sphere Entertainment and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between MSG Entertainment, Sphere Entertainment, including MSG Networks as a subsidiary of MSG Entertainment, and/or AMC Networks and us. In addition, certain of our officers and directors own MSG Entertainment, Sphere Entertainment and/or AMC Networks stock, restricted stock units, performance stock units, stock options and/or performance stock options. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company, MSG Entertainment, Sphere Entertainment or AMC Networks. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

Our Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with AMC Networks and their respective subsidiaries and that the Company may engage in material business transactions with such entities. In our Certificate of Incorporation, the Company has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to AMC Networks or any of their respective subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. The Certificate of Incorporation also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and AMC Networks and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders. In connection with the SPHR and MSGE Distributions, our Board adopted and amended an Overlap Policy to extend the same provisions to overlapping directors and officers with Sphere Entertainment and MSG Entertainment.

RELATED PARTY TRANSACTION APPROVAL POLICY

The Company has adopted a written policy whereby an Independent Committee of our Board reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 of Regulation S-K adopted by the SEC (currently $120,000). To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on the Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

In addition, our Board has adopted an approval policy for transactions with MSG Entertainment, Sphere Entertainment and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, an

Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and/or AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds $1 million. In addition, an Independent Committee receives a quarterly update from the Company’s internal audit function of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of MSG Entertainment and its subsidiaries, Sphere Entertainment and its subsidiaries and AMC Networks and its subsidiaries, on the other hand regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1 million, as well as the handling and resolution of any disputes involving amounts in excess of $1 million. Our executive officers and directors who are also senior executives or directors of MSG Entertainment, Sphere Entertainment and/or AMC Networks may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company, MSG Entertainment, Sphere Entertainment and/or AMC Networks, as applicable, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company, MSG Entertainment, Sphere Entertainment and/or AMC Networks, as applicable.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B Common

Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of the NYSE’s corporate governance standards.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the

Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended June 30, 2023.

Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth, to the best of the Company’s knowledge and belief, certain information as of October 16, 2023 with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person that beneficially holds more than 5% of any class of the outstanding shares of the Company based on the Company’s review of SEC filings, (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	636,770 4,529,517	3.3% 100%	71.0%
Charles F. Dolan (3)(4)(6)(16)(18)(24-28) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	185,864 2,682,470	* 59.2%	41.7%
James L. Dolan (3)(5)(7)(10)(15)(19) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	270,383 618,369	1.4% 13.7%	10.0%
Thomas C. Dolan (3)(6)(8)(15)(17)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	33,047 308,986	* 6.8%	4.8%
Brian G. Sweeney (3)(6)(9)(14)(15)(16)(22) 20 Audrey Avenue, 1st Floor Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	73,827 530,761	* 11.7%	8.3%
Paul J. Dolan (3)(6)(10)(19)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	75,683 910,651	* 20.1%	14.2%
Marianne E. Dolan Weber (3)(6)(11)(15)(17)(21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	56,550 296,934	* 6.6%	4.7%
Charles P. Dolan (6)	Class A Common Stock Class B Common Stock	6,094 —	* —	*
Quentin F. Dolan (6)	Class A Common Stock Class B Common Stock	308 —	* —	*
Ryan T. Dolan (6)	Class A Common Stock Class B Common Stock	576 —	* —	*
Joseph M. Cohen (6)	Class A Common Stock Class B Common Stock	609 —	* —	*
Andrew Lustgarten (5)(6)(12)	Class A Common Stock Class B Common Stock	138,783 —	* —	*
Stephen C. Mills (6)	Class A Common Stock Class B Common Stock	1,012 —	* —	*
Richard D. Parsons (6)(13)	Class A Common Stock Class B Common Stock	4,479 —	* —	*

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Nelson Peltz (6)	Class A Common Stock Class B Common Stock	506 —	* —	*
Alan D. Schwartz (6)	Class A Common Stock Class B Common Stock	6,163 —	* —	*
Ivan Seidenberg (6)	Class A Common Stock Class B Common Stock	— —	— —	—
Vincent Tese (6)	Class A Common Stock Class B Common Stock	3,744 —	* —	*
Anthony J. Vinciquerra (6)	Class A Common Stock Class B Common Stock	— —	— —	—
David Hopkinson (5)	Class A Common Stock Class B Common Stock	3,322 —	* —	*
David Granville-Smith (5)	Class A Common Stock Class B Common Stock	— —	* —	*
Victoria M. Mink (5)	Class A Common Stock Class B Common Stock	8,466 —	* —	*
Jamaal T. Lesane (5)	Class A Common Stock Class B Common Stock	2,254 —	* —	*
Alexander Shvartsman (5)	Class A Common Stock Class B Common Stock	4,059 —	* —	*
All current executive officers and directors and nominees as a group (4-28)	Class A Common Stock Class B Common Stock	812,908 4,519,413	4.2% 99.8%	71.0%
Deborah A. Dolan-Sweeney (3)(6)(9)(14)(15)(16)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	73,827 530,761	* 11.7%	8.3%
Kathleen M. Dolan (3)(10)(15)(19-23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	125,123 1,833,002	* 40.5%	28.5%
Mary S. Dolan (3)(16)(18)(22)(24-28) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	47,452 2,764,363	* 61.0%	42.8%
Matthew J. Dolan (3)(17)(20)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	30,576 605,920	* 13.4%	9.4%
Corby Dolan Leinauer (3)(18)(24-28) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	27,653 2,458,036	* 54.3%	38.0%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust FBO James L. Dolan (3)(7)(10)(15)(19) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	29,249 604,324	* 13.3%	9.4%
Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(8)(15)(17)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	13,295 308,986	* 6.8%	4.8%
Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(11)(15)(17)(21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	15,954 296,934	* 6.6%	4.6%
Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney (3)(9)(14)(15)(16)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	15,954 306,327	* 6.8%	4.8%
Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(10)(15)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	15,954 306,327	* 6.8%	4.8%
Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(4)(16)(18)(24) P.O. Box 420 Oyster Bay, NY 11771	Class A Common Stock Class B Common Stock	4,431 824,635	* 18.2%	12.8%
Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(4)(16)(18)(25) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	4,431 430,560	* 9.5%	6.7%
Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(4)(16)(18)(26) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	4,431 426,560	* 9.4%	6.6%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(4)(16)(18)(27) 340 Crossways Park Drive Woodbury, NY 11797	Class A Common Stock Class B Common Stock	4,431 370,561	* 8.2%	5.7%
Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(4)(16)(18)(28) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A Common Stock Class B Common Stock	4,431 405,561	* 9.0%	6.3%
BlackRock, Inc. (29) 50 Hudson Yards New York, NY 10001	Class A Common Stock Class B Common Stock	2,270,813 —	11.7% —	3.5%
The Vanguard Group (30) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock Class B Common Stock	1,958,557 —	10.1% —	3.0%
Silver Lake Entities (31) 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025	Class A Common Stock Class B Common Stock	1,865,862 —	9.6% —	2.9%
GAMCO Investors, Inc. (32) One Corporate Center Rye, NY 10580	Class A Common Stock Class B Common Stock	1,127,997 —	5.8% —	1.7%
Ariel Investments, LLC (33) 200 E. Randolph Street, Suite 2900, Chicago, IL 60601	Class A Common Stock Class B Common Stock	1,071,674 —	5.5% —	1.7%

*	Less than 1%.

(1)

Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award. For purposes of this table, fractional shares have been rounded to the nearest whole share.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of our Board.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as co-trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”) and the Helen A. Dolan 2009 Revocable Trust (the “HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”), and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 Trust, the HAD 2009 Trust, the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not Group Members but are trustees of trusts that are Group Members also include Brian G. Sweeney, as a co-trustee of the CFD 2009 Trust and the HAD 2009 Trust; Corby Dolan Leinauer, as co-trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as a co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 Family Trusts. The Group Members may be deemed to beneficially own an aggregate of (i) 636,770 shares of Class A Common Stock and (ii) 4,529,517 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 4,529,517 shares of Class B Common Stock (representing all outstanding Class B Common Stock) and the equal number of shares of Class A Common Stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own an additional 42,182 shares of Class A Common Stock that are not beneficially owned by Group Members.

(4)

Charles F. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 185,864 shares of Class A Common Stock (including 33,572 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which he serves as co-trustee, 130,137 shares of Class A Common Stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts) and an aggregate of 2,682,470 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 112,217 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 112,217 shares of Class B Common Stock owned of record by the HAD 2009 Trust, for he serves as co-trustee and of which he is the sole beneficiary, and an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts). Includes an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of 130,137 shares of Class A Common Stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, and

2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts.

(5)

Does not include unvested restricted stock units, target amount of unvested performance stock units or stock options granted under the Employee Stock Plan (except for restricted stock units and performance stock units subject to vesting and stock options exercisable, in each case, within 60 days of October 16, 2023). The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 34,475 units; David G. Hopkinson, 12,072 units; David Granville-Smith, 24,561 units; Victoria M. Mink, 6,717 units; Jamaal T. Lesane, 4,584 units; and Alexander Shvartsman, 1,864 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 53,225 units; David G. Hopkinson, 17,216 units; David Granville-Smith, 5,053 units; Victoria M. Mink, 10,352 units; Jamaal T. Lesane, 6,207 units; Alexander Shvartsman, 2,895 units; and Andrew Lustgarten, 24,774 units.

(6)

Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Charles F. Dolan, 5,128 units; Charles P. Dolan, 5,128 units; Paul J. Dolan, 2,935 units; Quentin F. Dolan, 884 units; Ryan T. Dolan, 2,974 units; Thomas C. Dolan, 5,128 units; Joseph M. Cohen, 2,974 units; Andrew Lustgarten, 749 units; Stephen C. Mills, 2,974 units; Richard D. Parsons, 5,128 units; Nelson Peltz, 5,988 units; Alan D. Schwartz, 5,539 units, Ivan Seidenberg, 4,150 units; Brian G. Sweeney, 5,128 units; Vincent Tese, 5,128 units; Anthony J. Vinciquerra, 2,974 units; and Ms. Marianne E. Dolan Weber, 4,499 units.

(7)

James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 229,897 shares of Class A Common Stock (including 229,406 shares of Class A Common Stock owned of record personally and 491 shares of Class A Common Stock held as custodian for one or more minor children) and 14,045 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 40,486 shares of Class A Common Stock (including 416 shares of Class A Common Stock owned jointly with his spouse, 10,821 shares of Class A Common Stock owned of record personally by his spouse and 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trust for his benefit) and 604,324 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 491 shares of Class A Common Stock held as custodian for one or more minor children, 10,821 shares of Class A common Stock owned of record personally by his spouse and 29,249 shares of Class A Common Stock and 604,324 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(8)

Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,752 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 13,295 shares of Class A Common Stock and 308,986 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 13,295 shares of Class A Common Stock and 308,986 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(9)

Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 15,182 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 58,645 shares of Class A Common Stock (including 6,872 shares of Class A Common Stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 2,247 shares of Class A Common Stock held in trust for his children for which he serves as trustee, 33,572 shares of Class A Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 15,954 shares of Class A Common Stock owned by the Dolan

Children Trust for the benefit of his spouse) and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 112,217 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 112,217 shares of Class B Common Stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee and 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of his spouse). He disclaims beneficial ownership of the 6,872 shares of Class A Common Stock owned by his spouse, the 2,247 shares of Class A Common Stock held in trusts for his children for which he serves as trustee, 33,572 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which he serves as co-trustee and 15,954 shares of Class A Common Stock owned by the Dolan Children Trust for the benefit of his spouse and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 112,217 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 112,217 shares of Class B Common Stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee and 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of his spouse).

(10)

Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 30,480 shares of Class A Common Stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,203 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 30,480 shares of Class A Common Stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 45,203 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.

(11)

Marianne E. Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 8,063 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 48,487 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned of record by the Heartfelt Wings Foundation Inc. and 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit) and 296,934 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit, 32,533 shares of Class A Common Stock owned of record by the Heartfelt Wings Foundation Inc. and 296,934 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.

(12)

Includes 1,938 shares held by an LLC of which Mr. Lustgarten has a direct pecuniary interest. Mr. Lustgarten disclaims beneficial ownership of the 4,062 shares held by the LLC of which he does not have a pecuniary interest. Includes 93,826 time-based options exercisable within 60 days of October 16, 2023 by Mr. Lustgarten and 10,963 vested performance stock units granted under the Employee Stock Plan to be settled into shares on November 24, 2023, 90 days after the certification of fiscal year 2021 performance criteria by the compensation committee.

(13)	Includes 816 shares held in a trust of which Mr. Parsons is a trustee. Mr. Parsons disclaims beneficial ownership of the shares held in the trust.

(14)

Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,872 shares of Class A Common Stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 66,955 shares of Class A Common Stock (including 15,182 shares of Class A Common Stock owned of record by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 33,572 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which her spouse serves as co-trustee and 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for her benefit) and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for her benefit, 112,217 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee and 112,217 shares of Class B Common Stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee). She disclaims beneficial ownership of 15,182 shares of Class A Common Stock owned of record by her spouse, 2,247 shares of Class A Common Stock held by trusts for her children for which her spouse serves as trustee, 33,572 shares of Class A Common Stock owned of record by the CFD 2009 Trust for which her spouse serves as co-trustee and 15,954 shares of Class A Common Stock and 530,761 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for her benefit, 112,217 shares of Class B Common Stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee and 112,217 shares of Class B Common Stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee).

(15)

Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,184 shares of Class A Common Stock (including 1,568 shares of Class A Common Stock owned of record personally and 616 shares of Class A Common Stock held as custodian for one or more minor children) and an aggregate of 10,104 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 122,939 shares of Class A Common Stock (including 32,533 shares of Class A Common Stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 90,406 shares of Class A Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 1,822,898 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 616 shares of Class A Common Stock held as custodian for one or more minor children, 32,533 shares of Class A Common Stock owned of record by the Green Mountain Foundation Inc., an aggregate of 90,406 shares of Class A Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee and an aggregate of 1,833,002 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 5,052 shares of Class B Common Stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of Class B Common Stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee, and 1,822,898 shares of Class B Common Stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee).

(16)

Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,274 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 45,178 shares of Class A Common Stock (including 2,603 shares of Class A Common Stock owned jointly with her spouse, 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012

Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of Class A Common Stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 2,764,363 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof (including 306,327 shares of Class B Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee). She disclaims beneficial ownership of 2,274 shares of Class A Common Stock held as custodian for one or more minor children, 15,954 shares of Class A Common Stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of Class A Common Stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee, and 306,327 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.

(17)

Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 795 shares of Class A Common Stock (including 408 shares of Class A Common Stock owned of record personally and 387 shares of Class A Common Stock held as custodian for a minor child) and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 29,781 shares of Class A Common Stock (including 316 shares of Class A Common Stock owned jointly with his spouse, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne E. Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 387 shares of Class A Common Stock held as custodian for a minor child, 216 shares of Class A Common Stock held by his spouse as custodian for a minor child and an aggregate of 29,249 shares of Class A Common Stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee, and an aggregate of 605,920 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.

(18)

Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 314 shares of Class A Common Stock held as custodian for one or more minor children and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 27,339 shares of Class A Common Stock (including 164 shares of Class A Common Stock owned jointly with her spouse, 554 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of Class A Common Stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 314 shares of Class A Common Stock held as custodian for one or more minor children, 554 shares of Class A Common Stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of Class A Common Stock (including 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 279 shares of Class A Common Stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of Class A Common Stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of Class A Common Stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee, and an aggregate of 2,458,036 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.

(19)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(20)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(21)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(22)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(23)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(24)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(25)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(26)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(27)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(28)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.

(29)

Based upon a Schedule 13G filed with the SEC on August 8, 2023, BlackRock, Inc. and certain of its subsidiaries (together, “BlackRock”) beneficially owns an aggregate of 2,270,813 shares of Class A Common Stock. BlackRock has sole voting power over 2,229,044 shares of Class A Common Stock and sole dispositive power over 2,270,813 shares of Class A Common Stock.

(30)

Based upon a Schedule 13G (Amendment No. 8) filed with the SEC on August 10, 2023, The Vanguard Group (“Vanguard”) beneficially owns 1,958,557 shares of Class A Common Stock. Vanguard has shared voting power over 5,926 shares of Class A Common Stock, sole dispositive power over 1,934,747 shares of Class A Common Stock and shared dispositive power over 23,810 shares of Class A Common Stock.

(31)

Based upon a Schedule 13D (Amendment No. 3) filed on December 26, 2018, SLP Investment Holdco, L.P. (“SLP Holdco”), SLP Investment Holdings, L.L.C., Silver Lake Technology Associates IV, L.P., SLTA IV (GP), L.L.C., Silver Lake Group, L.L.C., Silver Lake Partners V DE (AIV) Marquee, L.P. (“SLP V Marquee”), Silver Lake Technology Investors V DE (AIV) Marquee, L.P. (“SLTI V Marquee”), Silver Lake Technology Associates V Marquee, L.P., SLTA V (GP) Marquee, L.L.C., and SLP Marquee Investor, L.L.C. (together, the “Silver Lake Entities”) beneficially owns an aggregate of 1,865,862 shares of Class A Common Stock. The 1,865,862 shares of Class A Common Stock beneficially owned by the Silver Lake Entities includes (i) 939,996 shares of Class A Common Stock held by SLP Holdco, (ii) 912,811 shares of Class A Common Stock held by SLP V Marquee and (iii) 13,055 shares of Class A Common Stock held by SLTI V Marquee. SLP Holdco has shared voting power over 939,996 shares of Class A Common Stock, and shared dispositive power over 939,996 shares of Class A Common Stock. SLP V Marquee has shared voting power over 912,811 shares of Class A Common Stock, and shared dispositive power over 912,811 shares of Class A Common Stock. SLTI V Marquee has shared voting power over 13,055 shares of Class A Common Stock, and shared dispositive power over 13,055 shares of Class A Common Stock.

(32)

Based upon a Schedule 13D (Amendment No. 1) filed with the SEC on March 26, 2020, certain operating subsidiaries of GAMCO Investors, Inc. beneficially hold, or exercise investment discretion over various institutional accounts which would hold, an aggregate of 1,127,997 shares of Class A Common Stock. Mario J. Gabelli who directly or indirectly controls, or for which he acts as Chief Investment Officer of all the GAMCO filing entities, is deemed to have beneficial ownership of the shares of Class A Common Stock held by such entities.

(33)

Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2023, Ariel Investments, LLC (“Ariel”) beneficially owns 1,071,674 shares of Class A Common Stock. Ariel has sole voting power over 959,969 shares of Class A Common Stock and sole dispositive power over 1,071,674 shares of Class A Common Stock.

As a result of their ownership of all of the shares of Class B Common Stock, certain members of the Dolan family, including certain trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), are able collectively to control stockholder decisions on matters on which holders of our Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. The members of the Dolan Family Group holding Class B Common Stock are parties to a Stockholders Agreement, which has the effect of causing the voting power of the holders of our Class B Common Stock to be cast as a block with respect to all matters to be voted on by holders of our Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan Family Group (representing all of the outstanding Class B Common Stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B Common Stock owned by certain Dolan family trusts that collectively own approximately 40.5% of the outstanding Class B Common Stock (“Excluded Trusts”). The “Dolan

Family Committee” consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne E. Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B Common Stock owned by Excluded Trusts will on all matters be voted in accordance with the determination of the Excluded Trusts holding a majority of the Class B Common Stock held by all Excluded Trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B Common Stock owned by the Excluded Trusts is required.

Charles F. Dolan, all other holders of our Class B Common Stock (other than the Charles F. Dolan Children Trusts) and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 16, 2023, the Dolan Parties owned approximately 2.7 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 59.8% of our Class B Common Stock as well as 546,364 shares of Class A Common Stock, which represented approximately 2.8% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 13.6% of our Common Stock and 42.7% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of October 16, 2023, the Children Trusts owned approximately 1.8 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 40.2% of our Class B Common Stock, as well as 90,406 shares of Class A Common Stock, which represented 0.5% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 8.0% of our Common Stock and 28.3% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such shares will be converted into shares of Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to any other shares of Class B Common Stock (including the Dolan Shares).

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to our 2023 Form 10-K,

and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Our stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2024 annual meeting and have those proposals included in the proxy materials to be distributed by us in connection with our 2024 annual meeting must submit their proposals to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 on or before June 27, 2024. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2024 proxy statement.

In accordance with our Amended By-laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2024 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to Madison Square Garden Sports Corp., Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the

Company beneficially owned by the stockholder, any material interest of such stockholder in the proposal (other than as a stockholder) and any additional information required under the rules of the SEC. Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any additional information required under the rules of the SEC.

In addition to satisfying the foregoing requirements under our Amended By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 12, 2024. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Amended By-Laws.

ADVANCE NOTICE OF PROXY HOLDERS AND QUALIFIED REPRESENTATIVES

Our stockholders must provide advance written notice to the Company if they intend to have any legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the virtual annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on December 1, 2023 in order to allow enough time to register such person to attend the virtual meeting. Notices should be directed to Madison Square Garden Sports Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

2023 FORM 10-K

A copy of the 2023 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Madison Square Garden Sports Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

You also may obtain our 2023 Form 10-K at the SEC’s website, www.sec.gov, or at www.msgsports.com under Investors — Financials — SEC Filings.

Mark C. Cresitello Senior Vice President, Associate General Counsel & Secretary

New York, New York

October 25, 2023

ANNEX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In fiscal year 2023, the Company amended the definition of adjusted operating income (“AOI”) so that the impact of the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with MSG Entertainment is no longer excluded.

The Company believes that presenting AOI, a non-GAAP measure, is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. The Company defines adjusted operating income (loss) as operating income (loss) excluding (1) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (2) share-based compensation expense or benefit, (3) restructuring charges or credits, (4) gains or losses on sales or dispositions of businesses, (5) the impact of purchase accounting adjustments related to business acquisitions, and (6) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, the Company believes that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s

Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

The Company believes adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. Internally, the Company uses revenues and adjusted operating income (loss) as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows provided by (used in) operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.

All dollar amounts included in this Annex A are presented in thousands, except as otherwise noted. The following is a reconciliation of operating income (loss) (GAAP) to adjusted operating income (loss) (non-GAAP) for each of the fiscal years ended June 30, 2023, 2022 and 2021 as disclosed in our Annual Report on Form 10-K for the relevant fiscal year. See each of our Annual Reports on Form 10-K for the fiscal year ended June 30, 2023, June 30, 2022 and June 30, 2021 for additional information.

A-1

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

Year Ended June 30, 2023
Operating income	$85,174
Depreciation and amortization	3,577
Share-based compensation	25,203
Remeasurement of deferred compensation plan liabilities	1,091

Adjusted operating income(1)	$115,045

(1)

The Company has amended its definition of adjusted operating income to include the impact of the non-cash portion of operating lease costs related to the Company’s arena license agreements with MSG Entertainment. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating expense includes operating lease costs of (i) $41,524 of expense paid in cash for the twelve months ended June 30, 2023, and (ii) a non-cash expense $26,096 for the twelve months ended June 30, 2023.

Year Ended, June 30, 2022
Operating income	$86,080
Deferred rent	27,305
Depreciation and amortization	5,042
Share-based compensation	24,245
Restructuring charges	—
Remeasurement of deferred compensation plan liabilities	(461)

Adjusted operating income	$142,211

Year Ended, June 30, 2021
Operating loss	$(78,443)
Deferred rent	28,305
Depreciation and amortization	5,574
Share-based compensation	30,437
Restructuring charges	1,597
Remeasurement of deferred compensation plan liabilities	—

Adjusted operating income	$(12,530)

A-2

MADISON SQUARE GARDEN SPORTS MADISON SQUARE GARDEN SPORTS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 SCAN TO VIEW MATERIALS & VOTE YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 10, 2023 (December 6, 2023 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting—Go to www.virtualshareholdermeeting.com/MSGS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 10, 2023 (December 6, 2023 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Sports Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 10, 2023 (December 6, 2023 for participants in the AMC Networks Inc. 401(k) Plan). If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24067-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you do not wish to vote on the line below. MADISON SQUARE GARDEN SPORTS CORP. For All Withhold All For All Except Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3 below, as more fully described in the accompanying Proxy Statement. The Board of Directors recommends you vote FOR ALL the following director nominees: 1. Election of the following nominees as directors: (01) Joseph M. Cohen (02) Richard D. Parsons (03) Nelson Peltz (04) Ivan Seidenberg (05) Anthony J. Vinciquerra The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of our independent registered public accounting firm. 3. Approval of, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.  FOLD AND DETACH HERE V24068-TBD    CLASS A PROXY CARD MADISON SQUARE GARDEN SPORTS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 11, 2023 The undersigned hereby appoints Victoria M. Mink, Jamaal T. Lesane and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Sports Corp. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGS2023, on Monday, December 11, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Networks Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Networks Inc. 401(k) Plan, how to vote these shares. Your proxy card must be received no later than 11:59 p.m., Eastern Time, on December 6, 2023 so that the Trustee (who votes the shares on behalf of the AMC Networks Inc. 401(k) Plan participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)

MADISON SQUARE GARDEN SPORTS MADISON SQUARE GARDEN SPORTS CORP. TWO PENNSYLVANIA PLAZA NEW YORK, NY 10121 SCAN TO VIEW MATERIALS & VOTE YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 10, 2023. Have your proxy card in hand when you access the website and then follow the instructions provided. During The Meeting—Go to www.virtualshareholdermeeting.com/MSGS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on December 10, 2023. Have your proxy card in hand when you call and then follow the instructions provided. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Madison Square Garden Sports Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by December 10, 2023. If you vote by the Internet or by telephone you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24069-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MADISON SQUARE GARDEN SPORTS CORP. For All Withhold All For All Except To withhold to vote and for write any the individual number(s) Mark “For All Except” and write the nominee(s), of the nominee(s) for whom you do not wish to vote on the line below. Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3 below, as more fully described in the accompanying Proxy Statement. The Board of Directors recommends you vote FOR ALL the following director nominees: 1. Election of the following nominees as directors: (01) James L. Dolan (08) Thomas C. Dolan (02) Charles F. Dolan (09) Andrew Lustgarten (03) Charles P. Dolan (10) Stephen C. Mills (04) Marianne Dolan Weber (11) Alan D. Schwartz (05) Paul J. Dolan (12) Brian G. Sweeney (06) Quentin F. Dolan (13) Vincent Tese (07) Ryan T. Dolan The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of our independent registered public accounting firm. 3. Approval of, on an advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE V24070-TBD CLASS B PROXY CARD MADISON SQUARE GARDEN SPORTS CORP. Solicited by the Board of Directors for the Annual Meeting of Stockholders on December 11, 2023 The undersigned hereby appoints Victoria M. Mink, Jamaal T. Lesane and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Madison Square Garden Sports Corp. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MSGS2023, on Monday, December 11, 2023, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR ALL of the director nominees in Proposal 1 and FOR Proposals 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of the Company. (Continued and to be signed on the reverse side)